UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4 /A
Amendment No. 1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2000
(Primary Standard Industrial Classification Code Number)

20-2000871
(I.R.S. Employer Identification Number)

156 Valleyview Road, Kelowna, British Columbia, Canada V1X 3M4
Telephone: (250) 765-6424
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company
50 West Liberty, Suite 880, Reno, Nevada 89501. (755) 322-0626
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications To:
Macdonald Tuskey
Attention: William Macdonald
Suite 409 – 221 West Esplanade
North Vancouver, British Columbia V7M 3J3
Telephone: (604) 973-0580
Facsimile: (604) 973-0280

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the continuation described in this registration statement is approved by the stockholders of the registrant.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	[ ]
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2),(3)	Proposed Maximum Aggregate Offering Price(2),(3)	Amount of Registration Fee(3)
Common Shares	71,001,039	$1.18	$83,781,226.02	$10,430.75(4)

Notes

(1)

Based upon the number of common shares of Lexaria Bioscience Corp., a British Columbia corporation, expected to be issued to the existing stockholders of Lexaria Bioscience Corp., a Nevada corporation, on a one-for-one basis upon completion of the continuation described in this registration statement and based on 71,001,039 shares of common stock of Lexaria Bioscience Corp., a Nevada corporation, outstanding as of February 5, 2018.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and (f) under the Securities Act of 1933.

(3)	Based on the average of the last reported bid and ask price per share ($1.16 bid; $1.20 ask) for the registrant's common stock on February 5, 2018 as reported by the OTC Markets on the OTCQX.

(4)	Previously Paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

LEXARIA BIOSCIENCE CORP.
156 Valleyview Road, Kelowna, British Columbia, Canada V1X 3M4

NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ♦, 2018

Dear Stockholder:

Our annual and special meeting of stockholders will be held at the office of our law firm, Macdonald Tuskey, located at Suite 409 – 221 West Esplanade, North Vancouver, British Columbia V7M 3J3, Canada, at 10:00 a.m., local time, on ♦, ♦, 2018 for the following purposes:

1.	our corporate jurisdiction will be changed from the State of Nevada to the Province of British Columbia, Canada by means of a process called a “conversion” and a “continuation”;

2.	To elect Chris Bunka, John Docherty, Nicholas Baxter and Ted McKechnie as the directors of our company;

3.	To ratify the continued appointment of Davidson & Company LLP, Chartered Accountants, as our independent registered public accounting firm for the fiscal year ending August 31, 2018; and

4.	To transact such other business as may properly come before the annual and special meeting or any adjournment thereof.

These items of business are more fully described in the accompanying proxy statement/prospectus.

Our board of directors has fixed the close of business on ♦, 2018 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual and special meeting or any adjournment thereof. Only the stockholders of record on the record date are entitled to vote at the annual and special meeting.

Appraisal rights are available to the stockholders of record for their shares of our common stock under Chapter 92A.300 – 92A.500 (inclusive) of the Nevada Revised Statutes, a copy of which is attached as Schedule “B” to the accompanying proxy statement/prospectus. See “Appraisal Rights” beginning on page 25 of the accompanying proxy statement/prospectus for a discussion of appraisal rights and how to exercise them.

Whether or not you plan on attending the annual and special meeting, we ask that you vote by proxy by following the instructions provided in the enclosed proxy card as promptly as possible. If your shares are held of record by a broker, bank, or other nominee, please follow the voting instructions sent to you by your broker, bank, or other nominee in order to vote your shares.

Even if you have voted by proxy, you may still vote in person if you attend the annual and special meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual and special meeting, you must obtain a valid proxy issued in your name from that record holder.

Sincerely,

By Order of the Board of Directors

Chris Bunka
Chief Executive Officer and Chairman of the Board ofDirector
♦, 2018

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated ______________, 2018

Proxy Statement/Prospectus

LEXARIA BIOSCIENCE CORP.

Dear Stockholder:

You are cordially invited to attend an annual and special meeting of stockholders to be held at the office of our law firm, Macdonald Tuskey, located at Suite 409 – 221 West Esplanade, North Vancouver, British Columbia V7M 3J3, Canada, at 10:00 a.m., local time, on ♦, ♦, 2018 for the following purposes:

1.

To approve the plan of conversion, a copy of which is attached as Schedule “A” to this proxy statement/prospectus, whereby our corporate jurisdiction will be changed from the State of Nevada to the Province of British Columbia, Canada by means of a process called a “conversion” and a “continuation”;

2.	To elect Chris Bunka, John Docherty, Nicholas Baxter and Ted McKechnie as the directors of our company;

3.	To ratify the continued appointment of Davidson & Company LLP, Chartered Accountants, as our independent registered public accounting firm for the fiscal year ending August 31, 2018; and

4.	To transact such other business as may properly come before the annual and special meeting or any adjournment thereof.

Following the completion of the continuation, we anticipate that our common shares will continue to be quoted on the OTC Markets OTCQX under a new symbol, “LXRPF”. We also anticipate that our common shares will continue to be listed on the Canadian Securities Exchange under our current symbol “LXX”.

See the “Risk Factors” beginning on page 10 of this proxy statement/prospectus for a discussion of certain risks that you should consider as stockholders of our company in regards to the continuation, and the ownership of shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated _____________, 2018 and is first being sent or given to our stockholders on or about _____________, 2018

This proxy statement/prospectus incorporates important business and financial information about our company that is not included in or delivered with this document. This information is available without charge to our stockholders upon written or oral request. Requests should be made to our company at the following address.

LEXARIA BIOSCIENCE CORP.
Attention: President
156 Valleyview Road, Kelowna, British Columbia, Canada V1X 3M4
Telephone: (250) 765-6424

To obtain timely delivery, you must request the information no later than ♦, 2018.

TABLE OF CONTENTS

PROXY STATEMENT/PROSPECTUS SUMMARY	9
Our Business	9
Summary of Financial Data	9
Proposal 1 – The Continuation	9
Reasons for the Change of Our Corporate Jurisdiction	10
Regulatory Approvals	10
Appraisal Rights	10
Certain Tax Consequences for Stockholders	11
Our Authorized Capital after the Change of Our Corporate Jurisdiction	12
Accounting Treatment of the Change of Our Corporate Jurisdiction	12
How the Change of Our Corporate Jurisdiction will Affect Your Rights as a Stockholder	12
Exchange of Share Certificates	12
Reporting Obligations under Securities Laws	12
Quotation on the OTCQX and Listing on the Canadian Securities Exchange	13
Proposal 2 – Election of Directors	13
Proposal 3 - Ratification of the Continued Appointment of the Independent Registered Public Accounting Firm	13

RISK FACTORS	13
Risks Relating to the Continuation	13
Risks Associated With Our Business	15
Risks Associated with Our Company	19
Risks Associated with Our Common Stock	21

FORWARD-LOOKING STATEMENTS	22

QUESTIONS AND ANSWERS ABOUT THE ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS	23
Why am I receiving these materials?	23
What is included in these materials?	23
What items will be voted at the annual and special meeting?	23
What do I need to do now?	23
Who can vote at the annual and special meeting?	23
How many votes do I have?	23
How do I vote my shares?	23
What is the difference between a stockholder of record and a “street name” holder?	24
What does it mean if I receive more than one proxy card?	24
What vote is required for the election of directors or for the approval of a proposal?	24
How are votes counted?	24
What happens if I do not make specific voting choices?	25
What is the quorum requirement?	25
How does the board of directors recommend that I vote?	25
Can I change my vote after submitting my proxy?	25
How can I attend the annual and special meeting?	25
Who pays the cost of proxy preparation and solicitation?	26

PROPOSAL 1 – THE CONTINUATION	26
General Overview of the Continuation	26
Certain Terms of the Plan of Conversion	27
Appraisal Rights	28
Reasons for the Continuation	29
Corporate Law Requirements	29
Exchange of Share Certificates	30
Description of Our Securities after the Continuation	30
Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction	31
Accounting Treatment of the Change of Our Corporate Jurisdiction	36
Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction	36
Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction	40

Reporting Obligations under Securities Laws	43
Quotation on the OTCQX and Listing on the Canadian Securities Exchange	44

PROPOSAL 2 – ELECTION OF DIRECTORS	44

PROPOSAL 3 – RATIFICATION OF THE CONTINUED APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44

EXPERTS AND COUNSEL	45

INTEREST OF NAMED EXPERTS AND COUNSEL	45

DESCRIPTION OF BUSINESS	45
Corporate History	45
Subsidiaries	46
Our Business	46
Patents and Trademarks	55

DESCRIPTION OF PROPERTY	56
Principal Offices	56

LEGAL PROCEEDINGS	56

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	57
Market for Securities	57
Holders of Our Common Stock	57
Dividends	57

FINANCIAL STATEMENTS	58

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	123
Plan of Operations	123
Results of Operations – Three Months Ended November 30, 2017	126
Results of Operations – Years Ended August 31, 2017 and May 31, 2016
Liquidity and Financial Condition
Contractual Obligations	130
Going Concern	130
Internal and External Sources of Liquidity
Critical Accounting Policies
New Accounting Pronouncements

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	132
Directors and Executive Officers	132
Family Relationships	134
Involvement in Certain Legal Proceedings	134
Corporate Governance	135
Section 16(a) Beneficial Ownership Compliance	137

EXECUTIVE COMPENSATION	137
Summary Compensation	137
Grants of Plan-Based Awards Table	138
Outstanding Equity Awards at Fiscal Year End	141
Option Exercises	141
Compensation of Directors	142
Pension, Retirement or Similar Benefit Plans	142
Indebtedness of Directors, Senior Officers, Executive Officers and Other Management	142
Compensation Committee Interlocks and Insider Participation	142
Compensation Committee Report	142

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	142

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	142

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	144
Audit fees	144
Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm	144

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	144

“HOUSEHOLDING” OF PROXY MATERIALS	144

STOCKHOLDER PROPOSALS	145

WHERE YOU CAN FIND MORE INFORMATION	145

OTHER MATTERS	145

SCHEDULE “A” PLAN OF CONVERSION	147

SCHEDULE “B” NEVADA REVISED STATUTES	175

_________________________________

In this proxy statement/prospectus, unless otherwise specified, the terms “we”, “us”, “our” and “Lexaria” mean Lexaria Bioscience Corp., a Nevada corporation whose shares you currently own. The term “you” means you, the reader and a stockholder of our company. The term “Lexaria BC” means Lexaria Bioscience Corp., a British Columbia corporation whose shares you are expected to own after we change the corporate jurisdiction of our company from the State of Nevada to the Province of British Columbia.

All references to currency in this proxy statement/prospectus are in United States dollars unless otherwise stated and all financial statements are prepared in accordance with United States generally accepted accounting principles. Unless otherwise stated, conversion of Canadian dollars to United States dollars has been calculated at an exchange rate of CDN$1 equals US$0.75.

Please read this proxy statement/prospectus carefully. You should rely only on the information contained in this proxy statement/prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this proxy statement/prospectus is accurate as of any date other than the date on the front cover of this proxy statement/prospectus.

PROXY STATEMENT/PROSPECTUS SUMMARY

This section highlights selected information in this proxy statement/prospectus. The summary may not contain all of the information important to you. To understand the proposals to be voted upon at the annual and special meeting, you should read this entire document carefully, including the schedules to this proxy statement/prospectus. See also “Where You Can Find More Information.” The plan of conversion, a copy of which is attached as Schedule “A” to this proxy statement/prospectus, contains the terms and conditions of the continuation, including the proposed articles of Lexaria BC.

Our Business

We were incorporated in the State of Nevada on December 9, 2004. We were an exploration and development oil and gas company engaged in the exploration for and development of petroleum and natural gas in North America from the date of incorporation until 2014. During 2014 we submitted an application to enter the legal medical marijuana business in Canada (since retracted), acquired certain biotechnology-related intellectual property, and also launched a hemp oil-based food supplement company in the USA. We maintain our registered agent's office and our U.S. business office at Nevada Agency and Transfer Company, 50 West Liberty, Suite 880, Reno, Nevada 89501. Our US telephone number is (755) 322-0626. The address of our principal executive office is 156 Valleyview Rd., Kelowna, BC, Canada, V1X 3M4.

Our common stock is quoted on the OTCQX under the symbol "LXRP" and on the Canadian Securities Exchange under the symbol “LXX”.

Our company currently pursues business opportunities in diverse industries including the food sciences, technology licensing, and ready-to-eat food sectors. Our food sciences activities include the development of our proprietary nutrient infusion technologies for the production of superfoods, and the production of enhanced food products under our two consumer product brands, ViPovaTM and Lexaria Energy. Our patented and patent-pending lipid nutrient infusion technology is believed to enable higher bioavailability rates for CBD; THC; NSAIDs; vitamins; nicotine and other molecules than is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery. Lexaria has caused to be filed several patent pending applications with the US Patent and Trademark Office (“USPTO”), and also internationally under the Patent Cooperation Treaty (PCT). On October 26, 2016, the USPTO issued U.S. Patent No. 9,474,725 (granted June 15 2017 in Australia No. 2015274698), Cannabinoid Infused Food and Beverage Compositions and Methods of Use Thereof, pertaining to Lexaria’s method of improving bioavailability and taste of certain cannabinoid lipophilic active agents in food products. On October 31, 2017, we announced that the USPTO has issued a notice of allowance for our patent application no. 15/225,799, “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof” and on December 13, 2017 we announced that the USPTO had granted this patent. That application pertains to the use of Lexaria’s DehydraTECHTM technology as a delivery platform for all cannabinoids including THC, for fat soluble vitamins, non-steroidal anti-inflammatory pain medications (“NSAIDs”), and for nicotine. On November 9, 2017, we announced our filing of a new patent application with the USPTO for the use of our DehydraTECHTM technology for delivery of phosphodiesterase type 5 (PDE5) inhibitors such as sildenafil and tadalafil, which are commonly sold under the trade names ViagraTM and CialisTM, respectively. Lexaria hopes to reduce other common but less healthy ingestion methods such as smoking as it embraces the benefits of public health.

Proposal 1 – The Continuation

On August 31, 2017, our board of directors determined that it would be in the best interest of our company to change our corporate jurisdiction from the State of Nevada to the Province of British Columbia, Canada. We intend to change the corporate jurisdiction of Lexaria from the State of Nevada to the Province of British Columbia, Canada by means of a process called a “conversion” under the Nevada Revised Statutes and a “continuation” under the Business Corporations Act (British Columbia).

If our stockholders approve the proposed continuation then we intend to file articles of conversion with the Secretary of State of Nevada and a continuation application with the Registrar of Companies of British Columbia. Upon receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation and will be governed by the laws of British Columbia. The assets and liabilities of the British Columbia corporation immediately after the continuation will be identical to the assets and liabilities of the Nevada corporation immediately prior to the continuation. The officers and directors of our company immediately before the continuation becomes effective will be the officers and directors of the British Columbia corporation. The change of our corporate jurisdiction will not result in any material change to our business and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of our common stock will become one common share of the British Columbia corporation.

The continuation and the plan of conversion are also subject to approval by the holders of a majority of the outstanding shares of our common stock and the Canadian Securities Exchange.

Our board of directors approved the plan of conversion as being in the best interest of our company and recommends that you vote “for” the approval of the plan of conversion.

Our board of directors recommends that you vote FOR the approval of the plan of conversion.

Reasons for the Change of Our Corporate Jurisdiction

We believe that the change of our corporate jurisdiction from the State of Nevada to the Province of British Columbia, Canada will more accurately reflect our operations, which are headquartered in and managed from the Province of British Columbia, Canada. We also believe that changing our corporate jurisdiction to the Province of British Columbia, Canada more accurately reflects the identity of our company because Canada is the country from which we have derived much of our financing, and our common stock is listed on the Canadian Securities Exchange in Canada. Furthermore, all of our officers and the majority of our directors are located in Canada, and a large amount of our issued and outstanding stock is owned of record by persons not resident in the United States. We believe that the change of our corporate jurisdiction may also enable us to qualify as a “foreign private issuer” in the United States. As a foreign private issuer, we believe that our regulatory compliance costs may decrease and our ability to raise capital should improve because it should, under certain circumstances, enable us to issue securities in private placement offerings with a four-month hold period (for which we believe there is more demand than there is for securities issued in a private placement with a minimum hold period of six months, which is currently the case) without limiting our access to the U.S. capital markets.

Regulatory Approvals

In order for our company to carry out the continuation, it will be necessary for us to comply with the provisions of the corporate law of the State of Nevada and the Business Corporations Act (British Columbia). Under the Nevada corporate law, a Nevada corporation is required to obtain approval from the holders of a majority of its voting power in order to carry out a conversion. We are now seeking approval from the holders of a majority of the outstanding shares of our common stock.

Our directors and executive officers, who currently hold approximately 30% of our outstanding common stock, have indicated that they intend to vote for the approval of the continuation.

If our stockholders approve the continuation, then we intend to file articles of conversion with the Secretary of State of Nevada. After that, we intend to submit a continuation application to the Registrar of Companies of British Columbia. Upon the filing of the continuation application and subsequent receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation.

The continuation is subject to the approval of the Canadian Securities Exchange.

Appraisal Rights

Under Nevada law, our stockholders are entitled, after complying with certain requirements of Nevada law, to dissent from approval of the continuation pursuant to Chapter 92A of the Nevada Revised Statutes (“NRS”) and to be paid the “fair value” of their shares of our common stock exclusive of any element of value arising from the accomplishment or expectation of the continuation, if the continuation is completed. Stockholders electing to exercise these appraisal rights must comply with the provisions of Chapter 92A of the NRS in order to perfect their rights. We will require strict compliance with the statutory procedures.

Please refer to the discussion of “Appraisal Rights” beginning on page 25 of this proxy statement/prospectus for a more comprehensive discussion of appraisal rights and how to exercise them. A copy of Chapter 92A of the NRS is attached as Schedule “B” to this proxy statement/prospectus.

Certain Tax Consequences for Stockholders

The following is a brief summary of certain tax consequences the change of our corporate jurisdiction may have for our company and our stockholders. You should consult your own tax advisers with respect to your particular circumstances. A more detailed summary of the factors affecting the tax consequences for our company and our stockholders is set out under “Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” and “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” on pages 33 and 37, respectively, of this proxy statement/prospectus.

United States Federal Income Tax Consequences

Lexaria BC may be treated as a U.S. corporation for U.S. federal income tax purposes. Lexaria BC, a non-U.S. corporation generally would be classified as a non-U.S. entity (and, therefore, non-U.S. tax residents) under general rules of U.S. federal income taxation. However, Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”), contains rules that can result in a non-U.S. corporation being taxed as a U.S. corporation for U.S. federal income tax purposes, unless certain specific tests regarding the level of business activities are satisfied. Based on the anticipated level of business activities of Lexaria BC and its relevant affiliates, it is unclear whether the tests would be satisfied. Satisfaction of these tests will not be finally determined until after the time of the Change of Jurisdiction. If it were determined that Lexaria BC would be taxed as a U.S. corporation for U.S. federal income tax purposes, Lexaria BC may be liable for both Canadian and U.S. taxes, which could have a material adverse effect on its financial condition and results of operations.

On the other hand, if Lexaria BC is to be treated as a non-U.S. corporation for U.S. federal tax purposes, certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if Lexaria BC were treated as a passive non-U.S. investment company (“PFIC”) for any taxable year during which the U.S. Holder holds Lexaria BC shares. Lexaria BC may be classified as a PFIC and there can be no assurance that Lexaria BC or any of its non-U.S. corporate subsidiaries would not be treated as a PFIC for any taxable year. If Lexaria BC were treated as a PFIC, U.S. Holders of Lexaria BC shares could be subject to certain adverse U.S. federal income tax consequences with respect to a gain realized on a taxable disposition of such shares, and certain distributions received on such shares. In addition, dividends received with respect to Lexaria BC shares or with respect to the relevant non-U.S. corporate subsidiary, as applicable, would not constitute qualified dividend income eligible for preferential tax rates if Lexaria BC or the relevant non-U.S. corporate subsidiary, as applicable, were treated as a PFIC for the taxable year of the distribution or for its preceding taxable year. Certain elections may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment.

Canadian Federal Income Tax Consequences

As a result of the continuation, Lexaria will be considered to have disposed of its assets to Lexaria BC for proceeds equal to their fair market value. Lexaria will be subject to Canadian federal income tax liabilities with respect to any gains realized as a result of the deemed disposition of all of its assets that constitute “taxable Canadian property” for the purposes of the Canadian federal income tax.

The continuation will not cause a disposition or deemed disposition of the shares of Lexaria held by any stockholder, and therefore will not cause the realization of any capital gain or capital loss by the stockholder in respect of such shares. For a more detailed summary of the Canadian federal income tax consequences, please see “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” on page 37 of this proxy statement/prospectus.

Our Authorized Capital after the Change of Our Corporate Jurisdiction

The application for the continuation provides that our authorized capital after the change of our corporate jurisdiction will consist of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. Our certificate of incorporation presently provides that our authorized capital is 220,000,000 shares of common stock with a par value of $0.001 per share.

Accounting Treatment of the Change of Our Corporate Jurisdiction

For United States accounting purposes, the change of our corporate jurisdiction from the State of Nevada to the Province of British Columbia, Canada by means of the continuation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Lexaria BC based on existing carrying values at the date of the exchange. The historical comparative figures of Lexaria BC will be those of Lexaria.

We currently prepare our financial statements in accordance with the United States generally accepted accounting principles but will begin to report our financial statements in accordance with IFRS after the consummation of the change of our corporate jurisdiction.

How the Change of Our Corporate Jurisdiction will Affect Your Rights as a Stockholder

You will continue to hold the same number of shares you now hold following the change of our corporate jurisdiction from the State of Nevada to the Province of British Columbia, Canada. However, the rights of stockholders under Nevada law differ in certain substantive ways from the rights of stockholders under British Columbia law. Examples of some of the changes in stockholder rights which will result from the change of our corporate jurisdiction are described in the discussion of “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” beginning on page 28.

Exchange of Share Certificates

Upon the effectiveness of the continuation, Lexaria BC will mail a letter of transmittal with instructions to each holder of record of shares of Lexaria outstanding immediately before the effective time of the continuation for use in exchanging certificates formerly representing shares of Lexaria for certificates representing shares of Lexaria BC. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from Lexaria BC. See page 27 for a more complete discussion regarding the exchange of share certificates.

Reporting Obligations under Securities Laws

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under both the United States and Canadian securities laws. However, these requirements should be reduced because we would no longer be a United States company.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission on annual reports on Form 10-K and our unaudited interim financial statements with the Securities and Exchange Commission on quarterly reports on Form 10-Q. Additionally, we are a reporting issuer in the Provinces of British Columbia and Alberta. Upon completion of the continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934. As a foreign private issuer, we anticipate that we will file an annual report on Form 20-F each year with the Securities and Exchange Commission. We will not be required to file interim quarterly reports on Form 10-Q, however we will be required to file our interim financial statements and management’s discussion and analysis, in the form required by Canadian securities legislation, with the Securities and Exchange Commission on Form 6-K. We anticipate that we will prepare our financial statements in accordance with IFRS subsequent to the change of our corporate jurisdiction.

In addition, as a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will no longer be subject to the insider reporting requirements of Section 16(b) of the Securities Exchange Act of 1934 and we will no longer be subject to the proxy rules of Section 14 of the Securities Exchange Act of 1934. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to us upon completion of the continuation.

Whether or not we change our corporate jurisdiction to the Province of British Columbia, Canada, we will remain subject to Canadian disclosure requirements including those requiring that we publish news releases, file reports about material changes to or for our company, send you information circulars with respect to meetings of our stockholders, file annual and quarterly financial statements and related management’s discussion and analysis and those that require that our officers, directors and major shareholders file reports about trading in our shares.

Quotation on the OTCQX and Listing on the Canadian Securities Exchange

Our common stock is quoted on the OTCQX Board under the symbol “LXRP” and our shares are listed for trading on the Canadian Securities Exchange under the symbol “LXX”. We expect that immediately following the continuation, the common shares of Lexaria BC will continue to be quoted on the OTCQX under the new symbol “LXRPF”, and listed on the Canadian Securities Exchange under the current symbol “LXX”.

Proposal 2 – Election of Directors

Our board of directors has nominated Chris Bunka, John Docherty, Nicholas Baxter and Ted McKechnie as candidates for directors to be elected at the annual and special meeting. These nominees are all of our current directors.

Each director who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Any director may resign his or her office at any time and may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors.

Our board of directors recommends that you vote FOR the nominees.

Proposal 3 - Ratification of the Continued Appointment of the Independent Registered Public Accounting Firm

Our board of directors is asking our stockholders to ratify the continued appointment of Davidson & Company LLP, Chartered Accountants, as our independent registered public accounting firm for the fiscal year ending August 31, 2018.

Our board of directors recommends that you vote FOR the ratification.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this proxy statement/prospectus in evaluating the proposed continuation, our company and our business. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Relating to the Continuation

We may still be treated as a U.S. corporation and taxed on our worldwide income after the continuation.

The continuation of our company from the State of Nevada to the Province of British Columbia, Canada is considered a migration of our company from the State of Nevada to the Province of British Columbia, Canada. Certain transactions whereby a U.S. corporation migrates to a foreign jurisdiction can be considered by the United States Congress to be an abuse of the U.S. tax rules because thereafter the foreign entity is not subject to U.S. tax on its worldwide income. Section 7874(b) of the Internal Revenue Code of 1986, as amended (the “Code”), was enacted in 2004 to address this potential abuse. Section 7874(b) of the Code provides generally that certain corporations that migrate from the United States will nonetheless remain subject to U.S. tax on their worldwide income unless the migrating entity has substantial business activities in the foreign country to which it is migrating when compared to its total business activities.

If Section 7874(b) of the Code applies to the migration of our company from the State of Nevada to the Province of British Columbia, Canada, our company would continue to be subject to United States federal income taxation on its world-wide income. Section 7874(b) of the Code could apply to our migration unless we have substantial business activities in Canada when compared to our total business activities.

If Lexaria BC is treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code, then Lexaria BC believes the Continuation would be treated as a reorganization under Section 368(a) of the Code and the following U.S. federal income tax consequences generally would result for U.S. Holders:

(a) no gain or loss will be recognized by a U.S. Holder on the exchange of Lexaria Shares for Lexaria BC Shares pursuant to the Continuation;
(b) the tax basis of a U.S. Holder in the Lexaria BC Shares acquired in exchange for Lexaria Shares pursuant to the Continuation would be equal to such U.S. Holder’s tax basis in Lexaria Shares exchanged;
(c) the holding period of a U.S. Holder with respect to the Lexaria BC Shares acquired in exchange for Lexaria Shares pursuant to the Continuation will include such U.S. Holder’s holding period for Lexaria Shares; and
(d) U.S. Holders who exchange Lexaria Shares for Lexaria BC Shares pursuant to the Continuation generally would be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Continuation occurs, and to retain certain records related to the Continuation.

We may be classified as a Passive Foreign Investment Company as a result of the continuation.

Sections 1291 to 1298 of the Code contain the Passive Foreign Investment Company (“PFIC”) rules. These rules generally provide for punitive treatment to “U.S. holders” (as defined in the section titled “Certain United States Federal Income Tax Consequences”) of PFICs. A foreign corporation is classified as a PFIC if more than 75% of its gross income is passive income or more than 50% of its assets produce passive income or are held for the production of passive income. These rules would not apply if the Section 7874(b) rules, as noted above, deem Lexaria BC to be considered as a U.S. corporation for U.S. federal tax purposes.

Because we expect that most of our assets after the continuation will be cash or cash equivalents and shares of our wholly-owned subsidiary, we may in the future be classified as a PFIC if Section 7874 is not applicable.  If we are classified as a PFIC after migration, then the holders of shares of our company who are U.S. taxpayers may be subject to PFIC provisions which may impose U.S. taxes, in addition to those normally applicable, on the sale of their shares of our company or on distribution from our company.

If we complete the continuation, we will no longer be required to file quarterly financial statements that have been reviewed by our independent auditors on Forms 10-Q, as required by the Securities Exchange Act of 1934.

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under United States securities laws. However, these requirements could be reduced because we will no longer be incorporated in a state of the United States.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission with our annual reports on Form 10-K and we file our unaudited interim financial statements with the Securities and Exchange Commission with our quarterly reports on Form 10-Q. Upon completion of the continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934, as amended. As a foreign private issuer, we anticipate that we will be eligible to file our annual reports each year with the Securities and Exchange Commission on Form 20-F. As a foreign private issuer filing annual reports on Form 20F, we would not be required to file quarterly reports on Forms 10-Q. Instead, we would file with the Securities and Exchange Commission on a quarterly basis interim financial statements that are not required to be reviewed by our auditors, together with management’s discussion and analysis in the form required under Canadian securities legislation. We anticipate that we will begin to prepare our financial statements in accordance with IFRS subsequent to the change of our corporate jurisdiction.

If we complete the continuation, insiders of our company will no longer be required to file insider reports under Section 16(a) of the Securities Exchange Act of 1934 and they will no longer be subject to the “short swing profit rule” of Section 16(b) of the Securities Exchange Act of 1934.

As a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will be subject to the insider filing requirements imposed by Canadian securities laws but they will be exempt from the insider requirements imposed by Section 16 of the Securities Exchange Act of 1934. The Canadian securities laws do not impose on insiders any equivalent of the “short swing profit rule” imposed by Section 16 and, after completion of the continuation, our insiders will not be subject to liability for profits realized from any “short swing” trading transactions, or a purchase and sale, or a sale and purchase, of our equity securities within less than six months. As a result, our stockholders may not enjoy the same degree of protection against insider trading as they would under Section 16 of the Securities Exchange Act of 1934.

If we complete the continuation, our company will no longer be required to comply with Regulation FD.

Regulation FD, which was promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 to prevent certain selective disclosure by reporting companies, does not apply to non-United States companies and will not apply to us upon completion of the continuation. As a result, our stockholders may not enjoy the same degree of protection against selective disclosure as they would under Section 16 of the Securities Exchange Act of 1934.

Your rights as a stockholder of our company will change as a result of the continuation.

Because of the differences between Nevada law and British Columbia law, your rights as a stockholder will change if the continuation is completed. For a detailed discussion of these differences, see “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction.” beginning at page 28 of this proxy statement/prospectus.

The market for shares of our company as a British Columbia corporation may differ from the market for shares of our company as a Nevada corporation.

Although we anticipate that our common shares will requalify to be quoted on the OTC Markets Group Inc.’s OTCQX and be listed on the Canadian Securities Exchange following the completion of the continuation, the market prices, trading volume and volatility of the shares of our company as a British Columbia corporation could be different from those of the shares of our company as a Nevada corporation. We cannot predict what effect, if any, the continuation will have on the market price prevailing from time to time or the liquidity of our common shares.

The exercise of dissent and appraisal rights by our shareholders may adversely impact Lexaria BC.

Pursuant to the Dissenters Rights Provisions of Nevada corporate law, if the conversion and continuation is completed, former stockholders who did not vote in favor of the continuation may elect to have the company purchase their shares for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding. The fair value means the value of such shares immediately before the effectuation of the continuation excluding any appreciation or depreciation in anticipation of the continuation, unless exclusion of any appreciation or depreciation would be inequitable. If sufficient shareholders elect to have us purchase their shares, the liability resulting from the fair value of those shares will adversely impact the financial condition of the company, cause significant volatility in the price of the our company’s common shares, or materially impair the ability of our company to execute its plan of operation.

Risks Associated With Our Business

Because there is no assurance that we will generate material revenues, we face a high risk of business failure.

There can be no assurance that our current or future products will be successful, and we cannot be sure that our overall business model within any particular sector will ever come to fruition, and if they do, will not decline over time. We may not recover all or any portion of our capital investment in product development, marketing, or other aspects of the business. Although we will exercise due consideration in our development of new products, and the marketing of them, ultimate consumer acceptance of these products is not reliably forecastable.

In addition, our product development plans may be curtailed, delayed or cancelled as a result of lack of adequate capital and other factors, such as weather, compliance with governmental regulations, current and forecasted prices for input costs of food products and changes in the estimates of costs to complete the projects. We will continue to gather information about our planned products, and it is possible that additional information may cause our company to alter our schedule or determine that a product should not be pursued at all. You should understand that our plans regarding our products are subject to change.

Our revenues now are generated from being a food sciences and products company. We should be considered to be a start-up: the revenue recognized for the year ended August 31, 2017 was $63,639.

The food industry is highly competitive and there is no assurance that we will be successful in developing or successfully selling products.

The food industry is intensely competitive. We compete with numerous individuals and companies, including many food manufacturing and production companies, which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable distribution channels, “shelf space” and salespeople in both the food industries as well as the legal cannabis industries. We cannot predict if the necessary funds can be raised to assist in our development of any distribution channels that may be helpful to our ability to generate sales and potential profits.

There can be no assurance that we will develop any product that will meet with widespread consumer acceptance.

Both new and established food and cannabis products fail to generate consumer interest on a regular basis. There is no assurance that a food or cannabis product that is successfully adopted by consumers at one time; will still be in demand at a future time. If we cannot develop and sell products in commercial quantities, our business may fail.

Even if we develop food or intellectual property-based products or revenue streams, the potential profitability of each depends upon factors beyond the control of our company.

The potential profitability of food products and of intellectual property revenue streams is dependent upon many factors beyond our control. For instance, prices and markets for food products are unpredictable, highly volatile, potentially subject to controls or any combination or other factors, and respond to changes in domestic, international, political, social and economic environments. These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

In addition, a product or technology that is initially successful and possibly even profitable may not remain so due to changes in consumer demand, regulatory environments, or other causes. There is no assurance that an initially successful product or technology will remain so.

Our failure to protect our intellectual property may have a material adverse effect on our ability to develop and commercialize our products.

Because patents involve complex legal and factual questions, the issuance, scope, validity, and enforceability of patents cannot be predicted with certainty.

Some of our patent pending applications may not be granted as patents. Even if patents are issued, they may not be issued with claims of sufficient breadth to protect our nutrient infusion technology or may not provide us with competitive advantage against competitors with similar products or technologies. Issued patents may be challenged, invalidated, or circumvented. If patents issued to us are invalidated or found to be unenforceable, we could lose the ability to exclude others from making, using or selling the inventions claimed. Moreover, an issued patent does not give us the right to use the patented technology or commercialize a product using the technology. Third parties may have blocking patents that could be used to prevent us from developing our products, selling our products, or commercializing our nutrient infusion technology. Others may also independently develop products or technologies similar to those that we have developed or may reverse engineer or discover our trade secrets through proper means.

Enforcing a claim that a third party infringes on, has illegally obtained or is using an intellectual property right, is expensive and time-consuming and the outcome is unpredictable. In addition, enforcing such a claim could divert management’s attention from our business. If any intellectual property rights were to be infringed, disclosed to, or independently developed by a competitor, our competitive position could be harmed. Any adverse outcome of such litigation or settlement of such dispute could subject us to significant liabilities and could put one or more of our patent pending applications at risk of being invalidated.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is risk that some of our confidential information could be compromised. This disclosure could provide our competitors with access to our proprietary information and may harm our competitive position.

The marketability of food products will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of food products will be affected by numerous factors beyond our control. These factors include market fluctuations in consumer preferences for various food items based on factors such as pricing, macro trends for certain ingredients or flavors, ruling by regulators on health issues associated with certain foods, and more. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Both food products and cannabis products are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Food production and safety operations, and cannabis products and sales operations, are subject to federal, state, and local laws relating to the protection of human health and safety. Food production and cannabis operations are each also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards through a wide variety of regulations. Various permits from government bodies may be required by us in order to conduct our business. Regulations and standards imposed by federal, provincial, or local authorities may be changed at any moment in time and any such changes may have material adverse effects on our activities. Changes in regulations are impossible to foresee and could be disruptive or destructive to our business plans and execution. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for contaminants or other damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

We are not the "operator" of vertically integrated food production facilities, and so we are exposed to the risks of our third-party operators.

We rely on the expertise of contracted third-parties for their judgment, experience and advice related to the manufacturing and/or packaging of our food products. We can give no assurance that these third party operators or consultants will always act in our best interests, and we are exposed as a third party to their operations and actions and advice in those operations and activities in which we are contractually bound.

Our management has limited experience and training in the food processing and manufacturing industries, and in the cannabis products industries, and could make uninformed decisions that negatively impact our operations and our company.

Because our management has limited experience and training in the food processing and manufacturing industry, and in the cannabis products industry, we may not have sufficient expertise to make informed best practices decisions regarding our operations. It is possible that, due to our limited knowledge, we might elect to undergo manufacturing processes and incur financial burdens that a more experienced food manufacturing team might elect not to complete. Our ability to internally evaluate food and cannabis operations and opportunities could be less thorough than that of a more highly trained management team.

Our company has no operating history and an evolving business model which raises doubt about our ability to achieve profitability or obtain financing.

Our company has no significant history of operations in the legal medical marijuana sector, the legal hemp oil infused products sector, or in the food products sector. Moreover, our business model is still evolving and subject to change. Our company's ability to continue as a going concern is dependent upon our ability to obtain adequate financing and to reach profitable levels of operations. In that regard we have no proven history of performance, earnings or success. There can be no assurance that we will achieve profitability or obtain future financing.

Uncertain demand for our products may cause our business plan to be unprofitable.

Demand for medical marijuana and for cannabis or hemp related products is dependent on a number of social, political and economic factors that are beyond the control of our company. While we believe that demand for marijuana and hemp products will continue to grow across North America, there is no assurance that such increase in demand will happen or that our endeavors will be profitable.

We may not acquire market share or achieve profits due to competition in our industries.

Our company operates in highly competitive marketplaces with various competitors. Increased competition may result in reduced gross margins and/or loss of market share, either of which would seriously harm its business and results of operations. Management cannot be certain that the company will be able to compete against current or future competitors or that competitive pressure will not seriously harm its business. Some of our company's competitors are much larger and have greater access to capital, sales, marketing and other resources. These competitors may be able to respond more rapidly to new regulations or devote greater resources to the development and promotion of their business model than the company can. Furthermore, some of these competitors may make acquisitions or establish co-operative relationships among themselves or with third parties in the industry to increase their ability to rapidly gain market share.

The speculative nature of our business plan may result in the loss of your investment.

Our operations are in the start-up stage only, and are unproven. We may not be successful in implementing our business plan to become profitable. There may be less demand for our services than we anticipate. There is no assurance that our business will succeed and you may lose your entire investment.

Changing consumer preferences may cause our planned products to be unsuccessful in the marketplace.

The decision of a potential client to purchase our products may be motivated by cultural phenomena or by perceived health or nutritional benefits. The cultural desirability or popularity of hemp related products is subject to change due to factors beyond our immediate control. Similarly, the perceived nutritional or health related benefits of our products are subject to change in light of continuing research or the introduction of competitive products. Changes in consumer and commercial preferences, or trends, toward or away from cannabis or hemp related products would have a corresponding impact on the development of the market for our current and planned products. There can be no assurance that the products supplied by our company and or its partners will be successful in establishing or maintaining a significant share of the consumer market.

General economic factors may negatively impact the market for our planned products.

The willingness of businesses to spend time and money on non-essential food and health products may be dependent upon general economic conditions; and any material downturn may reduce the likelihood of consumers incurring costs toward what some may consider a discretionary expense item. Willingness by customers to buy our products may be dependent upon general economic conditions and any material downturn may reduce the potential profitability of the food sciences or cannabis business sectors.

A wide range of economic and logistical factors may negatively impact our operating results.

Our operating results will be affected by a wide variety of factors that could materially affect revenues and profitability, including the timing and cancellation of customer orders and projects, competitive pressures on pricing, availability of personnel, and market acceptance of our services. As a result, we may experience material fluctuations in future operating results on a quarterly and annual basis which could materially affect our business, financial condition and operating results.

Loss of consumer confidence in our company or in our industry may harm our business.

Demand for our services may be adversely affected if consumers lose confidence in the quality of our services or the industry’s practices. Adverse publicity may discourage businesses from buying our services and could have a material adverse effect on our financial condition and results of operations.

The failure to secure customers may cause our operations to fail.

We currently do not have many long-term agreements with any customers. Many of our products and services may be provided on a “onetime” basis. Accordingly, we will require new customers on a continuous basis to sustain our operations.

We could be required to enter into fixed price contracts which will expose us to significant market risk.

Fixed price contracts require the service provider to perform all agreed services for a specified lump-sum amount. We anticipate a material percentage of our services will be performed on a fixed price basis. Fixed price contracts expose us to some significant risks, including under-estimation of costs, ambiguities in specifications, unforeseen costs or difficulties, and delays beyond our control. These risks could lead to losses on contracts which may be substantial and which could adversely affect the results of our operations.

If we fail to effectively and efficiently advertise, the growth of our business may be compromised.

The future growth and profitability of our food products business will be dependent in part on the effectiveness and efficiency of our advertising and promotional expenditures, including our ability to (i) create greater awareness of our services, (ii) determine the appropriate creative message and media mix for future advertising expenditures, and (iii) effectively manage advertising and promotional costs in order to maintain acceptable operating margins. There can be no assurance that we will experience benefits from advertising and promotional expenditures in the future. In addition, no assurance can be given that our planned advertising and promotional expenditures will result in increased revenues, will generate levels of service and name awareness or that we will be able to manage such advertising and promotional expenditures on a cost-effective basis.

Our success is dependent on our unproven ability to attract qualified personnel.

We will depend on our ability to attract, retain and motivate our management team, consultants and other employees. There is strong competition for qualified technical and management personnel in the food science sector, and it is expected that such competition will increase. Our planned growth will place increased demands on our existing resources and will likely require the addition of technical personnel and the development of additional expertise by existing personnel. There can be no assurance that our compensation packages will be sufficient to ensure the continued availability of qualified personnel who are necessary for the development of our business.

We may not be able to obtain all of the licenses necessary to operate our business, which would cause our business to fail.

Our operations may require licenses and permits from various governmental authorities to conduct our business activities. We believe that we will be able to obtain all necessary licenses and permits under applicable laws and regulations for our operations and believe we will be able to comply in all material respects with the terms of such licenses and permits. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that we will be able to obtain or maintain all necessary licenses and permits.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with our business plan, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Risks Associated with Our Company

We have a limited operating history on which to base an evaluation of our business and prospects and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have only relatively recently entered into the business that is our current operations and we have not yet generated any material revenues from our operations. In addition, our operating history has been restricted to the acquisition and exploration of our properties and subsequently the development of our current business and this does not provide a meaningful basis for an evaluation of our prospects. We anticipate that we will continue to incur operating costs without realizing any material revenues during the next fiscal year. During the 12 month period ending August 31, 2018, we expect to spend approximately $1,750,000 on the expansion of our business and operations and on general and administrative expenses. We therefore expect to continue to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from operations, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our independent certified public accounting firm, in the notes to the audited financial statements for the year ended August 31, 2017 states that there is a substantial doubt that we will be able to continue as a going concern.

We have experienced significant losses since inception. Although our management believes that we have sufficient funds to meet our obligations as they become due for the next twelve months, future failure to arrange adequate financing on acceptable terms and to achieve profitability would have an adverse effect on our financial position, results of operations, cash flows and prospects. Accordingly, there is substantial doubt that we will be able to continue as a going concern.

Without additional financing to develop our business plan, our business may fail.

Because we have generated only minimal revenue from our business and cannot anticipate when we will be able to generate meaningful revenue from our business, we will need to raise additional funds to conduct and grow our business. We do not currently have sufficient financial resources to completely fund the development of our business plan. We anticipate that we will need to raise further financing. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

Conflicts of interest between our company and our directors and officers may result in a loss of business opportunity.

Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our future operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	The corporation could financially undertake the opportunity;

•	The opportunity is within the corporation’s line of business; and

•	It would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. Despite our intentions, conflicts of interest may nevertheless arise which may deprive our company of a business opportunity, which may impede the successful development of our business and negatively impact the value of an investment in our company.

Because all of our officers and directors are located outside of the United States, you may have no effective recourse against them for misconduct and you may not be able to enforce judgment and civil liabilities against them.

All of our directors and officers are nationals and/or residents of countries other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Risks Associated with Our Common Stock

Trading on the OCTQB and CSE may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQX electronic quotation service operated by OTC Markets Group Inc. Trading in stock quoted on the OTCQX is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQX is not a stock exchange, and trading of securities on the OTCQX is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we do not intend to pay any dividends on our shares, investors seeking dividend income or liquidity should not purchase our shares.

We have not declared or paid any dividends on our shares since inception, and do not anticipate paying any such dividends for the foreseeable future. We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Investors seeking dividend income or liquidity should not invest in our shares.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this proxy statement/prospectus include statements about:

•	Our future product development and results,

•	Our future capital expenditures, and

•	Our future investments in and acquisitions of other companies or technologies.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

•	General economic and business conditions,

•	Exposure to market risks in our financial instruments,

•	Fluctuations in worldwide prices and demand for our products,

•	Fluctuations in the levels of our research and development activities,

•	Regulatory uncertainties and potential product liabilities,

•	Political changes in Canada and the United States, which could affect our operations there, and

•	The risks in the section of this proxy statement/prospectus entitled “Risk Factors”,

any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

Our board of directors is soliciting proxies for use at the annual and special meeting to be held at the office of our law firm, Macdonald Tuskey, located at Suite 409 – 221 West Esplanade, North Vancouver, British Columbia V7M 3J3, Canada, at 10:00 a.m., local time, on ♦, ♦, 2018 or at any adjournment of the meeting. These materials were first sent or given to our stockholders on or about ♦, 2018.

What is included in these materials?

These materials include:

•	the notice of the annual and special meeting of stockholders;

•	this proxy statement/prospectus for the annual and special meeting of stockholders; and

•	the proxy card.

What items will be voted at the annual and special meeting?

Our stockholders will vote on:

•

the approval of the plan of conversion, whereby our corporate jurisdiction will be changed from the State of Nevada to the Province of British Columbia, Canada by means of a process called a “conversion” and a “continuation”;

•	the election of directors; and

•	the ratification of the continued appointment of our independent registered public accounting firm.

What do I need to do now?

We urge you to carefully read and consider the information contained in this proxy statement/prospectus. We request that you cast your vote on each of the proposals described in this proxy statement/prospectus. You are invited to attend the annual and special meeting, but you do not need to attend the annual and special meeting in person in order to vote your shares. Even if you do not plan to attend the annual and special meeting, please vote by proxy by following the instructions provided in the proxy card.

Who can vote at the annual and special meeting?

Our board of directors has fixed the close of business on ♦, 2018 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual and special meeting or any adjournment. If you were a stockholder of record on the record date, you are entitled to vote at the annual and special meeting.

As of the record date, 71,001,039  shares of our common stock were issued and outstanding and no other voting securities were issued and outstanding. Therefore, a total of 71,001,039 votes are entitled to be cast at the annual and special meeting.

How many votes do I have?

On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on the record date. There is no cumulative voting.

How do I vote my shares?

If you are a stockholder of record, you may vote in person or by proxy.

•	To vote in person, come to the annual and special meeting, and we will give you a ballot when you arrive.

•

If you do not wish to vote in person or if you will not be attending the annual and special meeting, you may vote by proxy by mail, by telephone or via the Internet by following instructions provided in the proxy card.

If you hold your shares in “street name” and:

•

you wish to vote in person at the annual and special meeting, you must obtain a valid proxy from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the annual and special meeting. Please follow the instructions from your broker, bank or other nominee, or contact your broker, bank or other nominee to request a proxy card.

•

you do not wish to vote in person or you will not be attending the annual and special meeting, you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services Inc., then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you are still the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares. Street name holders are also invited to attend the annual and special meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your shares are held in “street name,” you should have received voting instructions with these materials from your broker, bank or other nominee. Please follow the voting instructions provided to ensure that your vote is counted.

What vote is required for the election of directors or for the approval of a proposal?

The proposals for approval and adoption of the plan of conversion must receive votes “For” from the holders of a majority of the outstanding shares of our common stock.

For the election of directors, the nominees who receive more votes “For” than the combined number of votes “Against” plus votes that abstain will be elected as directors. There is no cumulative voting in the election of directors.

For the ratification of the continued appointment of the independent registered public accounting firm to be approved, the proposals must receive more votes “For” than the combined number of votes “Against” plus votes that abstain.

How are votes counted?

For the approval and adoption of the plan of conversion, you may vote “For”, “Against”, or “Abstain” for the proposals. Votes that abstain and broker non-votes will have the same effect as “Against” votes.

For the election of directors, you may vote “For”, “Against”, or “Abstain” for each nominee for director. Votes that abstain will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote on the election of directors.

For the ratification of the continued appointment of the independent registered public accounting firm, you may vote “For”, “Against”, or “Abstain” for the proposals. Votes that abstain will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote on these proposals.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on a particular proposal because it does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

What happens if I do not make specific voting choices?

If you are a stockholder of record and you submit your proxy without specifying how you want to vote your shares, then the proxy holder will vote your shares in the manner recommended by our board of directors on all proposals.

If you hold your shares in street name and you do not give instructions to your broker, bank or other nominee to vote your shares, the rules that govern brokers, banks, and other nominees who are the stockholders of record of shares held in street name generally give the discretion to vote uninstructed shares on routine matters but withhold the discretion to vote them on non-routine matters.

What is the quorum requirement?

A quorum of stockholders is necessary for the transaction of business at the annual and special meeting. The presence in person or by proxy of stockholders entitled to cast at least one third of the shares entitled to vote at the annual and special meeting constitutes a quorum. Your shares will be counted towards the quorum requirement only if you or the registered holder of your shares is present in person or by proxy at the annual and special meeting. Votes that abstain and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the officer presiding at the meeting will have power to adjourn the meeting from time to time until a quorum is present.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“For” the approval of the plan of conversion;

•	“For” the election of all nominees for directors; and

•	“For” the ratification of the continued appointment of the independent registered public accounting firm.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the annual and special meeting. If you are a stockholder of record, you may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual and special meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the annual and special meeting and voting in person. Your attendance at the annual and special meeting will not automatically revoke your proxy unless you vote again at the annual and special meeting or specifically request in writing that your prior proxy be revoked. You may also request that your prior proxy be revoked by delivering to us at Lexaria Bioscience Corp., 156 Valleyview Road, Kelowna, British Columbia, Canada V1X 3M4, Attention: Chief Executive Officer, a written notice of revocation prior to the annual and special meeting.

If you hold your shares in street name, you will need to follow the voting instructions provided by your broker, bank or other nominee regarding how to revoke or change your vote.

How can I attend the annual and special meeting?

You may call us at (250) 765-6424 or the toll-free number 1-866-__________________________if you want to obtain directions in order to attend the annual and special meeting and vote in person.

You may be asked to present valid government issued picture identification, such as a driver’s license or passport, before being admitted to the annual and special meeting. If you hold your shares in street name, you will also need proof of ownership to be admitted to the annual and special meeting. A recent brokerage statement or letter from your broker, bank or other nominee is an example of proof of ownership.

Who pays the cost of proxy preparation and solicitation?

We pay the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for such services.

We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable charges and expenses.

Common Stock

Holders of our common stock have one vote for each share on each matter submitted to a vote of our stockholders. Except as otherwise provided by law or as provided in any resolution adopted by our board of directors providing for the issuance of any series of preferred stock, the holders of our common stock possess all voting power. There is no cumulative voting in the election of directors. According to our bylaws, generally, all elections and questions are decided by the vote of a majority in interest of our stockholders present in person or represented by proxy and entitled to vote at the meeting. According to our bylaws, generally, the presence in person or by proxy of our stockholders entitled to cast at least one third of the shares entitled to vote at the meeting constitutes a quorum. According to our bylaws, generally, any action required to be taken at the meeting of our stockholders, or any action which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon are present and voted. Our certificate of incorporation provides that our board of directors is expressly authorized to make, alter or repeal our bylaws.

The holders of our common stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Upon any liquidation of our company, the remaining net assets of our company are to be distributed pro rata to the holders of our common stock, to the exclusion of holders of our preferred stock.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

PROPOSAL 1 – THE CONTINUATION

General Overview of the Continuation

On August 31, 2017, our board of directors determined that it would be in the best interest of our company to change our corporate jurisdiction from the State of Nevada to the Province of British Columbia, Canada. We intend to change the corporate jurisdiction of Lexaria from the State of Nevada to the Province of British Columbia, Canada by means of a process called a “conversion” under the Nevada Revised Statutes and a “continuation” under the Business Corporations Act (British Columbia).

If our stockholders approve the proposed continuation then we intend to file articles of conversion with the Secretary of State of Nevada and a continuation application with the Registrar of Companies of British Columbia. Upon receipt of a certificate of continuation from the Registrar of Companies of British Columbia, we will be continued as a British Columbia corporation and will be governed by the laws of British Columbia. The assets and liabilities of the British Columbia corporation immediately after the continuation will be identical to the assets and liabilities of the Nevada corporation immediately prior to the continuation. The officers and directors of Lexaria Nevada immediately before the continuation becomes effective will be the officers and directors of the British Columbia corporation. The change of our corporate jurisdiction will not result in any material change to our business and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of our common and preferred stock will become one common or preferred share, as the case may be, of the British Columbia corporation.

The continuation and the plan of conversion are also subject to approval by the holders of a majority of the outstanding shares of our common stock and the Canadian Securities Exchange.

The change of our corporate jurisdiction will result in changes in the rights and obligations of our current stockholders under applicable corporate laws. For an explanation of these differences see the discussion of “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” beginning on page 28 of this proxy statement/prospectus. In addition, the change of our corporate jurisdiction may have material tax consequences to stockholders which may or may not be adverse to any particular stockholder depending on the stockholder’s particular circumstances. For a more detailed explanation of the tax consequences, see “Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” and “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction” beginning on pages 33 and 37, respectively, of this proxy statement/prospectus.

Certain Terms of the Plan of Conversion

A summary of the material terms of the plan of conversion is set forth below. The full text of the plan of conversion is attached as Schedule “A” to this proxy statement/prospectus.

Principal Terms of the Conversion

The plan of conversion provides that at the effective time of the conversion, Lexaria will be converted into Lexaria Bioscience Corp., a British Columbia corporation continued under the Business Corporations Act (British Columbia). At the effective time of the conversion, the continuation application and articles of Lexaria BC, in the forms attached as Appendix “A” and Appendix “B”, respectively, of the plan of conversion will replace the articles of incorporation and bylaws of Lexaria.

Effective Time of the Conversion

The plan of conversion provides that, as promptly as practicable after the approval of the plan of conversion by the holders of a majority of the outstanding shares of common stock of Lexaria, Lexaria will file the articles of conversion with the Secretary of State of Nevada and a continuation application with the Registrar of Companies of British Columbia. The plan of conversion provides that the effective date and time of the conversion will be the date and time on and at which the continuation becomes effective under the laws of Nevada or the date and time on and at which the continuation becomes effective under the laws of British Columbia, whichever occurs later.

Manner and Basis of Converting Shares of Common Stock

At the effective time of the conversion, each share of common stock of Lexaria, with a par value of $0.001 per share, issued and outstanding immediately before the effective time of the conversion will, by virtue of the conversion and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable common share, without par value, of Lexaria BC.

Manner and Basis of Converting Options and Other Rights

At the effective time of the conversion, each option, warrant or other right to acquire shares of common stock of Lexaria Nevada that is or was outstanding immediately before the effective time of the conversion will, by virtue of the conversion and without any action on the part of the holder thereof, be converted into and become an option, warrant or right, respectively, to acquire, upon the same terms and conditions, the number of common shares of Lexaria BC that such holder would have received had such holder exercised such option, warrant or right, respectively, in full immediately before the effective time of the conversion (whether or not such option, warrant or right was then exercisable) and the exercise price per share under each such option, warrant or right, respectively will be equal to the exercise price per share thereof immediately before the effective time of the conversion, unless otherwise provided in the instrument or agreement granting such option, warrant or right, respectively.

Effect of the Conversion

At the effective time of the conversion, Lexaria will cease to exist as a Nevada corporation, and the title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by Lexaria, and all debts due to Lexaria on whatever account, as well as all other things in action or belonging to Lexaria immediately before the conversion, will be vested in Lexaria BC, without reservation or impairment. Lexaria BC will have all of the debts, liabilities and duties of Lexaria Nevada, and all rights of creditors accruing and all liens placed upon any property of Lexaria up to the effective time of the conversion will be preserved unimpaired, and all debts, liabilities and duties of Lexaria immediately before the conversion will attach to Lexaria BC and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties. Any proceeding pending against Lexaria may be continued as if the conversion had not occurred or Lexaria BC may be substituted in the proceeding in place of Lexaria.

Amendment

The boards of directors of Lexaria may amend the plan of conversion at any time before the effective time of conversion, provided, however, that an amendment made subsequent to the approval of the conversion by the stockholders of Lexaria must not (a) alter or change the manner or basis of exchanging a stockholder’s shares of Lexaria for a stockholder’s shares, rights to purchase a stockholder’s shares, or other securities of Lexaria BC, or for cash or other property in whole or in part or (b) alter or change any of the terms and conditions of the plan of conversion in a manner that adversely affects the stockholders of Lexaria.

Termination

At any time before the effective time of the conversion, the plan of conversion may be terminated and the conversion may be abandoned by the board of directors of Lexaria, notwithstanding approval of the plan of conversion by the stockholders of Lexaria. We anticipate that the plan of conversion will be terminated if the proposed conversion is not approved by our stockholders at the annual and special meeting.

Appraisal Rights

Under Nevada law, pursuant to the NRS §§ 78.3793, 92A.300 – 92A.500 (inclusive) (the “Dissenters Rights Provisions”) our stockholders are entitled, after complying with certain requirements of Nevada law, to dissent from approval of the continuation pursuant to Chapter 92A of the Nevada Revised Statutes of the State of Nevada (“NRS”) and to be paid the “fair value” of their shares of our common stock exclusive of any element of value arising from the accomplishment or expectation of the continuation, if the continuation is completed. Stockholders electing to exercise these appraisal rights must comply with the provisions of Chapter 92A of the NRS in order to perfect their rights. We will require strict compliance with the statutory procedures.

In the context of the continuation, the Dissenters’ Rights Provisions provides that the former stockholders may elect to have our company purchase their shares held by the former stockholders for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding in accordance with the Dissenters’ Rights Provisions. The fair value of the shares of any former stockholder means the value of such shares immediately before the effectuation of the continuation excluding any appreciation or depreciation in anticipation of the continuation, unless exclusion of any appreciation or depreciation would be inequitable.

A copy of the Dissenters’ Rights Provisions is attached as Schedule “B” hereto. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Schedule “B” hereto. IF YOU FAIL TO COMPLY WITH THE PROCEDURES SPECIFIED IN THE DISSENTERS’ RIGHTS PROVISIONS IN A TIMELY MANNER, YOU MAY LOSE YOUR DISSENTERS’ RIGHTS. BECAUSE OF THE COMPLEXITY OF THOSE PROCEDURES, YOU SHOULD SEEK THE ADVICE OF COUNSEL IF YOU ARE CONSIDERING EXERCISING YOUR DISSENTERS’ RIGHTS. Former stockholders who perfect their dissenters’ rights by complying with the procedures set forth in the Dissenters’ Rights Provisions will have the fair value of their Shares determined by a Nevada state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the continuation to be paid in connection with the continuation. In addition, former stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the continuation on the amount determined to be the fair value of their shares. If you do NOT plan to seek an appraisal of all of your shares, please execute (or, if you are not the record holder of such shares, to arrange for such record holder or such holder’s duly authorized representative to execute) and mail postage paid the enclosed Letter of Transmittal to the agent at the address set forth in the Letter of Transmittal. You should note that surrendering to Lexaria certificates for your shares will constitute a waiver of your appraisal rights under the NRS.

All demands for appraisal should be addressed to Chris Bunka at Lexaria Bioscience Corp., 156 Valleyview Road, Kelowna, British Columbia, Canada V1X 3M4, before the vote on the continuation is taken at the annual and special meeting, and should be executed by, or on behalf of, the record holder of the shares of the common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of our common stock.

In view of the complexity of the Dissenter’s Rights Provisions in Chapter 92A, stockholders desiring to dissent from the continuation and pursue appraisal rights should consult their legal advisers.

Reasons for the Continuation

We believe that the change of our corporate jurisdiction to the Province of British Columbia, Canada will more accurately reflect our operations, which are headquartered in and managed from the Province of British Columbia, Canada. We also believe that changing our corporate jurisdiction to the Province of British Columbia, Canada more accurately reflects the identity of our company because Canada is the country from which we have derived much of our financing, and our common stock is listed on the Canadian Securities Exchange in Canada. Furthermore, all of our officers and the majority of our directors are located in Canada, and a large amount of our issued and outstanding stock is owned of record by persons not resident in the United States. We believe that the change of our corporate jurisdiction may also enable us to qualify as a “foreign private issuer” in the United States. As a foreign private issuer, we believe that our regulatory compliance costs may decrease and our ability to raise capital should improve because it should, under certain circumstances, enable us to issue securities in private placement offerings with a four-month hold period (for which we believe there is more demand than there is for securities issued in a private placement with a minimum hold period of six-months, which is currently the case) without limiting our access to the U.S. capital markets.

In addition to the potential benefits described above, the continuation will impose some moderate costs on our company and will expose us and our stockholders to some risk, including the risk of liability for taxation and the potential for greater impediments to enforcement of judgments and orders of United States courts and regulatory authorities against our company following the consummation of the continuation. Please see the section entitled “Risk Factors” commencing on page 10 for a more comprehensive discussion regarding the risk factors of the continuation. There are also differences between the laws of the State of Nevada and the laws of the Province of British Columbia. Please see the section entitled “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction” commencing on page 28 for a more comprehensive discussion of our stockholders’ rights before and after the proposed change of our corporate jurisdiction. Regardless of the risks and costs associated with the change of our corporate jurisdiction, our board of directors has determined that the potential advantages of the change of our corporate jurisdiction outweigh the risks and costs.

Although our board of directors evaluated variations in the basic structure of the continuation, our board of directors believes, based on advice from management and its professional advisors, that the proposed structure of our company as a British Columbia corporation is the best structure to provide the advantages which our company is seeking without substantial operational or financial risks. No assurance can be given, however, that the anticipated benefits of the continuation will be realized.

Corporate Law Requirements

In order for our company to carry out the continuation, it will be necessary for us to comply with the provisions of the corporate law of the State of Nevada and the Business Corporations Act (British Columbia).

The corporate law of the State of Nevada allows a corporation that is incorporated under the Nevada corporate law to convert into a foreign entity pursuant to a conversion approved by the stockholders of the Nevada corporation. Pursuant to the Nevada corporate law, the board of directors of Lexaria has adopted the plan of conversion attached as Schedule “A” to this proxy statement/prospectus and Lexaria, subject to approval by our stockholders.

If holders of a majority of the voting power of our stockholders vote to approve the plan of conversion, we intend to file articles of conversion with the Nevada Secretary of State. After we file the articles of conversion and pay to the Secretary of State of the State of Nevada all prescribed fees, and we comply with all other requirements, the conversion will become effective in accordance with the Nevada corporate law.

As we are proposing to continue into the jurisdiction of the Province of British Columbia, we must also comply with the applicable provisions of the Business Corporations Act (British Columbia) in order to successfully complete the continuation.

A foreign corporation is permitted to continue from a foreign jurisdiction into British Columbia by filing with the Registrar of Companies of British Columbia a continuation application and providing to the Registrar of Companies certain records and information that the Registrar of Companies may require. We expect that the continuation of Lexaria into British Columbia will be effective on the date and time that the continuation application, the form of which is attached hereto as Appendix “A” of the plan of conversion, is filed with the Registrar of Companies, assuming we provide the Registrar of Companies with any records and information it may require. After Lexaria Nevada is continued into British Columbia, the Registrar of Companies must issue a certificate of continuation showing the name of the continued company (expected to be “Lexaria Bioscience Corp.”) and the date and time on which it is continued into British Columbia as a continued company.

If the continuation is approved by our stockholders, we expect to file the articles of conversion and the continuation application promptly.

Exchange of Share Certificates

Upon the effectiveness of the continuation, Lexaria BC will mail a letter of transmittal with instructions to each holder of record of shares of common stock of Lexaria outstanding immediately before the effective time for use in exchanging certificates formerly representing shares of common stock of Lexaria for certificates representing shares of Lexaria BC. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from Lexaria BC.

Description of Our Securities after the Continuation

Upon completion of the continuation, we will be authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value.

Common Shares

The holders of common shares of Lexaria BC will be entitled to dividends, if, as and when declared by the board of directors of Lexaria BC, entitled to one vote per share at meetings of shareholders or Lexaria BC and, upon dissolution, entitled to share equally in such assets of Lexaria BC as are distributable to the holders of common shares of Lexaria BC and subject to the rights of the holders of preferred shares.

Preferred Shares

Lexaria BC will be authorized to issue preferred shares in one or more series. Subject to the Business Corporations Act (British Columbia), the directors of Lexaria BC may, by resolution, if none of the shares of any particular series are issued, alter articles of Lexaria BC and authorize the alteration of the notice of articles of Lexaria BC, as the case may be, to do one or more of the following:

•	determine the maximum number of shares of that series that Lexaria BC is authorized to issue, determine that there is no such maximum number, or alter any such determination;

•	create an identifying name for the shares of that series, or alter any such identifying name; and

•	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

The holders of preferred shares will be entitled, on the liquidation or dissolution of Lexaria BC, whether voluntary or involuntary, or on any other distribution of the assets of Lexaria BC among shareholders of Lexaria BC for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of common shares of Lexaria BC or any other shares of Lexaria BC ranking junior to the preferred shares with respect to the repayment of capital on the liquidation or dissolution of Lexaria BC, whether voluntary or involuntary, or on any other distribution of the assets of Lexaria BC among shareholders of Lexaria BC for the purpose of winding up its affairs, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose will be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the preferred shares of the amounts so payable to them, they will not, as such, be entitled to share in any further distribution of the property or assets of Lexaria BC, except as specifically provided in the special rights and restrictions attached to any particular series. All assets remaining after payment to the holders of preferred shares as aforesaid will be distributed rateably among the holders of common shares of Lexaria BC.

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the directors, holders of preferred shares will not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of Lexaria BC.

Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction

After the continuation, our stockholders will become the holders of shares in the capital of a British Columbia corporation organized under the Business Corporations Act (British Columbia) (the “BCBCA”). The Nevada Revised Statutes of Nevada (the “NRS”) differs in many respects from the BCBCA. The following is a summary description of the principal differences that could affect the rights of our stockholders.

Director Election

Under the BCBCA, shareholders of a corporation must, by ordinary resolution at each annual meeting at which an election of directors is required, elect directors to hold office. An ordinary resolution means a resolution passed at a meeting of shareholders by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at a meeting. Under the BCBCA, public companies such as our company must have at least three directors. The proposed articles of Lexaria BC provide that changes in the number of directors must be approved by ordinary resolution. However, the proposed articles of Lexaria BC also provide that the directors of Lexaria BC may appoint up to one-third of the number of the directors at the time of the appointments (other than directors appointed by this method). Any director so appointed ceases to hold office immediately before the next election or appointment of directors, but is eligible for re-election or re-appointment.

The NRS requires that a corporation have a minimum of one director. The number of directors must be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made only by amendment to the certificate, which requires stockholder approval. The number of directors may be changed by resolution of the board of directors if the certificate of incorporation or bylaws so provide. The certificate of incorporation of Lexaria provides that the board of directors of Lexaria must determine the number of directors, subject to the bylaws of Lexaria. The bylaws of Lexaria provide that the number of directors must be a minimum of 1 and a maximum of 8 unless and until otherwise determined by a vote of a majority of the board of directors of Lexaria. Within these limits, the number of directors must be determined from time to time by resolution of the board of directors or by the stockholders at a meeting. The bylaws of Lexaria provide that generally all elections must be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

Removal of Directors

Under the BCBCA, a company may remove a director before the expiration of the director’s term of office by a special resolution. The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

Under the NRS, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Personal Liability of Directors and Derivative Actions

The BCBCA entitles a shareholder, including a beneficial owner of a share of a corporation, or a director of a corporation and any person whom the court considers an appropriate person to make application, with the approval of the Supreme Court of British Columbia, and in the name of the corporation, to commence legal proceedings to enforce a right, duty or obligation owed to the corporation that could be enforced by the corporation itself or to obtain damages for any breach of a right, duty or obligation whether the right, duty or obligation arises under the BCBCA or otherwise. Derivative actions, therefore, may be brought by shareholders on behalf of a corporation against the corporation’s directors for damages or to enforce rights or duties owed by the director to the corporation. With leave of the court, a complainant may, in the name of and on behalf of a corporation, defend a legal proceeding brought against the corporation. Under the BCBCA, there is no statutory limitation with respect to the monetary liability which may be imposed on directors.

Under the NRS, a stockholder may bring a derivative action against officers and directors of a corporation for breach of their fiduciary duties to a corporation and its stockholders or for other fraudulent misconduct, so long as the stockholder was a stockholder of the corporation at the time of the transaction in question, or the stockholder obtained the stock thereafter solely by operation of law, and remained so through the duration of the suit; the plaintiff makes a demand on the directors of the corporation to assert the corporate claim unless the demand would be futile; and the plaintiff is an adequate representative of the other stockholders.

The NRS permits a corporation to adopt a provision in its certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty of care, except under certain circumstances. The certificate of incorporation of Lexaria provides that no director of the corporation will be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director

•	from a breach of the director’s duty of loyalty to the corporation or its stockholders;

•	from acts or omissions not in good faith involving intentional misconduct or a knowing violation of law;

•	from unlawfully paying a dividend or approving Nevada stock repurchases or redemptions;

•	from a transaction where the director derived an improper personal benefit.

Interested Shareholder Transactions and Anti-Takeover Provisions

Some powers granted to companies under the NRS may allow a Nevada corporation to make itself potentially less vulnerable to hostile takeover attempts. These powers include the ability to:

•

require that notice of nominations for directors be given to the corporation prior to a meeting where directors will be elected, which may give management an opportunity to make a greater effort to solicit its own proxies;

•	only allow the board of directors to call a special meeting of stockholders, which may thwart a raider’s ability to call a meeting to make disruptive changes;

•	provide that the power to determine the number of directors and to fill vacancies be vested solely in the board, so that the incumbent board, not a raider, would control vacant board positions;

•	provide for supermajority voting in some circumstances, including mergers and certificate of incorporation amendments;

There is no similar provision under the BCBCA.

Amendments to the Governing Documents

A BCBCA corporation may resolve to alter its articles:

•	by the type of resolution specified by the BCBCA;

•	if the BCBCA does not specify the type of resolution, by the type of resolution specified by the articles;

•	if neither the BCBCA nor the articles specify the type of resolution, by a special resolution.

The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

According to the proposed articles of Lexaria BC, subject to the BCBCA, Lexaria BC may by resolution of the directors:

•	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

•

increase, reduce or eliminate the maximum number of shares that Lexaria BC is authorized to issue out of any class or series of shares or establish a maximum number of shares that Lexaria BC is authorized to issue out of any class or series of shares for which no maximum is established;

•	if Lexaria BC is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares;

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(iii)	subdivide all or any of its unissued, or fully paid issued, shares with par value into shares of smaller par value; or

(iv)	consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value;

•	subdivide all or any of its unissued, or fully paid issued, shares without par value;

•	consolidate all or any of its unissued, or fully paid issued, shares without par value;

•	subdivide all or any of its unissued, or fully paid issued, shares by way of a share dividend;

•	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;

•	alter the identifying name of any of its shares; or

•	otherwise alter its shares or authorized share structure when required or permitted to do so by the BCBCA.

According to the proposed articles of Lexaria BC, Lexaria BC may by resolution of the directors alter its notice of articles in order to change its name or adopt or change any transaction of that name. Also, if the BCBCA does not specify the type of resolution and the articles of Lexaria BC do not specify another type of resolution, Lexaria BC may by resolution of the directors alter the articles.

A BCBCA corporation may, by the type of shareholders’ resolution specified by the articles, or, if the articles do not specify the type of resolution, by a special resolution:

•	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued;

•	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

A right or special right attached to issued shares must not be prejudiced or interfered with under the BCBCA or under the memorandum, notice of articles or articles unless the shareholders holding the shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of those shareholders which, if passed at a meeting, requires the majority of the votes specified in the articles for a special separate resolution (or, failing which, a separate resolution) of that class or series. If the articles do not specify the majority required, then a majority of two-thirds of the votes cast is required. The special separate resolution is in addition to the resolution authorizing the alterations.

The NRS provide that the vote of holders of a majority of the outstanding shares entitled to vote is required to alter, amend, change or repeal a corporation’s certificate of incorporation, unless otherwise specified in a corporation’s certification of incorporation or bylaws. In addition, if the amendment to the certificate of incorporation would increase or decrease the aggregate number of authorized shares of a class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, that class is entitled to vote separately on the amendment whether or not it is designated as voting stock. Furthermore, if the proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but will not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for purposes of the class vote. The NRS reserves the power to the stockholders to adopt, amend or repeal the bylaws unless the certificate of incorporation confers such power on the board of directors in addition to the stockholders. The certificate of incorporation of Lexaria provides that the board of directors of Lexaria is expressly authorized to make, alter or repeal our bylaws.

Shareholder Quorum and Voting Requirements

Under the BCBCA, the quorum for the transaction of business at a meeting of shareholders of a company may be established by the articles. The proposed articles of Lexaria BC provides that, generally, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

Except where the BCBCA or the articles require approval by a special resolution or unanimous resolution, a simple majority of the votes cast by shareholders voting shares that carry the right to vote at a meeting is required to approve any resolution properly brought before the stockholders.

Under the NRS, a corporation’s certificate of incorporation and bylaws may specify the number of shares necessary to constitute a quorum at any meeting of shareholders; provided, however, that a quorum may not consist of less than one-third of the shares entitled to vote at the meeting. The bylaws of Lexaria provide that the presence in person or by proxy of stockholders entitled to cast at least one third of the shares entitled to vote at the meetings of stockholders constitutes a quorum.

The bylaws of Lexaria provide that generally all elections and questions must be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting.

Special Meeting of Shareholders

The BCBCA provides that a board of directors or the holders of 5% of the issued shares of a corporation with a right to vote can call or requisition a special meeting.

Under the NRS, a special meeting may be called by a board of directors or by any other person authorized to do so in the corporation’s certificate of incorporation or bylaws. The bylaws of Lexaria provide that special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the President or by the chairman of the board of directors, or at the request in writing by stockholders of record owning at least 20% percent of the issued and outstanding voting shares of common stock of Lexaria.

Votes Required for Extraordinary Transactions

Under the BCBCA, approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), consolidations, and sales, leases, or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a special resolution at a duly called meeting. The special resolution means a resolution passed at a meeting of shareholders by at least 2/3 of the votes cast by shareholders voting shares that carry the right to vote at a meeting.

Under the NRS, mergers or consolidations generally require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote and stockholder approval is not required by a Nevada corporation:

•

if it is the surviving corporation in a merger requiring the issuance of common stock not exceeding 20% of the corporation’s common stock outstanding immediately prior to the merger, the merger agreement does not amend in any respect the survivor’s certification of incorporation, and stockholder approval is not specifically mandated in the survivor’s certification of incorporation;

•	if it is the surviving corporation in a merger with a subsidiary in which it ownership was 90% or greater.

Unless a greater percentage is required by the certificate of incorporation, a sale, lease, or exchange of all or substantially all the property or assets of a Nevada corporation or an amendment to its certificate of incorporation also requires the approval of the holders of a majority of the outstanding stock entitled to vote on the matter.

Shareholder Action by Written Consent (In Lieu of a Meeting)

Under the BCBCA, any action required or permitted to be taken at a meeting of the stockholders by an ordinary resolution may be taken by a written resolution signed by a special majority of the stockholders entitled to vote on such resolution. The proposed articles of Lexaria BC provide that a special majority is two-thirds of the votes cast on the resolution. Any action required or permitted to be taken at a meeting of the stockholders by a special resolution may be taken by a written resolution signed by all the shareholders entitled to vote on such resolution.

Under the NRS, stockholders may execute an action by written consent in lieu of a stockholder meeting, unless such right is eliminated in the corporation’s certificate of incorporation or bylaws, if holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take the action at an annual or special meeting execute a written consent providing for the action.

Rights of Dissent and Appraisal

Under the BCBCA, in certain circumstances, a registered shareholder who disagrees with a proposed corporate action can require the company to purchase his or her shares for their fair value. The actions giving rise to a right of dissent are as follows:

•	an alteration in the articles of a company by altering the restrictions on the business carried on or to be carried on by the company, or in its powers;

•	various forms of corporation reorganizations, amalgamation, or arrangements (where permitted);

•	a proposed sale, lease or exchange of all or substantially all of the corporation’s assets; or

•	in respect of any resolution or court order or arrangement permitting dissent.

Under the NRS, stockholders have the right to dissent and exercise appraisal rights only with respect to forms of corporate mergers and consolidations and not in the case of other fundamental change such as the sale of all or substantially all of the assets of the corporation or amendments to the certification of incorporation, unless so provided in the corporation’s certificate of incorporation. Stockholders who have neither voted in favor of nor consented to the merger or consolidation have the right to seek appraisal of their shares by demanding payment in cash for their shares equal to the fair value of such shares. Fair value is determined by a court in an action timely brought by the stockholders who have properly demanded appraisal of their shares. In determining fair value, the court may consider all relevant factors, including the rate of interest which the resulting or surviving corporation would have had to pay to borrow money during the pendency of the court proceedings. In addition, under the NRS, appraisal rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

Oppression Remedies

Under the BCBCA, a shareholder of a corporation has the right to apply to a court on the grounds that the corporation is acting or proposes to act in a way that is prejudicial to the shareholder. After the application is filed, the court may make any order as it sees fit, including an order to prohibit any act proposed by the corporation.

There are no equivalent statutory remedies under the NRS; however, stockholders may be entitled to remedies for a violation of a director’s fiduciary duties under Nevada common law.

Inspection of Corporate Books and Records

Under the BCBCA, current shareholders of a corporation are entitled to inspect, without charge, all of the records the corporation is required to maintain under the BCBCA, except for minutes of directors’ meetings and directors’ consent resolutions (and those of committees of directors) and written dissents to resolutions of directors. However, shareholders have the right to inspect the portions of minutes of directors’ meetings, or of directors’ consent resolutions and other records that contain disclosures of conflicts of interest by directors and senior officers, and the right to inspect disclosures of certain financial assistance made by the corporation.

Under NRS, stockholders have the right for any proper purpose to inspect, upon written demand under oath stating the purpose for such inspection, the corporation’s stock ledger, list of stockholders and its other books and records, and to make copies or extracts of the same. A proper purpose means a purpose reasonably related to a person’s interests as a stockholder.

Accounting Treatment of the Change of Our Corporate Jurisdiction

For United States accounting purposes, the change of our corporate jurisdiction from the State of Nevada to the Province of British Columbia, Canada by means of the continuation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Lexaria BC based on existing carrying values at the date of the exchange. The historical comparative figures of Lexaria BC will be those of Lexaria.

We currently prepare our financial statements in accordance with the United States generally accepted accounting principles and will begin to submit our financial statements in accordance with IFRS after the consummation of the change of our corporate jurisdiction.

Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction

The following is a general summary of certain U.S. federal income tax considerations applicable to Shareholders resulting from the change of our corporate jurisdiction from the State of Nevada to the Province of British Columbia, Canada by means of the continuation (the “Continuation”) and the ownership and disposition of Lexaria BC Shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a Shareholder. For example, it does not take into account the individual facts and circumstances of any particular Shareholder that may affect the U.S. federal income tax considerations applicable to such holder, nor does it address the state and local, federal estate and gift, federal alternative minimum tax or foreign tax consequences to a Shareholder relating to the Continuation and the ownership and disposition of Lexaria BC Shares acquired thereby. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Shareholder. Each Shareholder is urged to consult its own tax advisor regarding the U. S. federal tax consequences which may apply as a result of the Continuation and the ownership and disposition of Lexaria and Lexaria BC shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences to Shareholders as a result of the of the Continuation. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this registration statement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

As used in this summary, the term “U.S. Holder” means a beneficial owner of Lexaria Shares (or, after the Continuation has been consummated, a beneficial owner of Lexaria BC Shares) that is for U.S. federal income tax purposes:

(a) an individual who is a citizen or resident of the U.S.;
(b) a corporation, or other entity classified as a corporation that is created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia;
(c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or
(d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes; or (ii) is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in the Code.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Lexaria Shares (or, after the Continuation, a beneficial owner of Lexaria BC Shares) that is neither a U.S. Holder nor a partnership.

This summary does not address the U.S. federal income tax considerations of the Continuation to Shareholders that are subject to special provisions under the Code, including: (a) Shareholders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) Shareholders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) Shareholders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) Shareholders that have a “functional currency” other than the U.S. dollar; (e) Shareholders that own Lexaria Shares (or after the Continuation is consummated, Lexaria BC Shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) Shareholders that acquired Lexaria Shares (or after the Continuation is consummated, Lexaria BC Shares) in connection with the exercise of employee stock options or otherwise as compensation for services; (g) Shareholders that hold Lexaria Shares (or after the Continuation is consummated, Lexaria BC Shares) other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) partnerships and other pass-through entities (and investors in such partnerships and entities).

This summary also does not address the U.S. federal income tax considerations applicable to Shareholders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Canadian Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Lexaria Shares (or after the Continuation is consummated, Lexaria BC Shares) in connection with carrying on a business in Canada; (d) persons whose Lexaria Shares (or after the Continuation is consummated, Lexaria BC Shares) constitute “taxable Canadian property” under the Canadian Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. Shareholders that are subject to special provisions under the Code, including Shareholders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the Continuation and the ownership and disposition of Lexaria BC Shares received pursuant to the Continuation.

Finally, this summary does not address the U.S. federal income tax consequences of transactions effected prior or subsequent to, or concurrently with the Continuation, including, without limitation: any vesting, conversion, assumption, disposition, exercise, exchange or other transaction involving any rights to acquire Lexaria Shares or Lexaria BC Shares, including any options or warrants of Lexaria; and any transaction, other than the Continuation, in which securities of Lexaria or Lexaria BC are acquired.

If an entity that is classified as a partnership (or “pass-through” entity) for U.S. federal income tax purposes holds Lexaria Shares (or after the Continuation is consummated, Lexaria BC Shares), the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Continuation and the ownership of Lexaria BC Shares received pursuant to the Continuation generally will depend on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Continuation and the ownership and disposition of Lexaria BC Shares received thereby.

This discussion provides general information only and is not intended to be tax advice to any particular Shareholder. Any U.S. Federal, state, or local tax advice included in this discussion was not intended or written to be used, and it cannot be used by any Shareholder, for the purpose of avoiding any penalties that may be imposed by any U.S. Federal, state or local governmental taxing authority or agency. This discussion was written solely to support the promotion or marketing of the transactions or matters addressed in this Memorandum. Investors should consult their own independent tax advisors in determining the application to them of the U.S. federal income tax consequences set forth below and any other U.S. federal, state, local foreign or other tax consequences to them of the purchase, ownership and disposition of Lexaria and Lexaria BC shares. Investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below and no assurance can be given that the IRS will not take positions contrary to the conclusions stated below.

Tax Consequences of the Transaction to Lexaria and Lexaria BC

Neither Lexaria nor Lexaria BC will recognize a gain or loss in the Continuation.

The U.S. Anti-Inversion Rules

Lexaria BC will be incorporated under the laws of British Columbia, Canada. Generally, corporations incorporated outside of the United States are not treated as U.S. corporations for U.S. federal income tax purposes. However, as described below, Section 7874 of the Code treats certain corporations incorporated outside the United States as U.S. corporations for U.S. federal income tax purposes. Lexaria BC believes that it will be treated as a U.S. corporation for U.S. federal income tax purposes as a result of the Continuation.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) may nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, a U.S. tax resident and subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation acquires, directly or indirectly, or is treated as acquiring under applicable Treasury Regulations, substantially all of the assets held, directly or indirectly, by a U.S. corporation, (ii) after the acquisition, the former stockholders of the U.S. corporation hold at least 80% (by vote or value) of the shares of the non-U.S. corporation by reason of holding shares of the U.S. corporation, and (iii) after the acquisition, the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation when compared to the expanded affiliated group’s total business activities.

As a result of the Continuation, (i) Lexaria BC will likely be treated as indirectly acquiring all of the assets of Lexaria and (ii) after the Continuation, the former stockholders of Lexaria will likely own, in the aggregate, at least 80% (by vote and value) of Lexaria BC common shares by reason of their ownership of Lexaria common stock. Lexaria BC believes that it does not have sufficient business activities in Canada, its country of incorporation, to satisfy the “substantial business activity” exception under applicable Section 7874 Treasury Regulations. Therefore, under current law, Lexaria BC should be treated as a U.S. corporation for U.S. federal income tax purposes.

The remainder of this discussion assumes that Lexaria BC will be treated as a U.S. corporation for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning Lexaria BC shares would be materially different than those stated herein if, notwithstanding Lexaria BC’s expectation, Lexaria BC were to be treated as a non-U.S. corporation for U.S. federal income tax purposes. See the discussion above under “Risk Factors— We may be classified as a Passive Foreign Investment Company…”

No ruling from the IRS or legal opinion concerning the U.S. federal income tax consequences of the Continuation has been obtained and none will be requested. Thus, there can be no assurance that the IRS will not challenge the qualification of the Continuation as a tax-deferred F reorganization under Section 368(a)(1)(F) of the Code, or that, if challenged, a U.S. court would not agree with the IRS.

If the Continuation qualifies as an F reorganization and Lexaria BC is treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code, then the following U.S. federal income tax consequences generally would result for U.S. Holders:

(a) no gain or loss will be recognized by a U.S. Holder on the exchange of Lexaria Shares for Lexaria BC Shares pursuant to the Continuation;
(b) the tax basis of a U.S. Holder in the Lexaria BC Shares acquired in exchange for Lexaria Shares pursuant to the Continuation would be equal to such U.S. Holder’s tax basis in Lexaria Shares exchanged;
(c) the holding period of a U.S. Holder with respect to the Lexaria BC Shares acquired in exchange for Lexaria Shares pursuant to the Continuation will include such U.S. Holder’s holding period for Lexaria Shares; and
(d) U.S. Holders who exchange Lexaria Shares for Lexaria BC Shares pursuant to the Continuation generally would be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Continuation occurs, and to retain certain records related to the Continuation.

U.S. Holders are urged to consult their tax advisors as to the particular consequences of the exchange of Lexaria stock for Lexaria BC shares pursuant to the Continuation.

Distributions by Lexaria BC

The gross amount of cash distributions on Lexaria BC shares would generally be taxable to U.S. Holders as dividend income to the extent of the earnings and profits of Lexaria BC as determined for U.S. federal income purposes.

To the extent that the amount of any distribution exceeds Lexaria BC’s earnings and profits, the distribution would generally first be treated as a tax-free return of capital (with a corresponding reduction in the adjusted tax basis of a U.S. holder’s Lexaria BC common shares), and thereafter would be taxed as a capital gain recognized on a taxable disposition.

Dividends paid in a currency other than U.S. dollars will be included in a U.S. Holder’s gross income in a U.S. dollar amount based on the spot exchange rate in effect on the date of actual or constructive receipt, whether or not the payment is converted into U.S. dollars at that time. The U.S. Holder will have a tax basis in such currency equal to such U.S. dollar amount, and any gain or loss recognized upon a subsequent sale or conversion of the foreign currency for a different U.S. dollar amount will be U.S. source ordinary income or loss. If the dividend were converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

A U.S. Holder would generally recognize a taxable gain or loss on any sale or other taxable disposition of Lexaria BC shares in an amount equal to the difference between the amount realized from such sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in such shares. Such recognized gain or loss generally would be a capital gain or loss. Capital gains of non-corporate U.S. Holders (including individuals) generally would be subject to U.S. federal income tax at preferential rates if the U.S. Holder has held the Lexaria BC shares for more than one year as of the date of the sale or other taxable disposition. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of Lexaria BC common shares generally would be treated as U.S. source gain or loss.

Material U.S. Federal Income Tax Considerations for Non-U.S. Holders

A non-U.S. Holder of Lexaria shares generally would not be subject to U.S. federal income or withholding tax on any gain realized on the disposition of Lexaria shares unless:

• the gain is effectively connected with a U.S. trade or business of such non-U.S. Holder (or, if an income tax treaty applies, is attributable to a United States “permanent establishment”); or

• such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met.

Gain recognized by a non-U.S. Holder of Lexaria shares described in the first bullet point above would generally be subject to tax under the rules described above as if it were a U.S. Holder of Lexaria shares. An individual non-U.S. Holder of Lexaria shares described in the second bullet point above would generally be subject to a 30% tax on the gain, which may be offset by U.S. source capital losses realized in the same year, even though the individual is not considered a resident of the United States.

Additionally, non-U.S. Holders generally would be required to recognize gain and be liable for U.S. federal income and withholding tax with respect to a taxable sale, exchange or other disposition of Lexaria shares if Lexaria were treated for U.S. federal income tax purposes as a “U.S. real property interest” (“USRPHI”). Subject to certain exceptions, Lexaria would generally be a USRPHI if at any point in the preceding 5 years the fair market value of its U.S. real property interests equaled or exceeded 50% of the sum of the fair market values of its worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable Treasury Regulations. While not free from doubt, Lexaria believes that Lexaria has not been and will not be at the time of the Change of Jurisdiction a USRPHI for U.S. federal income tax purposes. Non-U.S. Holders are urged to consult their tax advisor about the consequences that could result if Lexaria were a USRPHI.

Assuming that Lexaria BC is to be treated as a U.S. corporation for U.S. federal tax purposes, a non-U.S. Holder generally would be subject to U.S. federal withholding tax on dividends received from Lexaria BC, and could be subject to U.S. federal income tax if the dividends were effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. Holder in the United States).

Opinion of Tax Advisors

The forgoing information under the heading “Certain United States Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction - The Continuation” has been reviewed by, and is the opinion of, Dale Matheson Carr-Hilton LaBonte LLP, United States and Canadian tax advisors to our company.

Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction

The following summarizes certain Canadian federal income tax consequences under the Canadian Act applicable to our company and our stockholders resulting from the change of our corporate jurisdiction by means of the continuation, and thereafter of holding and disposing of common shares in the capital of Lexaria BC.

Comments on tax consequences to shareholders is restricted to shareholders (each in this summary a “Holder”) of our company each of whom is an individual (other than a trust) or corporation who or which, at all material times for the purposes of the Canadian Act, holds all of its common shares in the capital of Lexaria BC solely as capital property, acts at arm’s length with Lexaria BC, and is not a “financial institution” to which the “mark to market” rules apply, a “specified financial institution” nor a shareholder in respect of whom our company is a “foreign affiliate” under the Canadian Act. Comment is further restricted, in the case of any Holder who is not resident in Canada for Canadian federal income tax purposes (in this commentary, a “Non-resident Holder”), to Non-resident Holders whose common shares in the capital of Lexaria BC are not used in or in the course of carrying on a business in Canada, and will not constitute “taxable Canadian property” at any particular time after the change of our corporate jurisdiction. In general, a common share of Lexaria BC held by a Non-resident Holder will not constitute taxable Canadian property at any particular time after the change of our corporate jurisdiction provided that at that time the common shares of Lexaria BC are listed on a designated stock exchange for the purposes of the Canadian Act, which includes Tiers 1 and 2 of the Canadian Securities Exchange, unless at any particular time during the five year period that ends at that time either the Non-resident Holder, or any one or more persons with whom the Non-resident Holder does not deal at arm’s length, alone or in any combination, held or had a right to acquire 25% or more of the issued shares of any class in the capital stock of Lexaria BC and more than 50% of the fair market value of the common shares of Lexaria BC was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties, timber resource properties, or options in respect of or interests in the foregoing. –

This summary assumes that we will not, at the time of the change of our corporate jurisdiction, own shares of a corporation that is resident in Canada for the purposes of the Canadian Act.

Comment is based on the current provisions of the Canadian Act and regulations, all amendments thereto publicly proposed by the Minister of Finance of Canada to the date hereof, and our Canadian tax advisor’s understanding of the published administrative practices of the Canada Revenue Agency (“CRA”). Unless otherwise expressly stated, it is assumed that all such amendments will be enacted substantially as currently proposed, and that there will be no other material change to any relevant law or administrative practice, although no assurances can be given in these respects. Except to the extent otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax law, nor any bilateral income tax treaty to which Canada is a party. Canadian income tax laws, regulations and the interpretation thereof are subject to change, which could materially alter the following summary. If there should be any change having retroactive effect in the Canadian Act, regulations or administrative practices of the CRA then there may also be material changes to the following summary.

This summary is of a general nature only and is not, and is not to be construed as, Canadian tax advice to any particular Holder. Each Holder is urged to obtain independent advice as to the legal and Canadian tax implications of the continuation, and thereafter of holding and disposing of common shares in the capital of Lexaria BC, applicable to the Holder’s particular circumstances.

The Continuation

Our Company

Continuation

As a result of the continuation, Lexaria BC will be deemed to have been incorporated in British Columbia from that point onward, and not to have been incorporated elsewhere. Lexaria BC will be deemed to have had a taxation year end immediately before the time of the continuation, and will be deemed to have commenced a new tax year at the time of the continuation. Lexaria BC will be able to choose a new fiscal year end falling within the 53 weeks following the date of the continuation.

As a result of the continuation, Lexaria will be deemed to have disposed of, and Lexaria BC will be deemed to have immediately thereafter reacquired, each property owned by Lexaria at its fair market value immediately before the time of the continuation. Lexaria will be subject to Canadian federal income tax liabilities with respect to any gains realized as a result of the deemed disposition of all of its assets that constitute “taxable Canadian property” for the purposes of the Canadian federal income tax.  Following the continuation, gains arising on the future disposition of property of Lexaria BC will be subject to tax in Canada. However, the effect of the deemed disposition and reacquisition is that any gains or losses that accrued to Lexaria before the continuation of Lexaria to Canada will generally not be taken into account in determining Lexaria BC's liability for tax under the Canadian Act when Lexaria BC actually disposes of, or is deemed to dispose of, the property. The deemed disposition and reacquisition will be relevant not only for capital gains purposes but also in determining the cost of the Lexaria BC's property for capital cost allowance and inventory purposes.

Resident Holders and Non-resident Holders

Continuation

The continuation will not cause a disposition or deemed disposition of the shares of common stock of Lexaria Nevada held by any Holder, and therefore will not cause the realization of any capital gain or capital loss by the Holder in respect of such shares.

The paid-up capital of shares of common stock of Lexaria BC may be subject to adjustment upon the continuation. Lexaria BC will be deemed to have disposed of all of its assets immediately before the continuation and to have reacquired them on the continuation at a cost equal to their fair market value. If the resulting tax cost of Lexaria BC’s assets, net of Lexaria BC’s outstanding liabilities at the time of the continuation (“Net Tax Cost”) is less than the aggregate paid-up capital of the common shares of Lexaria BC, the paid-up capital of the common shares of Lexaria BC will be reduced to an amount equal the Net Tax Cost. If Lexaria BC’s Net Tax Cost is greater than the aggregate paid-up capital of the common shares of Lexaria BC, Lexaria BC may elect within 90 days of the continuation to increase the paid-up capital of the common shares of Lexaria BC. If Lexaria BC makes such an election, Lexaria BC will be deemed to have paid prior to the continuation, and the holders of the common shares of Lexaria BC will be deemed to have received pro rata, a dividend in respect of the common shares of Lexaria BC. It is not intended that Lexaria BC will make this election if available.

Disposing of Common Shares

Canadian Resident Holders

The normal rules for the taxation of capital gains and losses applicable before the change of our corporate jurisdiction to Holders who are resident in Canada for the purposes of the Canadian Act (each a “Resident Holder”) will continue to apply to Resident Holders in respect of a disposition of common shares in the capital of Lexaria BC after the continuation.

In summary, these rules will provide that a Resident Holder who disposes of such a common share after the continuation will realize a capital gain (capital loss) equal to the amount by which the proceeds received by the Resident Holder on the disposition exceed (are exceeded by) the adjusted cost base of the common share to the Resident Holder.

The Resident Holder will be required to include one half of any such capital gain (taxable capital gain) in income to be taxed at normal rates.

The Resident Holder may deduct one half of any such capital loss (allowable capital loss) from taxable capital gains realized in the taxation year of the Resident Holder in which the disposition occurs and, to the extent not so deductible, from taxable capital gains realized in any of the three preceding taxation years or any subsequent taxation year.

The Resident Holder, if a “Canadian-controlled private corporation” as defined for the purposes of the Canadian Act, will be required to include any taxable capital gain so arising in its “aggregate investment income” and pay an additional refundable tax equal to 10 2/3% of its aggregate investment income, and will be entitled to a refund of such additional tax at the rate of 38 1/3% of refund for every CDN$1 of taxable dividends that it subsequently pays.

Non-resident Holders

Generally, a Non-resident Holder who is a US resident for the purposes of the Canada – U.S. Income Tax Convention who disposes of common shares in the capital of Lexaria BC after the change of our corporate jurisdiction will not incur any tax liability provided that at the time of disposition not more than 50% of the value of the common shares in the capital of Lexaria BC derives from “real property” situated in Canada as defined for the purposes of the Canada – U.S. Income Tax Convention (which includes among other things, any right to explore for or exploit mineral deposits and sources in Canada and other natural resources in Canada, or any right to an amount computed by reference to the production, including profit, from, or to the value of production from, mineral deposits and sources in Canada and other natural resources in Canada).

A Non-resident Holder who disposes of common shares in the capital of Lexaria BC after the change of our corporate jurisdiction will not incur any liability for Canadian federal income tax in respect of any taxable capital gain so arising, nor be permitted to deduct any allowable capital loss so arising from taxable capital gains (if any) of the Non-resident Holder otherwise subject to Canadian federal income tax if at the time of disposition such common shares are not taxable Canadian property to the Non-resident Holder.

The Non-resident Holder will not be required to obtain a tax clearance certificate from CRA in respect of the disposition provided that at the time of disposition the common shares in the capital of Lexaria BC are listed on a Canadian or foreign “recognized stock exchange” (as defined under the Canadian Act), which includes a designated stock exchange, such as the Canadian Securities Exchange.

Any Non-resident Holder who is contemplating disposing of common shares in the capital of Lexaria BC after the change of our corporate jurisdiction should obtain Canadian tax advice as to whether the Non-resident Holder will be subject to Canadian tax, or be required to obtain a tax clearance certificate from CRA, in respect of the disposition.

Dividends on Common Shares

Canadian Resident Holders

A Resident Holder who is an individual will be required to include the amount of any dividend actually or deemed to have been received after the change of our corporate jurisdiction on a common share in the capital of Lexaria BC in income, subject to the usual dividend gross-up and dividend tax credit rules applicable to dividends paid by a taxable Canadian corporation.

A Resident Holder that is a corporation will be required to include the amount of any dividend actually or deemed to have been received by it after the change of our corporate jurisdiction on a common share in the capital of Lexaria BC in income, but generally will be entitled to deduct an equivalent amount in computing its taxable income. The corporation, if it is a “private corporation” as defined for the purposes of the Canadian Act, or a corporation controlled by or for the benefit of an individual or any related group of individuals, may be liable for a 38 1/3% refundable tax (“Part IV Tax”) on any such dividend to the extent that the dividend was deductible in computing its taxable income, and will be entitled to a refund of such Part IV Tax at the rate of 38 1/3% of refund for every CDN$1 of taxable dividends that it subsequently pays.

Non-resident Holders

Each Non-resident Holder will be required to pay Canadian withholding tax on the amount of any dividend, including any stock dividend, paid or credited or deemed to be paid or credited by Lexaria BC after the change of our corporate jurisdiction to the Non-resident Holder on a common share. The rate of withholding tax is 25% of the gross amount of the dividend, or such lesser rate as may be available under an applicable income tax treaty. The rate of withholding tax under the Canada – U.S. Income Tax Convention, subject to the limitation of benefits article, applicable to a dividend paid to a Non-resident Holder who is a resident of the United States for the purposes of the Canada – U.S. Income Tax Convention is 5% if the Non-resident Holder is a company that owns at least 10% of the voting stock of Lexaria BC, and 15% in any other case, of the gross amount of the dividend. Lexaria BC will be required to withhold any such tax from the dividend, and remit the tax directly to CRA for the account of the Non-resident Holder.

Opinion of Tax Advisors

The forgoing information under the heading “Certain Canadian Federal Income Tax Consequences of the Change of Our Corporate Jurisdiction - The Continuation” has been reviewed by, and is the opinion of, Dale Matheson Carr-Hilton LaBonte LLP, United States and Canadian tax advisors to our company.

Reporting Obligations under Securities Laws

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under both the United States and Canadian securities laws. However, these requirements should be reduced because we would no longer be a United States company.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission on annual reports on Form 10-K and our unaudited interim financial statements with the Securities and Exchange Commission on quarterly reports on Form 10-Q. Additionally, we are a reporting issuer in the Provinces of British Columbia and Ontario. Upon completion of the continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934. As a foreign private issuer, we anticipate that we will file an annual report on Form 20-F each year with the Securities and Exchange Commission. We will not be required to file interim quarterly reports on Form 10-Q, however we will be required to file our interim financial statements and management’s discussion and analysis, in the form required by Canadian securities legislation, with the Securities and Exchange Commission on Form 6-K. We anticipate that we will prepare our financial statements in accordance with IFRS subsequent to the change of our corporate jurisdiction.

In addition, as a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will no longer be subject to the insider reporting requirements of Section 16(b) of the Securities Exchange Act of 1934 and we will no longer be subject to the proxy rules of Section 14 of the Securities Exchange Act of 1934. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to us upon completion of the continuation.

Whether or not we change our corporate jurisdiction to the Province of British Columbia, Canada, we will remain subject to Canadian disclosure requirements including those requiring that we publish news releases, file reports about material changes to or for our company, send you information circulars with respect to meetings of our stockholders, file annual and quarterly financial statements and related management’s discussion and analysis and those that require that our officers, directors and major shareholders file reports about trading in our shares.

Quotation on the OTCQX and Listing on the Canadian Securities Exchange

Our common stock is quoted on the OTCQX under the symbol “LXRP” and our shares are listed for trading on the Canadian Securities Exchange under the symbol “LXX”. We expect that immediately following the continuation, the common shares of Lexaria BC will requalify to be quoted on the OTCQX under the new symbol “LXRPF”, and continue to be listed on the Canadian Securities Exchange however under the symbol “LXX”.

Our board of directors recommends that you vote FOR the continuation.

PROPOSAL 2 – ELECTION OF DIRECTORS

Our board of directors has nominated the persons named below as candidates for directors to be elected at the annual and special meeting. These nominees are all of our current directors. Unless otherwise directed, the proxy holders will vote the proxies received by them for the four nominees named below.

Each director who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Any director may resign his or her office at any time and may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors. If elected at the annual and special meeting, these nominees will continue to serve as directors of Lexaria BC subsequent to the change of our corporate jurisdiction.

Nominees

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Chris Bunka	Director, Chief Executive Officer, Chairman of the Board of Directors	56	October 26, 2006
John Docherty	Director, President	47	April 15, 2015
Nicholas Baxter	Director	64	July 8, 2011
Ted McKechnie	Director	70	September 16, 2015

Our board of directors recommends that you vote FOR the nominees.

PROPOSAL 3 – RATIFICATION OF THE CONTINUED APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors is asking our stockholders to ratify the continued appointment of Davidson & Company LLP, Chartered Accountants, as our independent registered public accounting firm for the fiscal year ending August 31, 2018.

Stockholder ratification of the continued appointment of Davidson & Company LLP is not required under the Nevada corporate law, our bylaws or otherwise. However, our board of directors is submitting the continued appointment of Davidson & Company LLP as our independent registered public accounting firm to our stockholders for ratification as a matter of good corporate governance practices. If our stockholders fail to ratify the continued appointment, our board of directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, our board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our board of directors determines that such a change would be in the best interest of our company and our stockholders.

Representatives of Davidson & Company LLP are not expected to be present at the annual and special meeting. However, we will provide contact information for Davidson & Company LLP to any stockholders who would like to contact the firm with questions.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the ratification of the continued appointment of Davidson & Company LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2018.

Our board of directors recommends that you vote FOR the ratification.

EXPERTS AND COUNSEL

The financial statements of our company included in this proxy statement/prospectus have been audited by Davidson & Company LLP, Chartered Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the proxy statement/prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Macdonald Tuskey, of Suite 409 – 221 West Esplanade, North Vancouver, British Columbia V7M 3J3, Canada has advised us in connection with certain U.S. and Canadian non-tax legal matters with respect to the continuation.

Dale Matheson Carr-Hilton Labonte LLP of Vancouver, British Columbia has advised us in connection with certain U.S. and Canadian federal income tax consequences with respect to the continuation.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this proxy statement/prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this proxy statement/prospectus as having given an opinion upon the validity of the securities being offered pursuant to this proxy statement/prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of Nevada on December 9, 2004. We were an exploration and development oil and gas company engaged in the exploration for and development of petroleum and natural gas in North America from the date of incorporation until 2014. During 2014 we submitted an application to enter the legal medical marijuana business in Canada (since retracted), acquired certain biotechnology-related intellectual property and also launched a hemp oil-based food supplement company in the USA. We maintain our registered agent's office and our U.S. business office at Nevada Agency and Transfer Company, 50 West Liberty, Suite 880, Reno, Nevada 89501. Our U.S. telephone number is (755) 322-0626. The address of our principal executive office is 156 Valleyview Rd., Kelowna, BC, Canada, V1X 3M4.

Our common stock is quoted on the OTCQX under the symbol "LXRP" and on the Canadian Securities Exchange under the symbol “LXX”.

Subsidiaries

We have two wholly-owned subsidiaries.The first, Lexaria Canpharm Corp., is a Canadian federal company incorporated on April 4, 2014, which we formed for the purpose of entering into Canadian business activities. The second, PoViva Tea, LLC (“PoViva", formerly known as Poppy`s Tea LLC), is an entity converted into the state of Nevada on December 12, 2014. We acquired a 51% membership interest in PoViva on November 12, 2014, and acquired the remaining 49% interest on October 25, 2017. In addition, we have a 50%-owned subsidiary, Ambarii Trade Corporation, that was incorporated on April 24, 2017 under the laws of the Province of British Columbia.

Our Business

Our company currently pursues business opportunities in diverse industries including the food sciences, technology licensing, and ready-to-eat food sectors. Our food sciences activities include the development of our proprietary nutrient infusion technologies for the production of superfoods, and the production of enhanced food products under our two consumer product brands, ViPovaTM and Lexaria Energy. Our patented and patent-pending lipid nutrient infusion technology is believed to enable higher bioavailability rates for CBD; THC; NSAIDs; vitamins, nicotine and other molecules than is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery. Lexaria has caused to be filed several patent pending applications with the US Patent and Trademark Office (“USPTO”), and also internationally under the Patent Cooperation Treaty (PCT). On October 26, 2016, the USPTO issued U.S. Patent No. 9,474,725 (granted June 15 , 2017 in Australia No. 2015274698), Cannabinoid Infused Food and Beverage Compositions and Methods of Use Thereof, pertaining to Lexaria’s method of improving bioavailability and taste of certain cannabinoid lipophilic active agents in food products. On October 31, 2017, we announced that the USPTO has issued a notice of allowance for our patent application no. 15/225,799, “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof”. That application pertains to the use of Lexaria’s DehydraTECHTM technology as a delivery platform for all cannabinoids including THC, for fat soluble vitamins, non-steroidal anti-inflammatory pain medications (“NSAIDs”), and for nicotine. The US patent was subsequently awarded on December 13, 2017. On November 9, 2017, we announced our filing of a new patent application with the USPTO for the use of our DehydraTECHTM technology for delivery of phosphodiesterase type 5 (PDE5) inhibitors such as sildenafil and tadalafil, which are commonly sold under the trade names ViagraTM and CialisTM, respectively. Lexaria hopes to reduce other common but less healthy ingestion methods such as smoking as it embraces the benefits of public health.

Our company was an oil and gas company engaged in the exploration for oil and natural gas in Canada and the United States. We were generating revenues from our business operations in Mississippi. On November 26, 2014, we executed an agreement for the sale of all or our working interests in Belmont Lake oil field for total consideration of $1,400,000. The transaction was completed on December 5, 2014. A total net amount of $721,806 was paid to the Company after all short-term debts were paid out from the sale.

In March of 2014, we began our entry into the medicinal marijuana business through an application to become a Licensed Producer under the MMPR in Canada. No such license has been granted and we subsequently sold our interest in that application. In November of 2014, the Company acquired a 51% membership interest in PoViva Tea LLC for alternative health products, in the food supplement sector. We acquired the remaining 49% in PoViva in October, 2017.

 Lexaria is now primarily a biosciences company focused on the delivery of lipophilic active molecules based upon its proprietary infusion technologies. Secondarily and more generally, we continue to investigate opportunities to license our technology within the US state-legal regulated medical marijuana sector where possible; and to review additional opportunities in alternative health sectors. This includes the acquisition or development of intellectual property if and when we believe it advisable to do so. We have filed for and received issuance or allowance of patent protection of what we believe to be a unique manner in which to more efficiently deliver certain molecules such as THC, CBD, Nicotine, NSAIDs, and Vitamins, all through everyday food products. Lexaria has multiple patents pending in over 40 countries around the world and was granted its first patents in the USA and in Australia related to edible forms of cannabinoids. To achieve sustainable and profitable growth, our company intends to control the timing and costs of our projects wherever possible.

Enertopia Joint Venture

On May 28, 2014, our company and Enertopia Corp. entered into a definitive agreement to develop a joint business for the production, manufacture, propagation, import/export, testing, research and development of marijuana in the Province of Ontario under the MMPR. Pursuant to the Agreement, ownership, revenues, and liability related to the Joint Venture were to be divided 51% to Enertopia and 49% to Lexaria. Expenses incurred by the joint venture would be allocated 45% to Enertopia and 55% to Lexaria. Enertopia was responsible for management of the joint venture for as long as it maintained majority ownership. Lexaria and Enertopia contributed $55,000 and $45,000 to the joint venture, respectively. The joint venture identified a production location in Burlington, Ontario and received municipal approval for the site in July, 2014. We intended to engage an architect to design the production facility upon acceptance of our application. Construction was anticipated to cost approximately $3,000,000 and Lexaria would have been responsible for $1,650,000 of this cost. Unable to estimate when a production license might be granted by Health Canada, the joint venture sought assurances from Health Canada prior to commencement of construction. In the event that Health Canada did not grant a production license by May 27, 2015, the joint venture was to terminate. On August 1, 2014, through our wholly owned subsidiary Lexaria Canpharm Corp., we signed an extension to the letter of intent with 1475714 ONTARIO INC. and Thor Pharma Corp. (a subsidiary of Enertopia Corp.) to secure a 5-year lease on the Burlington, Ontario facility for our Burlington joint venture. The proposed Burlington, Ontario facility comprised of 30,000 ft², with Lexaria and Enertopia having acquired a right of first refusal for another 45,000 square feet totaling 75,000 ft² to accommodate future growth. Planned production areas have 22 foot ceilings which could allow for the possibility of a 2nd mezzanine level in many areas for further expansion. The production target for the facility based on 30,000 ft² (with approximately 50% devoted to production space) was approximately 10,000 kilograms per year.

By November 30, 2014, our Burlington joint venture had announced that its application to Health Canada’s for the Burlington facility had advanced from preliminary to enhanced screening. By December 12, 2014, the joint venture was extended to June 12, 2015.

On June 11, 2015, we entered into a Letter of Intent dated June 10, 2015 with Shaxon Enterprises Ltd. to sell our 49% interest in the Burlington joint venture, including our interest in MMPR application number 10QMM0610 for the proposed Burlington, Ontario production facility. Subsequent to the LOI with Shaxon Enterprises Ltd., our joint venture agreement with Enertopia which was entered into on May 28, 2014 was terminated due to the pending sale of the project. As a result of the termination, 500,000 restricted and escrowed common shares of Lexaria issued to Enertopia at a deemed price of $0.40 were returned to treasury and cancelled. The Enertopia and Lexaria Master Joint Venture Agreement entered into on March 5, 2014 is still effective and governs the relationship between our company and Enertopia.

On June 26, 2015, we signed share purchase agreement dated June 24, 2015 with Enertopia Corp. and Shaxon Enterprises Ltd. to sell our interest in the Burlington joint venture along with the MMPR application number 10MMPR0610. The Burlington MMPR license application will continue in the application process under new ownership. Pursuant to the agreement, the joint venture received a non-refundable $10,000 deposit and is entitled to receive up to $1,500,000 in milestone payments upon the Burlington facility becoming licensed under the MMPR. These monies would be split 51% to Enertopia and 49% to Lexaria. Notwithstanding the foregoing, we can neither guarantee nor provide a meaningful time estimate regarding the grant of a production license for the Burlington facility. There is no assurance that any monies will in fact ever be received from our sale of the license application.

Food Science and Technology

Lexaria has developed and out-licenses its disruptive technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria is focusing its capital and management time on its pursuit of intellectual property, technology licensing opportunities, and an expanding portfolio of patent pending applications. The company introduced an expanding variety of hemp oil-fortified consumer food products throughout 2015. From January 2015 to December 2015, we introduced seven (7) flavors of teas; hot chocolate; coffee, and two (2) flavors of protein energy bars – all utilizing our patent pending technology for the more efficient delivery of hemp oil infused within those food products.

On November 11, 2014, our Company acquired 51% of PoViva Tea LLC and executed an operating agreement to develop a business of legally producing, manufacturing, importing/exporting, testing, researching and developing, a line of hemp oil with cannabidiol-infused teas. Lexaria oversees all aspects of the business including, but not limited to, production, product quality, licensing, testing, product legality, accounting, marketing, capital investment, capital raising, sales, branding, advertising and fulfillment. Pursuant to the agreement, PoViva Tea LLC was overseen by a Management Committee composed of two representatives from Lexaria and one of the founding members of PoViva.

Subsequently, we acquired the remaining 49% interest of PoViva from the founding members on October 25, 2017. We paid US$70,000 for the 49% interest, granted a waiver on certain debts, and a 5%, 20-year royalty on net profits of ViPova Tea tea, coffee, and hot chocolate sales. No Lexaria stock or options were issued.

In the production of the products, for each batch of hemp oil purchased as a raw material to be used in ViPova-branded products, we assess if the product inputs and the completed products comply with all applicable food and drug laws, and that the inputs and the finished products meet all applicable legal and quality standards including and as it relates to hemp oil content; THC content; molds and mildews; heavy metals; and may measure additional components. The US Federal government, through the US Department of Health and Human Services, owns US Patent #6630507, which among other things, claims that:

“Cannabinoids have been found to have antioxidant properties, unrelated to NMDA receptor antagonism. This new found property makes cannabinoids useful in the treatment and prophylaxis of wide variety of oxidation associated diseases, such as ischemic, age-related, inflammatory and autoimmune diseases. The cannabinoids are found to have particular application as neuroprotectants, for example in limiting neurological damage following ischemic insults, such as stroke and trauma, or in the treatment of neurodegenerative diseases, such as Alzheimer's disease, Parkinson's disease and HIV dementia.”

For reference, cannabinoids are compounds that affect cannabinoid receptors located on many human cells. CB1 receptors are widely found within the human brain; and CB2 receptors are found with the human immune system and have been linked to anti-inflammatory and other responses.

Despite independent scientific findings in many locations around the world, some regulatory agencies do not officially recognize that a human endocannabinoid system exists.

Over one hundred different cannabinoids have been isolated from the cannabis plant, most of which do not have psychoactive properties. One that does have psychoactive properties is tetrahydrocannabinol (THC). Endocannabinoids are produced naturally in the human body while phytocannabinoids are produced in several plant species, most abundantly in the Cannabis plant.

Cannabidiol is one of the major phytocannabinoid forms of cannabinoids, contributing more than 35% of the extracts from the cannabis plant resin. Cannabidiol occurs naturally in other plant species beyond cannabis. For example, the most widely acknowledged alternative source of phytocannabinoid is in the better understood Echinacea species, in widespread use as a dietary supplement. Most phytocannabinoids are virtually insoluble in water but are soluble in lipids and alcohol.

Status of Operations

Part of our corporate strategy is to build national brands through products that large groups of potential customers are already familiar and comfortable with. PoViva Tea LLC has filed patents pending to bind active hemp oil ingredients with a lipid, potentially allowing for more efficient and comforting delivery of the CBD.

We began producing cash flows from our products in January 2015; focused on the immediate opportunities in the hemp oil-sector derived from hemp that is federally legal in the US. Cannabinoids have been found by many researchers to have antioxidant properties and Lexaria has explored and will continue to evaluate opportunities to use the patented and patent pending process it has acquired with ViPova teas, to infuse hemp oil ingredients into a number of popular food and beverages.

Lexaria has launched a line of products, always relying on our patented and patent pending hemp oil-infusion process, to bring hemp oil into the mainstream. Because hemp oil does not have psychoactive properties we expect our products to appeal to the widest possible customer base. Initially we have and will continue to focus our sales efforts across the continental USA. Some studies have found that 3% of the Canadian population regularly consumes hemp food products, while 1% of the American population regularly consumes hemp food products. We believe the consumption of hemp based food products offers exceptional growth possibilities.

Lexaria commissioned three new websites in 2015 – one for ViPova-branded food products, another for a new Lexaria corporate website, and a third for Lexaria Energy branded consumer products - which were completed throughout 2015 and which have been and/or are expected to be significantly updated during 2017 and 2018. All the sites are in operation and the two consumer products websites allow customers to place orders and interact with normal e-commerce capabilities. The majority of our product have taken place through these websites. A contracted national distribution center ensures rapid and accurate fulfillment of all orders. A 1-800 ordering center has also been placed into operation.

Lexaria continues to explore opportunities to expand the “Lexaria Energy” brand that is 100% owned by the company. Under this brand, the company has developed and sells hemp oil-infused consumer products for people with active lifestyles, such as protein bars, protein shakes and other similar products. A protein bar was in production and was available for sale under two different recipes and flavors, but is currently unavailable. The Lexaria Energy brand utilizes the same patented and patent-pending infusion process across its product line.

On August 11, 2015, Lexaria signed a license agreement with PoViva Tea LLC for $10,000, granting Lexaria a 35-year non exclusive worldwide license to unencumbered use of PoViva Tea LLC’s IP Rights, including rights of resale. This license agreement ensured that Lexaria had full access to the underlying patent pending infusion technology. Subsequently, Lexaria acquired a 100% interest in PoViva Tea LLC and corresponding control of the IP Rights.

On August 24, 2015, the company announced achievements in enhanced gastrointestinal absorption of cannabidiol (CBD) utilizing Lexaria’s patent pending technology. The third-party testing was conducted in two phases of in vitro tests beginning in June and completed in August, 2015.

The independent laboratory results delivered average CBD permeability of 499% of baseline permeability, compared to CBD permeability without Lexaria’s technology. These results exceed Company expectations. This was assessed in a strictly controlled, in vitro experiment using a human intestinal tissue model. Samples of Lexaria’s commercially available CBD-fortified ViPova™ black tea were administered in the model compared with concentration-matched CBD control preparations that lacked Lexaria’s patent-pending formulation and process enhancements. Lexaria believes that its in vitro findings provide compelling evidence of the intestinal absorption enhancing capabilities of its technology, based on which it is exploring opportunities to progress to more advanced, follow-on bioavailability testing in animals.

The tests also showed 325% of baseline gastro-intestinal permeability of CBD comparing Lexaria’s CBD-fortified ViPova™ black tea to a second control of CBD and black tea combined, without Lexaria’s patent-pending formulation enhancements. This confirmed that the specialized processing undertaken by Lexaria during its manufacturing process together with its formulation enhancements, does indeed significantly improve absorption levels.

The bioavailability of CBD (or of THC) varies greatly by delivery method. Smoking typically delivers cannabinoids at an average bioavailability rate of 30% (Huestis (2007) Chem. Biodivers. 4:1770–1804; McGilveray (2005) Pain Res. Manag. 10 Suppl. A:15A – 22A). By comparison, orally consumed cannabis edibles typically deliver cannabinoids at an average bioavailability rate of only 5% (Karschner et al. (2011) Clin. Chem. 57:66–75).

The company’s above described findings suggest that its technology may achieve a 5-fold improvement in cannabinoid absorption in edible form over that which can be achieved without its proprietary process and formulation enhancements. This conceptually supports that Lexaria’s technology represents a significant breakthrough in cannabinoid delivery by approximating the high absorption levels achieved as though through administration by smoking, but without the associated negative effects on human health caused by smoking.

The tests were completed in two phases culminating with testing using simulated intestinal fluid conditions that delivered these findings. These results were stronger than earlier iterations of the tests that did not use a simulated intestinal fluid environment and contributed to Lexaria’s understanding of the mechanisms at work. For these and other reasons, Lexaria believes that bioavailability testing in animals is likely to yield even stronger absorption results in the presence of natural intestinal fluid conditions.

CBD has been repeatedly found to provide beneficial pain relieving, anti-inflammatory, anti-anxiety, neuroprotection, anti-psychotic, and anti-convulsive effects among others. Lexaria’s patent-pending technology could significantly reduce individual serving requirements for CBD to consumers. This could lead to reduced costs of consumption for consumers and increased profitability for Lexaria.

Lexaria believes that the same technology used to enhance the absorption of CBD in the recent laboratory tests, is applicable to THC, nicotine, NSAIDs and other lipophilic compounds that are widely used today, and it has received allowance granted patent from the USPTO for the use of its technology across all of these types of molecules during December, 2017.

On November 3, 2015, Lexaria Energy10 protein bars became available for retail sales with 2 new flavors. The company sold a Cashew Berry Date vegan bar , which is optimal for pre-workout or morning use, with 10 grams of protein and a combination of dates, cherries and blueberries for energy from natural sugar sources. The 70-gram bar delivers energy for a workout or for the day to come. The Chocolate Berry Date bar is optimal for post-workout and for afternoon or evening use, or anytime one has the munchies. This 82-gram bar has 21 grams of protein and 13 grams of fiber to provide one’s body with comfort and cleansing after strenuous activity. Since the initial production run, the original contract manufacturer of these protein bars was unable to fulfill additional orders and, as at the date of this Registration Statement, we have not secured an alternative manufacturer. As a a result the product has been temporarily discontinued until we identify and engage a suitable manufacturer.

During January 2015, Lexaria conducted a study of nitric oxide levels in humans, as a biomarker for absorption of cannabidiol, with the expectation that it would provide additional evidence of the efficient absorption of cannabidiol from Lexaria food products enhanced with hemp oil, by demonstrating the elevation of nitric oxide in the human body in response to product ingestion.

The study data from human subjects demonstrated significant elevation of systemic nitric oxide levels as a surrogate biomarker for cannabidiol (CBD) bioabsorption in response to ingestion of Lexaria's products. This provided clinical support for the CBD bioavailability enhancing properties of Lexaria's patent-pending technology, on the premise that bioavailable CBD is known to elevate levels of the endocannabinoid anandamide in the human body which, in turn, stimulates release of nitric oxide in the vascular system.

In summary, consuming Lexaria and ViPova food products resulted in elevated levels of nitric oxide within the body. The results of the study indicated that all Lexaria and ViPova food products elicited significant increases in salivary nitric oxide, achieving levels from 110 µM to as high as 220 µM in the test subjects. The beverage products generally had faster initial responses in as little as 15 minutes after product ingestion, whereas the initial responses from the protein-energy bars required 30 minutes. The faster response time with the beverage products was to be expected, given the relative ease of digesting liquids versus solids. All products sustained their maximum levels of nitric oxide detection through to the 60-minute end-points used in the study, indicating a need for additional study to determine the length of time that nitric oxide levels remain elevated following production consumption.

The study assessed six flavors of ViPova™ tea (Yunan Black, Herbal Cherry Black, Earl Grey, Herbal Bengal Chai, Herbal Masala Chai and Decaf English Breakfast), ViPova™ Columbian Supremo Coffee, ViPova™ Hot Chocolate and Lexaria Energy Foods’ Chocolate Berry Date and Cashew Berry Date protein-energy bars.

Six healthy human subjects (3 male and 3 female) between the ages of 22 and 65 years of age were recruited for the study. Subjects were screened for cardiovascular and allergic response to hemp products, were non-smokers and did not have any history of substance or alcohol abuse. One product was studied per day across all six subjects, with each subject consuming a full product serving size. Subjects were required to refrain from eating food or using vape products for at least 12 hours before test article administration on each day of the study. Nitric oxide levels in the test subjects were assessed using a commercially available, colorimetric test kit designed to quantify systemic nitric oxide via a detectable salivary marker. Immediately before test article administration each day, all subjects were required to demonstrate a negative baseline nitric oxide saliva test. Subjects were considered to have a negative test strip reading at a level of 20 µM according to the test strip scale, and positive readings anywhere above this. Subjects performed salivary nitric oxide testing at 15, 30, 45 and 60 minutes’ post-consumption of each product. All subjects remained sedentary from baseline through to the completion of testing for each product.

On January 28, 2016, Lexaria signed a distribution agreement with Telluride Coffee Roasters, LLC, which subsequently expired.

On May 14, 2016, the company entered into a Licensing Agreement allowing the Licensee, for a two-year period, to utilize the company’s technology to create, test, manufacture, and sell marijuana-infused consumable and/or topical products, in the state of Colorado, with an option of extending the terms of the Licensing Agreement to Washington, Oregon, and California. In addition to the granting of the license, the company will provide support services to the Licensee in connection with the use of the company’s technology during the term of the Licensing Agreement. The Licensing Agreement is the first contracted, predictable, and significant revenue stream to be achieved as a direct result of Lexaria’s technological advantage in the marketplace. Under the terms of the Licensing Agreement, the Licensee will pay a minimum of $122,000 in pre-defined staged payments to Lexaria over the initial two-year term. As per the Licensing Agreement, if the Licensee were to introduce certain product lines utilizing Lexaria’s technology in each of the four states contemplated, Lexaria could expect to receive a maximum of $1,064,000 over approximately 3.5 years, and the Licensee would enjoy semi-exclusivity to introduce its products in each of those states.

On September 8th, 2016, the company announced signing new definitive technology licensing and private label agreements with Timeless Herbal Care Limited. Lexaria will earn a pre-defined premium to costs on all raw ingredient sourcing and manufacturing, and will further earn a pre-defined royalty rate on all gross product sales revenues earned by Timeless Herbal Care Limited. The agreement is for an initial term of 5 years. No business activity has occurred as yet under this agreement.

On November 22, 2016, the company signed a Memorandum of Understanding with NeutriSci International Inc. (“NeutriSci”) regarding the formation of a 50/50 joint venture to develop, produce, and sell a line of healthy edible cannabinoid products using Lexaria’s patented technology and NeutriSci proprietary pterostilbene tablet formula and international distribution network. The joint venture expects to commercialize any newly created cannabinoid edible products through distribution programs and existing strategic partners. Product development is underway and a joint venture subsidiary has been formed.

On January 19, 2017, the Company and NeutriSci announced the successful development and initial trial of the industry’s first zero-sugar cannabinoid / pterostilbene edible tablet utilizing both NeutriSci’s and Lexaria’s proprietary and patented technologies. NeutriSci and Lexaria completed a definitive joint venture agreement on April 6, 2017 pursuant to which the two company intend to market and commercialize a line of edible products. Product development is continuing.

On February 6, 2017, the Company through its wholly owned Canadian subsidiary Lexaria CanPharm Corp., signed and entered a master collaborative research agreement with the National Research Council of Canada (“NRC”) to investigate technical aspects and new opportunities associated with bioavailability enhancement of lipophilic active ingredient compositions. Under the agreement, the Company and the NRC will both provide up to CAD$125,000 in funding for this research, a total investment of up to CAD$250,000. The master research agreement has an 18-month term, during which a number of shorter-term studies will be undertaken. The collaboration will investigate and define the chemical nature of the molecular association that Lexaria`s patented technology is believed to effectuate between lipophilic active agents and fatty acids as solubility and bioavailability enhancing agents. The first phase of research under this agreement was underway as of August 31, 2017.

On March 14, 2017, the Company commenced the formal design phase for studies to be conducted under the master collaborative research agreement with the NRC. A number of studies have been proposed and are currently being evaluated, with the intention to begin work and produce results over multiple intervals in the coming months. As noted above, the first phase of research under this agreement was underway as of August 31, 2017. In aggregate, results from these studies will add to the understanding of the physical and biochemical characteristics imparted on molecules that have been subjected to Lexaria’s technology, with a view to further demonstrating the power of the technology to prospective commercial partners across the various consumer product sectors the Company is targeting.

On March 24, 2017, the Company engaged Dig Media Inc. Investing News Network to conduct a twelve month marketing and lead generation campaign in consideration for $48,000.

On January 25, 2018, Lexaria CanPharmCorp., a wholly owned subsidiary of the Company, entered into a definitive technology licensing agreement with Cannfections Group Inc. whereby Lexaria will provide its patented DehydraTECHTM technology to empower next-generation performance in cannabis infused chocolates and candies to be developed and sold in Canada and internationally.

Under the terms of the Agreement, Lexaria can offer other licensee partners the option of utilizing Cannfection's formulation and manufacturing expertise to produce cannabis infused, DehydraTECH™-powered chocolates and gummies where approved. The Agreement is expected to lead to new product entries for Canadian cannabis edibles, and exportation to the increasing number of other international markets where permitted around the world. The term of the Agreement is seven years.

The company does not know and cannot know whether the above described strategies and arrangements will achieve success by yielding marketable intellectual property or products. In the event that marketable intellectual property or products are achieved, we cannot guarantee that we will be able to successfully commercialize them. It can be a challenge to economically introduce new technology or consumer products into a competitive wholesale or retail marketplace, and we can offer no assurances that our products will be a commercial success.

The continuation of our business interests in these sectors is dependent upon obtaining further financing, a successful programs of development, and, ultimately, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations. There is significant uncertainty as to whether we can obtain additional financing.

Our business plan does not anticipate that we will hire a large number of employees or that we will require extensive office space. We expect to be able to utilize contracted third parties for most of our production and distribution needs, instead focusing on our capital on higher value added aspects of the business such as research and development, and scientific testing. We have no current plans to build our own production facility.

Our company relies on the business experience of our existing management, on the technical abilities of consulting experts, and on the technical and operational abilities of its operating partner companies to evaluate business opportunities.

Competition

The biotech and biosciences industries are mature business sectors with hundreds or thousands of corporate participants. We experience competitive threats from existing and new companies, some of which are multi-billion biotech firms against which our competitive position is easily threatened.

The legal marijuana industry is comprised of several sub-sectors, and is legal under different guidelines in many states though it remains illegal under most federal laws. Notwithstanding, the overall sector is generally recognized to be one of the fastest growing in the USA, with state-legal revenue of over $4 billion in 2015. Independent projections and publicized reports expect revenue of $20 billion or more in 2020, both as the sector gains in credibility and acceptance, and as more and more states legalize either medical use or adult recreational use; or both. In any fast growing industry, competition is expected to be both strong and also difficult to evaluate as to the most effective competitive threats. While we are an early adopter within the cannabinoid delivery sector, there are already reports of more than 300 public companies that have claimed to be involved in the sector in some fashion; and an unknown number of private companies. Our current strategies may prove to be ineffective as the sector grows and matures, and if so, we will have to adapt quickly to changing sectoral circumstances.

Competition in alternative health sectors and in consumer products in the USA is fierce. We expect to encounter competitive threats from existing participants in the sector and new entrants. Although PoViva Tea LLC has filed patent pending applications and obtained certain patents to protect intellectual property, there is no assurance that patents will be granted nor that other firms may not file superior patents pending. Food supplements, organic foods, and health food markets are all well established and our Company will face many challenges trying to enter these markets.

Compliance with Government Regulations

At least 26 States in the USA have passed some form of legislation related to that state’s permission to grow, cultivate, sell or use marijuana either for medical purposes or for recreational or “adult use” purposes; or both. The legislation that exists in one state is not necessarily harmonious with that in another, leading to potential conflicts between state laws. It is most often not legal to transport cannabis-related products across state lines.

Lexaria does not “touch the plant” in any location within or outside of the USA. We comply with federal law that provides for certain exemptions for agricultural (industrial) hemp and certain byproducts to be manufactured and sold in the US. Our technology may have applications within the legal marijuana sector and we may seek to license that technology to companies that have met and comply with state regulations for the sale or distribution of cannabis related products in any particular jurisdiction.

Lexaria’s patented and patent-pending technologies may also have application in completely separate sectors such as vitamins, non-steroidal anti-inflammatories, and nicotine. We have no products nor operations in any of these sectors today. If we enter any of these sectors at any time, we will be exposed to and will have to comply with, all local, state and federal regulations in each of those sectors. As a result of the possibility of Lexaria being involved in a number of disparate business sectors, compliance with government regulations could require significant resources and expertise from our company.

Significant Acquisitions and Dispositions

We do not intend to purchase any significant equipment over the twelve months other than office computers, furnishings, and communication equipment as required, although that strategy could change if food manufacturing considerations demand it.

Research and Development

Lexaria incurred $54,185 (2016 $9,024) in research and development expenditures over the last fiscal year. Following our successful financing efforts during fiscal 2017, the Company announced a $1 million budget to conduct research and development and additional scientific testing. Specific research & development programs are currently in the planning stage, and will be refined, implemented or delayed according to our financial ability. Because the Company’s patent portfolio coverage is significantly expanded by the notice of patent allowance issued by the USPTO in October 2017, Lexaria is examining accelerated timetable options for testing, research and development of nutritional & health products falling within the scope of the notice of allowance, namely those which employ our DehydraTECHTM technology as a delivery platform for THC, fat soluble vitamins, non-steroidal anti-inflammatory pain medications (“NSAIDs”), and for nicotine. For example, the Company plans to conduct in vitro absorption tests of our patented technology on molecules such as Vitamin E, Ibuprofen, and Nicotine. We also plan to conduct our first ever in vivo absorption tests on CBD and on nicotine, all during the upcoming fiscal year.

Depending on how many of these tests are undertaken, it could require budgets of as much as $1,000,000, or as little as $65,000, to do so. It is in our best interests to remain flexible at this early stage of our R&D efforts in order to capitalize on potential novel findings from early-stage tests and thus re-direct research into specific avenues that offer the most reward.

Contractors

We primarily use sub-contractors and consultants in the intellectual property development and licensing, and alternative health product sectors. We also primarily engage with consultants to serve our executive needs.

On December 1, 2016 we entered into a Management Services Agreement with CAB Financial Services Ltd (“CAB”) for the services of Christopher Bunka for a fee of $12,000 per month. The term of the agreement is two years but can be terminated by either party by providing two months notice. The company may pay Mr. Bunka a bonus from time to time, at its sole discretion. Mr. Bunka will be entitled to receive common stock-based and stock option based bonuses upon achieving certain milestones during the time of his consultancy with the company. These milestones are:

•

During the first 12 months after the date of the agreement with CAB, upon the company achieving non- refundable revenues of $200,000 to any single customer in any consecutive 60-day period, CAB would be entitled to an award of 100,000 restricted common shares of the company and after the first 12-month period, expiring after 24 months of the amended agreement, upon the company achieving non-refundable revenues of $200,000 to any single customer in any consecutive 60-day period, CAB would be entitled to an award of 50,000 restricted common shares of the company. These awards are limited to one payment per customer during the 24-month period but payable for each customer that meets the revenue thresholds.

•

During the first 12 months after the agreement, the company achieving non-refundable revenues of $500,000 in any fiscal quarter would result in an award to CAB of 200,000 common shares of the company and after the first 12 months, expiring 24 months after the amended agreement, the company achieving non- refundable revenues of $500,000 in any fiscal quarter would result in an award to CAB of 100,000 common shares of the company. These awards are limited to one payment per fiscal quarter.

•

During the term of the agreement, for each provisional patent application substantively devised by CAB and successfully created, written and filed with the US Patent Office for the company’s Technology, CAB will be entitled to an award of 250,000 restricted common shares of the company.

On September 1, 2014, we entered into a contract with M&E Services Ltd., (“M&E”) for the services of Allan Spissinger as Controller of our Company in consideration of CAD$2,500 per month plus GST. This contract was amended on December 1, 2014 to CAD$3,400 a month plus GST. Additional work performed is billed on an hourly basis.

On June 1 2017, we entered a new contract with M&E Services Ltd. following Allan Spissinger appointment as our Chief Financial Officer and Corporate Secretary. That agreement is for a term of one year, and provides for payment of CAD$8,000 per month plus good and services tax. Additional milestone payments may be paid as follows:

•

During the first twelve (12) months after signing; for combined Lexaria Energy and ViPova products and including all combined sales efforts and/or technology licensing revenues, achieving non-refundable revenues of US$200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 100,000 Company shares; and, after the first twelve (12) months after signing and expiring twenty-four (24) months after signing; for combined Lexaria Energy and ViPova products and including all sales efforts, achieving non-refundable revenues of US$200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 50,000 Company shares; this clause limited to one payment per customer during the 24-month period, but payable on each customer that meets these sales/licensing thresholds;

•

During the first twelve (12) months after signing; for combined Lexaria Energy and ViPova products and including all combined sales efforts and/or technology licensing revenues, achieving non-refundable revenues of US$500,000 in any fiscal quarter would result in a restricted common share award of 200,000 Company shares; and, after the first twelve (12) months after signing and expiring twenty-four (24) months after signing; for combined Lexaria Energy and ViPova products and including all sales efforts, achieving non-refundable revenues of US$500,000 in any fiscal quarter would result in a restricted common share award of 100,000 Company shares; this clause limited to one payment per fiscal quarter;

We appointed Mr. John Docherty as President of Lexaria effective April 15, 2015. On March 1, 2017 we entered into an agreement withDocherty Management Limited for the services of Mr.Docherty which provides for monthly compensation of CAD$15,000, plus additional milestone payments as follows:

•

During the first twelve months after signing; for combined Lexaria Energy and ViPova products and including all combined sales efforts and/or technology licensing revenues, achieving non-refundable revenues of $200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 100,000 Company shares; and, after the first twelve months after signing and expiring twenty four months after signing; for combined Lexaria Energy and ViPova products and including all sales efforts, achieving non-refundable revenues of $200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 50,000 Company shares; this clause limited to one payment per customer during the 24-month period, but payable on each customer that meets these sales/licensing

•

During the first twelve months after signing; for combined Lexaria Energy and ViPova products and including all combined sales efforts and/or technology licensing revenues, achieving non-refundable revenues of $500,000 in any fiscal quarter would result in a restricted common share award of 200,000 Company shares; and, after the first twelve months after signing and expiring twenty-four months after signing; for combined Lexaria Energy and ViPova products and including all sales efforts, achieving nonrefundable revenues of $500,000 in any fiscal quarter would result in a restricted common share award of 100,000 Company shares; this clause limited to one payment per fiscal quarter;

•

During the time this Agreement remains in effect, for each new provisional patent application substantially devised by Consultant and successfully created, written and filed with the US Patent Office for Company- owned intellectual property, a restricted common share award of 250,000 Company shares, this clause not limited to frequency of payment but each patent application to be approved by the Board of Directors of the company, in advance;

On June 19, 2017, we entered into an agreement with Phil Ainslie, PhD, Professor and Canada Research Chair in Cerebrovascular Physiology at the University of British Columbia Okanagan. Pursuant to the agreement Dr, Ainslie shall design and manage r&d programs on our behalf in consideration of CAD$3,854 per month for a period of twelve months. The agreement shall continue month to month following the term unless terminated with sixty days’ notice.

On June 19, 2017, the entered into a Management Services Agreement with Alex Blanchard Capital for the services of Mr. Blanchard as manager of our investor relations & communications. The agreement is for six months continuing month to month and may be terminated thereafter with one month’s notice for CAD$7,500 per month. Mr. Blanchard was granted 200,000 warrants exercisable at $0.29 and 300,000 stock options exercisable at $0.295 vesting 100,000 options at each of the 1st, 2nd and 3rd anniversaries of the contract provided that the contract is not terminated. As at August 31st, 2017, $37,878 was recognized in consulting for the grant of the warrants.

On August 15, 2017, we entered into a corporate development services agreement with Mr. Adam Mogil for a term of one year. Pursuant to the agreement we issued 500,000 warrants to Mr. Mogil in consideration of his services. Each warrant entitles the consultant to purchase one common share of the Company at a price of $0.44 per share with a term expiring on August 14, 2018. The Company recognized $34,344, representing the fair value of such warrants.

On January 17, 2018 the Company engaged JGRNT Capital Corp to provide strategic business development services for a one-year term with base compensation set at CAD$1,000 (approximately USD$804) monthly. The Company also awarded 500,000 warrants to JGRNT Capital Corp with each warrant exercisable for two years to purchase one common shares of the Company at the price of US$1.83.

We do not expect any material changes in the number of employees over the next 12-month period. We do and will continue to outsource contract employment as needed. However, with widespread consumer acceptance of our new products that requires more significant operations, we may retain additional employees.

Patents and Trademarks

Through the November 2014 acquisition of 51% of Poviva Teas LLC (and the subsequent acquisition of 100% of PoViva Teas in October, 2017) Lexaria acquired control of certain patents issued and pending with the United States Patent Office and internationally. Lexaria has worked to broaden the patents and extend their utility to molecules other than those originally named.

On June 11, 2015, Lexaria initiated the simultaneous filing of a U.S. utility patent application and an International patent application under the Patent Cooperation Treaty (PCT) procedure, both at the U.S. Patent and Trademark Office (“USPTO”). These applications follow the company’s 2014 and 2015 family of provisional patent application filings in the U.S. and serve two additional broad purposes:

1)

Lexaria is seeking protection of its intellectual property under international treaties. To this end Lexaria has filed for PCT patent application protection. There are 148 countries that are signatories to the Patent Cooperation Treaty, including such major markets as Canada, China, India, much of Europe and the Middle East, the United Kingdom and Japan among others.

2)

Lexaria believes its lipid infusion technology has applications beyond the delivery of just cannabinoids. Based on further formulation testing, Lexaria has included additional lipophilic molecules that may be delivered via food and beverage formats utilizing its technology, widely encompassing three major new market opportunities for the company: Nicotine; Nonsteroidal Anti-Inflammatories (NSAIDs); and Vitamins.

In December 2015, the Company filed two further provisional patent applications in the U.S. These new applications served to further broaden the variety and applicability of base compounds that can be used when formulating the Company’s lipid based technology. The first of these applications identify compounds like edible starches (e.g., tapioca starch) that are commonly used in food products today and could, therefore, serve as a base for formulating and incorporating the Company’s Technology into a wide variety of every day food products. The second of these applications identify emulsifier compounds like gum Arabic that are commonly used in beverage products today in order to facilitate similar flexibility for formulating the Company’s Technology in every day, shelf-stable beverages.

On October 26, 2016, the USPTO issued U.S Patent No. 9474725, Cannabinoid Infused Food and Beverage Compositions and Methods of Use Thereof, pertaining to our method of improving bioavailability and taste of certain cannabinoid lipophilic active agents in food products. This is the Company’s first patent granted and has a publish date of October 27, 2016 (June 10 2017 in Australia No. 2015274698) and protects our technology for twenty years. The technology consists of: the following patent applications, patents granted, and PCT International Patent Applications; all technical know-how and trade secrets in regard to such named patents, including the use, manufacture or formulation thereof, that is owned or controlled by Lexaria as well as any future continuations, continuations in part or divisional applications filed pursuant to the patent applications:

U.S. Patent Granted No. 9,474,725 awarded October 27, 2016 and scheduled to expire no sooner than June 10, 2035.

U.S. Patent Granted No. 9,839,612 B2 awarded December 12, 2017.

U.S. Provisional Patent Application No. 62/010,601.

U.S. Provisional Patent Application No. 62/037,706.

U.S. Provisional Patent Application No. 62/153,835.

U.S. Provisional Patent Application No. 62/161,324.

U.S. Provisional Patent Application No. 15/225,802.

U.S. Provisional Patent Application No. 62/264,959.

U.S. Provisional Patent Application No. 62/264,967.

U.S. Utility Patent Application No. 14/735,844.

PCT International Patent Application No. PCT/US15/35128.

PCT International Patent Application No. PCT/US16/64295.

PCT International Patent Application No. PCT/US16/64296.

National filings thereunder:
2949369,
201580031524.X,
15806768.6,
201647041745.00
516371405

Australian Patent Granted No. 2015274698 awarded June 15, 2017.

On November 9, 2017, we announced our filing of a new patent application with the US Patent and Trademark Office (“USPTO”) utilizing the Lexaria DehydraTECHTM technology for delivery of phosphodiesterase type 5 (PDE5) inhibitors such as sildenafil and tadalafil, which are commonly sold under the trade names ViagraTM and CialisTM, respectively..

DESCRIPTION OF PROPERTY

Principal Offices

The address of our principal executive office is 156 Valleyview Rd., Kelowna, BC, Canada, V1X 3M4. We have 1,500 square feet of office space, which includes four executive offices for a monthly rate of CAD$826. Our current locations provide adequate office space for our purposes at this stage of our development. Additional space may be required if/as the company decides it requires additional personnel.

LEGAL PROCEEDINGS

We know of no material pending legal proceedings to which our company or our subsidiary is a party or of which any of our properties, or the properties of our subsidiary, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or our subsidiary or has a material interest adverse to our company or our subsidiary.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market for Securities

Our common stock is quoted on the OTCQX under the name “Lexaria Bioscience Corp.” and the symbol “LXRP”.

On October 28, 2009 our shares were listed for trading on the Canadian Securities Exchange under the Symbol “LXX”.

The following table reflects the high and low bid information for our common stock for each fiscal quarter during the fiscal years ended August 31, 2017 and 2016, and during the three month period ended November 30, 2017. The bid information for our common stock on the OTCQX was obtained from the OTC Markets and the sales price information for our common stock on the Canadian Securities Exchange was obtained from TMXMoney.com. These prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

	OTC QB (US Dollars)		Canadian Securities Exchange(1) (Canadian Dollars)
Quarter Ended	High	Low	High	Low
November 30, 2017	1.01	0.33	1.25	0.42
August 31, 2017	0.42	0.28	0.49	0.38
May 31, 2017	0.63	0.30	0.70	0.40
February 28, 2017	0.64	0.20	0.74	0.29
November 30, 2016	0.32	0.11	0.41	0.15
August 31, 2016	0.15	0.09	0.23	0.10
May 31, 2016	0.11	0.08	0.19	0.10
February 28, 2016	0.28	0.08	0.19	0.11
November 30, 2015	0.23	0.11	0.31	0.18

(1)	On October 28, 2009 our shares were listed for trading on the Canadian Securities Exchange under the Symbol “LXX”.

Our common stock is issued in registered form. Computershare Investor Services Inc., 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, Canada (Telephone: (604) 661-9400; Facsimile: (604) 661-9401). We have no other exchangeable securities.

Holders of Our Common Stock

As of February 5, 2018, there were 35 registered holders of record of our common stock.  As of such date, 71,001,039 of our common stock were issued and outstanding.

The continuation will not affect the amount and percentage of present holdings of our common stock beneficially owned by any person who is the beneficial owner of more than 5% of our common stock and each director and nominee and all directors and officers as a group, and our present commitments to such persons with respect to the issuance of shares of our common stock.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

FINANCIAL STATEMENTS

Financial Statements for the Three Month Period Ended November 30, 2017

Consolidated Balance Sheets (unaudited)

Consolidated Statements of Operations and Comprehensive Loss (unaudited)

Consolidated Statement of Stockholders’ Equity (Deficit) and Comprehensive Income (Loss) (unaudited)

Consolidated Statements of Cash Flows (unaudited)

Notes to the Consolidated Financial Statements

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars)

	November 30	August 31
	2017	2017
	(Unaudited)
ASSETS
Current
Cash	$2,209,703	$2,533,337
Accounts and other receivables (Note 7)	71,923	45,293
Inventory (Note 8)	77,436	67,174
Prepaid expenses and deposit	58,140	149,691
Total Current Assets	2,417,202	2,795,495
Patents (Note 9)	78,321	62,827
Equipment	1,702	1,856
	80,023	64,683
TOTAL ASSETS	$2,497,225	$2,860,178

LIABILITIES
Current
Accounts payable and accrued liabilities	$59,854	$32,574
Unearned revenue (Note 10)	10,833	17,083
Due to related parties (Note 14)	25,018	42,690
Total Current Liabilities	95,705	92,347
TOTAL LIABILITIES	95,705	92,347

STOCKHOLDERS' EQUITY
Share Capital
Authorized: 220,000,000 common voting shares with a par value of $0.001 per share Issued and outstanding: 69,435,198 common shares at November 30, 2017 and 67,975,761 common shares at August 31, 2017	69,435	67,976
Additional paid-in capital	16,080,737	16,108,270
Deficit	(13,748,652)	(13,169,939)
Equity attributable to shareholders of the Company	2,401,520	3,006,307
Non-Controlling Interest	-	(238,476)
Total Stockholders' Equity	2,401,520	2,767,831
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,497,225	$2,860,178

The accompanying notes are an integral part of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)
(Expressed in U.S. Dollars, except number of shares)

	THREE MONTHS ENDED
	November 30	November 30
	2017	2016
Revenue (Note 13)	24,635	9,225
Cost of Goods Sold	(6,099)	(888)
Gross profit	18,536	8,337

Expenses
Accounting and audit	17,691	6,099
Depreciation and Amortization (Note 9)	375	372
Insurance	4,645	5,180
Advertising and promotions	188,999	11,928
Bank charges and exchange loss	5,691	75
Consulting (Note 16)	142,166	296,267
Interest expense	-	1,355
Investor relations	188	23,717
Legal and professional	59,903	9,996
Office and miscellaneous	35,820	23,376
Research and development	110,392	7,261
Travel	27,833	19,840
Inventory write-off (Note 8)	3,546	3,424
	597,249	408,890
Net loss and comprehensive loss for the period	(578,713)	(400,553)
Net loss and comprehensive loss attributable to:
Common shareholders	(578,713)	(395,445)
Non-controlling interest (Note 9)	-	(5,108)
Basic and diluted loss per share	(0.01)	(0.01)
Weighted average number of common shares outstanding
- Basic and diluted	68,635,596	51,690,855

The accompanying notes are an integral part of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(Expressed in U.S. Dollars)

	THREE MONTHS ENDED
	November 30	November 30
	2017	2016
Cash flows used in operating activities
Net loss for the period	(578,713)	(400,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	-	27,104
Depreciation and amortization	375	372
Inventory write-off	3,546	3,424
Shares issued for services	-	43,760
Warrants issued for services	-	107,803
Change in working capital:
Accounts and other receivables	(26,630)	82,028
Inventory	(13,808)	(19,062)
Prepaid expenses and deposit	91,551	(2,032)
Accounts payable and accrued liabilities	27,280	898
Due to related parties	(17,672)	46,621
Unearned revenue	(6,250)	8,650
Net cash used in operating activities	(520,321)	(100,987)

Cash flows used in investing activities
Investment in Poviva	(70,000)	-
Patent	(15,715)	(13,684)
Net cash used in investing activities	(85,715)	(13,684)

Cash flows from financing activities
Repayment of loan to a related party	-	(4,500)
Proceeds from issuance of equity	282,402	150,008
Net cash from financing activities	282,402	145,508

Increase (decrease) in cash	(323,634)	30,837
Cash, beginning of period	2,533,337	93,409
Cash, end of period	2,209,703	124,246
Supplemental information of cash flows:
Interest paid in cash	-	1,355
Subscription funds receivable	-	600,000
Common shares issued to settle accounts payable	-	17,000
Stock based compensation recognized in prepaid expenses	-	9,537
Reclassification of NCI to additional paid in capital on acquisition	238,476	-

The accompanying notes are an integral part of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Expressed in U.S. Dollars)

	COMMON STOCK

			ADDITIONAL			TOTAL
			PAID-IN			STOCKHOLDERS’
	SHARES	AMOUNT	CAPITAL	DEFICIT	NCI	EQUITY
		$	$	$	$	$
Balance, August 31, 2016	51,288,477	51,288	11,515,419	(11,300,662)	(178,288)	87,757
Shares issued for services	939,354	938	223,722	-	-	224,660
Non-controlling Interest	-	-	-	-	(60,188)	(60,188)
Stock based compensation (Note 12)	-	-	93,968	-	-	93,968
Private placement of shares, net of issuance cost	4,104,280	4,105	1,537,637	-	-	1,541,742
Warrants issued for services	-	-	292,750	-	-	292,750
Exercise of stock options	1,014,125	1,015	176,247	-	-	177,262
Exercise of warrants	10,322,025	10,322	2,222,710	-	-	2,233,032
Conversion of debt	307,500	308	45,817	-	-	46,125
Net loss and comprehensive loss	-	-	-	(1,869,277)	-	(1,869,277)
Balance August 31, 2017	67,975,761	67,976	16,108,270	(13,169,939)	(238,476)	2,767,831
Non-controlling Interest (Note 9)	-	-	(308,476)	-	238,476	(70,000)
Exercise of stock options	55,000	55	12,446	-	-	12,501
Exercise of warrants	1,404,437	1,404	268,497	-	-	269,901
Net loss and comprehensive loss	-	-	-	(578,713)	-	(578,713)

Balance, November 30, 2017 (Unaudited)	69,435,198	69,435	16,080,737	(13,748,652)	-	2,401,520

The accompanying notes are an integral part of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2017
(Expressed in U.S. Dollars)

(Unaudited)

1.	Basis of Presentation

The unaudited interim consolidated financial statements for the three months ended November 30, 2017 included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

These unaudited interim consolidated financial statements should be read in conjunction with the August 31, 2017 audited annual financial statements and notes thereto.

2.	Organization, Business and Going Concern

Lexaria Biosciences Corp. (“Lexaria”, or the “Company”) Company was formed on December 9, 2004 under the laws of the State of Nevada as an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas properties in the United States and Canada. In March of 2014, the Company began its entry into the bioscience and alternative health and wellness business and discontinued its involvement in the oil and gas business in November 2014. In May 2016, the Company also commenced out- licensing its patented technology for improved delivery of bioactive compounds that promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company has its office in Kelowna, BC, Canada.

On November 2, 2017, the Company announced it acquired 100% ownership interest in its majority owned subsidiary PoViva Tea, LLC. The Company previously owned a 51% interest in PoViva Tea, LLC and acquired the remaining 49% interest. Compensation was $70,000, a waiver on certain debts, and a 5%, 20-year royalty on net profits of ViPova TeaTM tea, coffee, and hot chocolate sales. No Lexaria stock or options were issued. The 20-year royalty was determined to have a $Nil fair value as PoViva operates at a loss and future profitability is uncertain.

The Company’s unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a net loss of $578,713 for the three months ended November 30, 2017 (2016: $400,553) and had a deficit accumulated since its inception of $13,748,652 (August 31, 2017: $13,169,939). The Company had a working capital balance of $2,321,497 as at November 30, 2017 with net cash used in operating activities of $520,321 during the three months ended November 30, 2017.

The Company requires additional funds to maintain its operations and developments. Management’s plans in this regard are to raise equity and debt financing as required, but there is no certainty that such financing will be available or that it will be available at acceptable terms. The outcome of these matters cannot be predicted at this time.

3.	Business Risk and Liquidity

The Company is subject to several categories of risk associated with its operating activities. The production and sale of alternative health products is an emerging industry in which business practices are not yet standardized and are subject to frequent scrutiny and evaluation by federal, state, provincial, and municipal authorities, academics, and media outlets, among others. Although we intend to develop our businesses in accordance with best ethical practices, we may suffer negative publicity if we, our partners, contractors, or customers are found to have engaged in any environmentally insensitive practices or other business practices that are viewed as unethical.

Our operations may require licenses and permits from various governmental authorities. We believe that we will be able to obtain all necessary licenses and permits under applicable laws and regulations for our operations and believe we will be able to comply in all material respects with the terms of such licenses and permits. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that we will be able to obtain or maintain all necessary licenses and permits, and failing to obtain or retain required licenses could have a materially adverse effect on the Company.

Lexaria and its subsidiaries are not involved directly or indirectly in the cultivation, processing, distribution, or utilization of Cannabis or Cannabis derived components. All of Lexaria’s consumer products utilize legally sourced Hemp and Hemp components in their production. Lexaria does have an ancillary involvement risk via out-licensing of its patented technology to licensees that choose to utilize its technology to manufacture products that contain locally or state approved but federally regulated and controlled contents. There can be no guarantee that changes in the regulatory framework and environment will not occur and such changes could have a materially adverse effect on the Company. It is possible some jurisdictions may even interpret Lexaria’s ancillary involvement as in contravention with regulations.

4.	Basis of Consolidation

The unaudited interim consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary, Lexaria CanPharm Corp. which was incorporated on April 4, 2014 under the laws of Canada, and wholly-owned subsidiary PoViva Tea, LLC (2017 - 51% owned) which was incorporated on December 12, 2014, under the laws of the State of Nevada, and the 50%-owned subsidiary Ambarii Trade Corporation, which has no assets or liabilities, that was incorporated on April 24, 2017 under the laws of the Province of British Columbia. All significant inter-company balances and transactions have been eliminated.

5.	Estimates and Judgments

The preparation of financial statements in conformity with U.S GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, and expenses. The estimates and the associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

In preparing these unaudited interim consolidated financial statements, the significant judgments made by management in applying the Company’s accounting policies and the key sources of estimation uncertainty were the same as those applied to the consolidated financial statements for the year ended August 31, 2017.

6.	Recent Accounting Guidance Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued a new standard related to the revenue recognition. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued several amendments to the standards, including clarification on the accounting for licenses of intellectual property and identifying performance obligations.

The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company will apply the full retrospective approach to adopt the standard but does not anticipate that this standard will have a material impact on its consolidated financial statements.

In January 2016, FASB issued a new standard to amend certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Most prominent among the amendments is the requirement for changes in fair value of equity investments, with certain exceptions, to be recognized through profit or loss rather than other comprehensive income. The new standard will be effective for the Company beginning September 1, 2018. The standard is not expected to have any impact on the Company’s financial statements.

In February 2016 FASB issued ASU No. 2016-02, Leases (Topic 842) which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation, and disclosure of leases for both lessees and the lessors. The new standard requires the lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. The classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. When adopted, the Company does not expect this guidance to have a material impact on its consolidated financial statements.

In June 2016, the FASB issued a new standard to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broarder range of reasonable and supportable information to inform credit loss credit loss estimates. For trade and other receivables, loans and other financial instruments, the Company will be required to use a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses which reflects losses that are probable. Credit losses relating to available for sale debt securities will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The new standard will be effective for Lexaria beginning September 1, 2020, with early adoption permitted. Application of the amendments is through a cumulative-effect adjustment to deficit as of the effective date. The Company is currently assessing the impact of the standard on its consolidated financial statements.

7.	Accounts and Other Receivables

	November 30	August 31
	2017	2017
	$	$
Trade and deposits receivable	1,553	1,778
Territory License Fee receivable (Note 10)	10,000	-
Sales tax receivable	60,370	43,515
	71,923	45,293

8.	Inventory

	November 30	August 31
	2017	2017
	$	$
Raw materials	36,040	14,220
Finished goods	30,708	42,266
Work in progress	10,688	10,688
	77,436	67,174

During the three months ended November 30 2017, the Company wrote down $3,546 (2016 - $3,424) of inventory to reflect its net realizable value.

9.	Alternative Health Products

On November 12, 2014, the Company signed an agreement with Poppy’s Teas LLC (“PoViva”) and acquired 51% of ViPova™. On November 2, 2017, Lexaria announced that it acquired a 100% ownership interest in PoViva Tea, LLC, via cash compensation of $70,000, a waiver on certain debts owed to Lexaria, and a 5%, 20- year royalty on net profits of ViPova TeaTM tea, coffee, and hot chocolate sales. No Lexaria stock or options were issued. The 20-year royalty was determined to have a $Nil fair value as PoViva operates at a loss and future profitability is uncertain.

On August 11, 2015, Lexaria signed a license agreement with PoViva Tea LLC for $10,000, granting Lexaria a 35-year non exclusive worldwide license to unencumbered use of PoViva Tea LLC’s IP Rights, including rights of resale. This license agreement ensures Lexaria has full access to the underlying patent pending infusion Technology.

Issued Patent #	Patent Issuance Date	Patent Family
9474725	10/25/2016	Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof
US 9839612 B2	12/12/2017

The patents are amortized over their legal life of 20 years.

Patents

	November 30	August 31
	2017	2017
	$	$
Balance – Beginning	62,827	53,997
Additions	15,715	9,699
Amortization	(221)	(869)
Balance – Ending	78,321	62,827

October 19, 2017, the Company received a new Notice of Allowance from the United States Patent and Trademark Office (“USPTO”) for the use of its technology as a delivery platform for all cannabinoids including THC; fat soluble vitamins; non steroidal anti-inflammatory pain medications (“NSAIDs”); and nicotine. Lexaria expects formal patent issuance within three to four months which is expected to provide protection until at least 2035. The patent application number is 15/225,799, “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof” and on December 12, 2017, Lexaria received patent US 9839612 B2 for this application.

10.	Unearned Revenue

On May 14, 2016, the Company entered into a licensing agreement (the “Licensing Agreement”) with an arm’s length party (the “Licensee”) allowing the Licensee, for a two-year period, to utilize the Company’s Technology to create, test, manufacture, and sell marijuana-infused consumable and/or topical products, in the state of Colorado, with an option of extending the terms of the Licensing Agreement to Washington, Oregon, and California (the “Territorial License”). In addition to the granting of the license, the Company is required to provide support services to the Licensee in connection with the use of the Company’s Technology during the term of the Licensing Agreement.

The Company determined that the provision of the support services is a separate deliverable under the licensing agreement. As the support services will not be sold on a stand-alone basis, the Company is unable to establish a vendor-specific objective evidence of fair value of such services to be able to objectively allocate the Territory License fee receipts between the license and the support services. Accordingly, the Company recognizes revenue pro-rated basis over the term of the Licensing agreement. During the three months ended November 30, 2017, the Company recognized $16,250 (Note 13), $6,250 of pro-rated income and $10,000 of additional Licensing Fees. As at November 30, 2017, a total of $10,000 in License Fees are receivable from the Licensee (August 31, 2017 - $Nil).

	November 30	August 31
	2017	2017
	$	$
Balance – Beginning	17,083	12,500
Territorial License fees received	-	30,000
Advance payments on product sales	-	4,900
Earned revenue	(6,250)	(30,317)
Balance - Ending	10,833	17,083

11.	Common Shares and Warrants

Fiscal 2018 Activity

On September 22, 2017, the Company received $93,750 from the exercise of warrants previously granted. The warrants were exercised at the price of $0.15, for a total of 625,000 common shares being issued.

On October 27, 2017 the Company extended the expiration date of warrants originally issued on January 9, 2017, with a one-year expiration date. The warrant quantity and exercise price remain unchanged, 500,000 warrants exercisable at $0.44, will now expire on January 9, 2019.

On November 9, 2017, the Company received $69,736 from the exercise of 364,250 warrants at prices of $0.14, $0.42, and $0.60; and 55,000 options were exercised at the price of $0.2273 for proceeds of $12,501; for a total of 419,250 common shares being issued. The Company also issued 875 compensation warrants with an exercise price of $0.60 expiring April 3, 2019. These compensation warrants were valued at $347 and recorded as a share issue cost and within additional paid in capital for a net effect of $Nil.

On November 22, 2017, the Company received $118,915 from the exercise of warrants and compensation warrants previously granted. The compensation warrant was exercised at the price of $0.42. The warrants were exercised at prices of $0.14, $0.273, and $0.60, for a total of 415,187 common shares being issued. The Company also issued 20,156 compensation warrants with an exercise price of $0.60 expiring April 3, 2019. These compensation warrants were valued at $7,990 and recorded as a share issue cost and within additional paid in capital for a net effect of $Nil.

A continuity schedule for warrants is presented below:

		Weighted Average
	Number of	Exercise Price
	Warrants	$
Balance, August 31, 2016	12,136,241	0.18
Cancelled/Expired	(1,004,150)	0.22
Exercised	(10,322,025)	0.23
Issued	8,034,440	0.36
Balance, August 31, 2017	8,844,506	0.29
Exercised	(1,404,437)	0.19
Issued	21,031	0.60
Balance, November 30, 2017	7,461,100	0.30

The fair value of warrants granted as compensation warrants was estimated as of the date of the grant by using the Black-Scholes option pricing model with the following assumptions:

November 30
2017
Expected volatility	100% – 101%
Risk-free interest rate	1.21%
Expected life	1.36 – 2.00 years
Dividend yield	0.00%
Estimated fair value per warrant	$0.40

A summary of warrants outstanding as of November 30, 2017 is presented below:

# of Warrants	Weighted	Weighted
	Average	Average
	Remaining	Exercise Price
	Contractual Life	$
180,400	0.03 years	0.27
450,000	0.70 years	0.14
500,000	0.70 years	0.44
2,650,666	0.75 years	0.14
500,000	1.11 years	0.23
1,984,796	1.34 years	0.60
245,238	1.34 years	0.42
200,000	1.55 years	0.29
750,000	3.86 years	0.14
7,461,100	1.26 years	0.30

12.	Stock Options

The Company has established its 2014 Stock Option Plan whereby the board of directors may, from time to time, grant up to 3,850,000 stock options to directors, officers, employees, and consultants. Stock options granted must be exercised no later than five years from the date of grant or such lesser period as determined by the Company’s board of directors. The exercise price of an option is equal to or greater than the closing market price of the Company’s common shares on the day preceding the date of grant. The vesting terms of each grant are set by the board of directors.

Fiscal 2018 Activity

No stock options were granted during the period ended November 30, 2017.

A continuity schedule for stock options is presented below:

		Weighted
	Options	Average Exercise
	Outstanding	Price
		$
Balance, August 31, 2016	3,485,000	0.15
Exercised	(1,014,125)	0.17
Granted	850,000	0.14
Balance, August 31, 2017	3,320,875	0.15
Exercised	(55,000)	0.23
Balance, November 30, 2017	3,265,875	0.15

A summary of the stock options as at November 30 2017, is presented below:

Number of Stock	Number of Stock	Weighted	Weighted	Aggregate
Options	Options	Average	Average	Intrinsic Value
	Exercisable	Remaining	Exercise Price
		Contractual Life	$	$
247,500	247,500	0.55 years	0.09	231,188
193,375	193,375	1.65 years	0.23	154,261
990,000	990,000	2.06 years	0.10	915,750
275,000	275,000	2.18 years	0.09	256,875
550,000	550,000	2.32 years	0.09	513,750
110,000	110,000	2.80 years	0.17	93,750
300,000	300,000	3.38 years	0.11	274,500
200,000	200,000	4.51 years	0.37	131,000
400,000	100,000	4.56 years	0.29	292,000
3,265,875	2,965,875	2.58 years	0.15	2,863,073

13.	Revenues

	Three Months Ended
	November 30	November 30
	2017	2016
	$	$
Product sales	8,008	864
Licensing revenue (Note 10)	16,250	8,250
Freight revenue	377	111
	24,635	9,225

The Company recognizes licensing revenue on a pro-rated basis over the term of the Licensing Agreement (Note 10) and additional licensing fees as they are earned. During the period ended November 30, 2017, the Company recognized $6,250 of the pre-defined $50,000 Licensing fees previously received and $10,000 of additional Licensing fees. As of November 30, 2017, a total of $39,167 of the $50,000 previously received payments has been recognized as licensing revenue over the life of the contract.

14.	Related Party Transactions

For the period ended November 30, 2017, the Company paid/accrued the following:

	November 30	November 30
	2017	2016
	$	$
Management, consulting and accounting services:
C.A.B Financial Services (“CAB”)(1)	36,000	30,230
M&E Services Ltd. (“M&E”)(1)	18,822	11,089
Docherty Management Limited (“Docherty Management”)(1)	35,292	70,166
Company controlled by a director – consulting	12,000	12,000
	102,114	123,485

(1) CAB is owned by the CEO of the Company, M&E is owned by the CFO of the Company June 1, 2017, and Docherty Management Limited (“Docherty Management”) is owned by the President of the Company.

Due to related parties:

As at November 30, 2017, $25,018 (August 31, 2017 - $42,690) was payable to related parties included in due to related parties.

The related party transactions are recorded at the exchange amount established and agreed to between the related parties.

15.	Segment Information

The Company’s operations involve the development and usage, including licensing, of its proprietary nutrient infusion Technology. Lexaria is centrally managed and its chief operating decision makers, being the president and the CEO, use the consolidated and other financial information supplemented by revenue information by category of alternative health consumer products and technology licensing to make operational decisions and to assess the performance of the Company. The Company has identified two reportable segments: Intellectual Property Licensing and Consumer Products. Licensing revenues are significantly concentrated on a single licensee.

	IP Licensing	Consumer Products	Corporate	Consolidated Total
External Revenue	16,250	8,385	-	24,635
CoGS	-	(6,099)	-	(6,099)
Operating Expenses	(59,581)	(45,556)	(492,112)	(597,249)
Segment Loss	(43,331)	(43,270)	(492,112)	(578,713)
Total Assets	78,321	79,138	2,339,766	2,497,225

16.	Commitments, Significant Contracts and Contingencies

Management Agreements

As at November 30, 2017, the Company is party to the following contractual commitments:

Party	Monthly Commitment	Expiry Date
C.A.B Financial Services (1) (2)	$12,000	November 30, 2018
Docherty Management Ltd. (1) (2)	CAD $15,000	March 1, 2019
M&E Services Ltd. (1)	CAD $8,000	June 1, 2018
Corporate Development(3) (4)	CAD $4,000	Month to Month
Advisory Agreement	CAD $4,000	March 24, 2018
Investor relations and communications – Alex Blanchard Capital(1)	CAD $7,500	December 19, 2017
Research & Development	CAD $3,854	June 19, 2018

Revenue Incentive Milestones

(1) 100,000 common shares issuable upon the Company achieving non-refundable revenues of $200,000 to any single customer in any consecutive 60-day period for the first 12 months of the contract, plus a further 50,000 common shares issuable upon achieving non-refundable revenues of $200,000 to any single customer in any consecutive 60-day period, during the 13th - 24th months of the contract. If the Company achieves non- refundable revenues of $500,000 in any fiscal quarter, a further 200,000 common shares may be issuable during the first 12 months of the contract and 100,000 common shares during the 13th - 24th months of the contract.

Intellectual Property Milestones

(2) During the term of the agreement, for each provisional patent application substantively devised and successfully created, written, and filed with the U.S. Patent Office for the Company’s Technology, 250,000 restricted common shares of the Company will be issuable.

Corporate Development Milestones

(3) For new customers sourced by the Consultant until July 10, 2017; for combined Lexaria Energy and ViPova products and including all combined sales efforts and/or technology licensing revenues, achieving non- refundable revenues of $200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 100,000 Company shares (not achieved); and, from July 11, 2017, until July 10, 2018; a restricted common share award of 50,000 Company shares may be achieved; this clause is limited to one payment per customer during the 12-month period, but payable on each customer that meets these sales/licensing thresholds.

(4) For new customers sourced by the Consultant until July 10, 2017; for combined Lexaria Energy and ViPova products and including all combined sales efforts and/or technology licensing revenues, achieving non- refundable revenues of $500,000 in any fiscal quarter would result in a restricted common share award of 200,000 Company shares (not achieved); and, from July 11, 2017, until July 10, 2018; for combined Lexaria Energy and ViPova products and including all sales efforts, achieving non-refundable revenues of $500,000 in any fiscal quarter would result in a restricted common share award of 100,000 Company shares; this clause is limited to one payment per fiscal quarter.

17.	Subsequent Events

a)

On December 1, 2017, the company received $6,733 from the exercise of a compensation warrant previously granted. The compensation warrant was exercised at $0.42 and a total of 16,031 common shares were issued. The Company also issued 8,016 warrants with an exercise price of $0.60 and an expiration date of April 3, 2019, related to the compensation warrant. Lexaria also issued 14,634 restricted common shares at an issuance price of $0.82 per shares to settle $12,000 of debt to a director of the Company.

b)

On December 1, 2017, Lexaria granted 200,000 stock options with an exercise price of $0.83 and an expiration date of December 1, 2022 to an officer of the Company, pursuant to an existing management contract. Lexaria awarded 250,000 stock warrants with an exercise price of $0.83 and an expiration date of December 1, 2019 to a manager of the Company, pursuant to a management contract.

c)

On December 1, 2017, Lexaria awarded a total of 209,056 restricted common shares at an issuance price of $0.82 as required by intellectual property performance thresholds within an existing management consulting contract with the Company divided between three officers and three managers.

d)

On December 22, 2017, the Company announced it received $95,857.20 from the exercise of stock warrants and a compensation option certificate previously granted. The compensation option certificate was exercised at $0.42 and a total of 7,200 common shares were issued. This exercise is by a third party who is neither an officer nor a director of the Company. The Company also received for exercise a total of 230,062 warrants previously granted; being 9,000 at $0.14; 125,400 at $0.273; and 95,662 at $0.60.

e)

On January 10, 2018, the Company announced it received $216,851 from the exercise of warrants and stock options previously granted. 33,375 stock options were exercised at $0.2273 and 50,000 were exercised at $0.295 and 324,191 warrants at $0.60.

FINANCIAL STATEMENTS

Financial Statements for the Years Ended August 31, 2017 and 2016

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statement of Stockholders’ Equity (Deficit) and Comprehensive Income (Loss)

Consolidated Statements of Cash Flows

Notes to the Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
Lexaria Bioscience Corp.

We have audited the accompanying consolidated financial statements of Lexaria Bioscience Corp. (the “Company”), which comprise the consolidated balance sheets as of August 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, changes in cash flows, and stockholders’ equity for the years ended August 31, 2017 and 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lexaria Bioscience Corp. as of August 31, 2017 and 2016, and the results of its operations and its cash flows for the years ended August 31, 2017 and 2016 in conformity with accounting principles generally accepted in the United States of America.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

November 22, 2017

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars)

	August 31	August 31
	2017	2016
ASSETS
Current
Cash	$2,533,337	$93,409
Accounts and other receivable (Note 6)	45,293	131,083
Inventory (Note 7)	67,174	134,724
Prepaid expenses and deposit	149,691	150,950
	2,795,495	510,166
Patent (Note 8)	62,827	53,997
Equipment	1,856	2,475
	64,683	56,472
TOTAL ASSETS	$2,860,178	$566,638

LIABILITIES
Current
Accounts payable and accrued liabilities	$32,574	$90,010
Unearned revenue (Note 9)	17,083	12,500
Due to related parties (Note 14)	42,690	331,371
Total Current Liabilities	92,347	433,881

Convertible debenture (Note 10)	-	45,000
TOTAL LIABILITIES	92,347	478,881

STOCKHOLDERS' EQUITY
Share Capital (Note 11)
Authorized: 220,000,000 common voting shares with a par value of $0.001 per share Issued and outstanding: 67,975,761 common shares at August 31, 2017 and 51,288,477 common shares at August 31, 2016	67,976	51,288
Additional paid-in capital (Note 11)	16,108,270	11,515,419
Deficit	(13,169,939)	(11,300,662)
Equity attributable to shareholders of the Company	3,006,307	266,045
Non-Controlling Interest (Note 8)	(238,476)	(178,288)
Total Stockholders' Equity	2,767,831	87,757
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,860,178	$566,638

The accompanying notes are an integral party of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in U.S. Dollars, except number of shares)

	YEAR ENDED
	August 31	August 31
	2017	2016
Revenue
Sales (Note 13)	$63,639	$40,718
Cost of Goods Sold
Cost of goods sold	29,750	45,615
Gross Profit / (Loss)	33,889	(4,897)

Expenses
Accounting and audit	74,087	95,921
Depreciation and Amortization (Note 8)	1,488	619
Insurance	19,652	17,237
Advertising and promotions	209,034	185,459
Bank charges and exchange loss	(6,415)	15,382
Consulting (Note 12, 16)	1,130,916	657,813
Interest expense (Note 10)	6,015	2,250
Investor relations (Note 12)	91,681	61,574
Legal and professional	136,210	37,939
Office and miscellaneous	118,863	97,077
Research and development	54,185	9,024
Taxes	(2,374)	3,983
Travel	61,401	44,034
Inventory write-off (Note 7)	68,611	44,040
	1,963,354	1,272,352
Net loss and comprehensive loss for the year	$(1,929,465)	$(1,277,249)
Net loss and comprehensive loss attributable to:
Common shareholders	$(1,869,277)	$(1,214,773)
Non-controlling interest (Note 8)	$(60,188)	$(62,476)

Basic and diluted loss per share	$(0.03)	$(0.03)
Weighted average number of common shares outstanding - Basic and diluted	58,765,806	43,840,378

The accompanying notes are an integral party of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)

	YEAR ENDED
	August 31	August 31
	2017	2016
Cash flows used in operating activities
Net loss and comprehensive loss for the year	$(1,929,465)	$(1,277,249)
Adjustments to reconcile net loss and comprehensive loss to net cash used in operating activities:
Stock based compensation	113,044	122,015
Depreciation and amortization	1,488	619
Inventory write-off	68,611	44,040
Common shares issued for interest (Note 10)	1,125	-
Common shares issued for services	207,660	79,500
Warrants issued for services	292,750	32,252
Change in working capital:
Accounts and other receivable	(7,710)	(6,201)
Inventory	(1,061)	(10,778)
Prepaid expenses and deposit	(17,817)	26,190
Accounts payable and accrued liabilities	(40,436)	56,937
Due to related parties	(238,681)	259,319
Unearned revenue	4,583	12,500
Net cash used in operating activities	(1,545,909)	(660,856)

Cash flows used in investing activities
Patent	(9,699)	(17,008)
Acquisition of equipment	-	(3,094)
Net cash used in investing activities	(9,699)	(20,102)

Cash flows from financing activities
Proceeds from (Payments of) loans/convertible debentures	(50,000)	95,000
Proceeds from issuance of equity	4,045,536	419,292
Net cash from financing activities	3,995,536	514,292

Change in cash	2,439,928	(166,666)
Cash, beginning of year	93,409	260,075
Cash, end of year	$2,533,337	$93,409
Supplemental information of cash flows:
Interest paid in cash	$4,890	$2,250
Income taxes paid in cash	$-	$-
Shares issued to convert convertible debt	$45,000	$-
Subscription funds receivable	$-	$93,500
Stock based compensation recognized from prepaid expense	$19,076	$38,150
Shares issued for services in accounts payable and accrued liabilities	$17,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Expressed in U.S. Dollars)

	COMMON STOCK
			ADDITIONAL
			PAID-IN			TOTAL
	SHARES	AMOUNT	CAPITAL	DEFICIT	NCI	EQUITY
		$	$	$	$	$

Balance, August 31, 2015	43,838,286	43,838	10,814,460	(10,085,889)	(115,812)	656,597
Shares issued for services	625,000	625	78,875	-	-	79,500
Non-controlling Interest	-	-	-	-	(62,476)	(62,476)
Stock based compensation (Note 12)	-	-	83,865	-	-	83,865
Private placement of shares, net of issuance cost	5,266,858	5,267	414,025	-	-	419,292
Private placement subscription receivable	1,558,333	1,558	91,942	-	-	93,500
Warrants to be issued for services	-	-	32,252	-	-	32,252
Net loss	-	-	-	(1,214,773)	-	(1,214,773)
Balance, August 31, 2016	51,288,477	51,288	11,515,419	(11,300,662)	(178,288)	87,757
Shares issued for services	939,354	938	223,722	-	-	224,660
Non-controlling Interest	-	-	-	-	(60,188)	(60,188)
Stock based compensation (Note 12)	-	-	93,968	-	-	93,968
Private placement of shares, net of issuance cost	4,104,280	4,105	1,537,637	-	-	1,541,742
Warrants issued for services	-	-	292,750	-	-	292,750
Exercise of stock options	1,014,125	1,015	176,247	-	-	177,262
Exercise of warrants	10,322,025	10,322	2,222,710	-	-	2,233,032
Conversion of debt	307,500	308	45,817	-	-	46,125
Net loss	-	-	-	(1,869,277)	-	(1,869,277)
Balance, August 31, 2017	67,975,761	67,976	16,108,270	(13,169,939)	(238,476)	2,767,831

The accompanying notes are an integral part of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2017
(Expressed in U.S. Dollars)

1.	Organization, Business and Going Concern

Lexaria Biosciences Corp. (“Lexaria”, or the “Company”) Company was formed on December 9, 2004 under the laws of the State of Nevada as an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas properties in the United States and Canada. In March of 2014, the Company began its entry into the bioscience and alternative health and wellness business and discontinued its involvement in the oil and gas business in November 2014. In May 2016, the Company also commenced out-licensing its patented technology for improved delivery of bioactive compounds that promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company has its office in Kelowna, BC, Canada.

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a net loss attributable to its common shareholders of $1,869,277 for the year ended August 31, 2017 (2016: $1,214,773) and at August 31, 2017 had a deficit accumulated since its inception of $13,169,939 (2016: $11,300,662).

The Company has a working capital balance of $2,703,148 as at August 31, 2017 (2016: $76,285). The Company requires additional funds to maintain its operations and developments. Management’s plans in this regard are to raise equity and debt financing as required, but there is no certainty that such financing will be available or that it will be available at acceptable terms. The outcome of these matters cannot be predicted at this time.

2.	Business Risk and Liquidity

The Company is subject to several categories of risk associated with its operating activities. The production and sale of alternative health products is an emerging industry in which business practices are not yet standardized and are subject to frequent scrutiny and evaluation by federal, state, provincial, and municipal authorities, academics, and media outlets, among others. Although we intend to develop our businesses in accordance with best ethical practices, we may suffer negative publicity if we, our partners, contractors, or customers are found to have engaged in any environmentally insensitive practices or other business practices that are viewed as unethical.

Our operations may require licenses and permits from various governmental authorities. We believe that we will be able to obtain all necessary licenses and permits under applicable laws and regulations for our operations and believe we will be able to comply in all material respects with the terms of such licenses and permits. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that we will be able to obtain or maintain all necessary licenses and permits, and failing to obtain or retain required licenses could have a materially adverse effect on the Company.

Lexaria and its subsidiaries are not involved directly or indirectly in the cultivation, processing, distribution, or utilization of Cannabis or Cannabis derived components. All of Lexaria’s consumer products utilize legally sourced Hemp and Hemp components in their production. Lexaria does have an ancillary involvement risk via out-licensing of its patented technology to licensees that choose to utilize its technology to manufacture products that contain locally or state approved but federally regulated and controlled contents. There can be no guarantee that changes in the regulatory framework and environment will not occur and such changes could have a materially adverse effect on the Company. It is possible some jurisdictions may even interpret Lexaria’s ancillary involvement as in contravention with regulations.

3.	Significant Accounting Policies

a)	Accounting Principles

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America. All amounts, unless otherwise stated, are in United States dollars.

b)	Basis of Presentation

On December 16, 2015, the Company completed a forward stock split of our authorized and issued and outstanding shares of common stock on a basis of 1 old share of common stock for 1.1 new shares of common stock. The forward stock split affected all the issued and outstanding common shares, stock options, and warrants at the effective date and increased authorized capital to 220,000,000, par value of $0.001. All common shares numbers, numbers of stock options, and warrants and related per share amounts disclosed in these consolidated financial statements have been retroactively adjusted to reflect the forward stock split.

c)	Basis of Consolidation

These consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary, Lexaria CanPharm Corp. which was incorporated on April 4, 2014, under the laws of Canada, 51%-owned subsidiary PoViva Tea, LLC which was incorporated on December 12, 2014, under the laws of the State of Nevada, and the 50%-owned subsidiary Ambarii Trade Corporation, which has no assets or liabilities, that was incorporated on April 24, 2017 under the laws of the Province of British Columbia. All significant inter-company balances and transactions have been eliminated.

d)	Revenue Recognition

Revenue from the sale of health products is generally recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. In most cases, these conditions are met when the product is shipped to the customer. The Company reports its sales net of the amount of actual sales returns and the amount of reserves established for anticipated sales returns based upon historical return rates. Sales tax collected from customers is excluded from net sales.

Lexaria also enters into agreements to license out its patented technology that can include various combinations of services. Where elements are delivered over different periods of time, and when allowed under U.S. GAAP, revenue is allocated to the respective elements based on their relative selling prices at the inception of the arrangement, and revenue is recognized as each element is delivered. The Company uses a hierarchy to determine the fair value to be used for allocating revenue to elements: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence and (iii) best estimate of selling price (“ESP”). Generally VSOE is the price charged when the deliverable is sold separately or the price established by management for a product that is not yet sold if it is probable that the price will not change before introduction into the marketplace. ESPs are established as best estimates of what the selling prices would be if the deliverables were sold regularly on a stand-alone basis. Given Lexaria’s early stage of such line of revenue, the Company’s process for determining the VSOE and ESP requires judgment and considers multiple factors that may vary overtime depending upon the unique facts and circumstances related to each deliverable.

e)	Inventory and Cost of Sales

The Company’s inventory consists of finished goods, work in progress, and raw materials. In all classes, inventory is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

Cost of sales includes all expenditures incurred in bringing the goods to the point of sale. Inventory costs and costs of sales include direct costs of the raw material, inbound freight charges, warehousing costs, handling costs (receiving and purchasing) and utilities and overhead expenses related to the Company’s manufacturing and processing facilities.

f)	Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of August 31, 2017, and August 31, 2016, The Company held cash only.

g)	Equipment

Equipment is stated at cost less accumulated depreciation, and depreciated using the straight-line method over its useful life of five years.

h)	Patents

Capitalized patent costs represent legal costs incurred to establish patents. When patents reach a mature stage, any associated legal costs are comprised mostly of maintenance fees and are expensed as incurred. Capitalized patent costs are amortized on a straight-line basis over the remaining life of the patent. The Company was granted its first patent on October 25, 2016 (Note 8), with a legal life of 20 years.

i)	Stock-Based Compensation

Company accounts for its stock-based compensation awards in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees, including grants of employee stock options, to be recognized as expense in the statements of operations based on their grant date fair values. For stock options granted to employees and to members of the Board of Directors for their services on the Board of Directors, the Company estimates the grant date fair value of each option award using the Black-Scholes option-pricing model. The use of the Black-Scholes option-pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock.

Stock-based payments issued to non-employees are recorded at their fair values, and are periodically revalued as the equity instruments vest and are recognized as expense over the related service period in accordance with the provisions of ASC 718 and ASC Topic 505, Equity. For equity instruments granted to non-employees, the Company recognizes stock-based compensation expense on vesting.

j)	Loss Per Share

The Company applies the guidance in ASC 260 Earnings Per Share. Loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share is equivalent to basic loss per share because the potential exercise of the equity-based financial instruments was anti-dilutive.

k)	Foreign Currency Translation

The Company's operations are located in the United States of America and Canada, and it has offices in Canada. The Company maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense that was acquired or incurred in a foreign currency is translated into U.S. dollars by the using of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated at the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in profit or loss.

l)	Financial Instruments

ASC 820 Fair Value Measurements and Disclosures, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

Level 3 - Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The Company’s financial instruments consist primarily of cash, accounts and other receivable, accounts payable and accrued liabilities, due to related parties, and convertible debenture. The carrying amounts of cash, accounts and other receivable, accounts payable and accrued liabilities, and due to related parties approximate their fair values due to their short maturities. The carrying value of the Company’s convertible debenture approximates its fair value based on comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to the Company.

The Company is located in Canada, which results in exposure to market risks from changes in foreign currency rates. The foreign currency exchange risk is the financial risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk as the Company does not hold a significant position in foreign currencies, such as the Canadian dollar, and the impact of a change in a few basis points for USD/CAD is not expected to be material.

m)	Income Taxes

The Company applies the guidance in ASC 740, Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

n)	Impairment of Long-Lived Assets

Long-lived assets, including equipment, and intangible assets, such as the Company’s patents, are assessed for potential impairment when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss is recognized when the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Any required impairment loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value and is recorded as a reduction in the carrying value of the related asset and a charge to the profit or loss. Intangible assets with indefinite lives are tested for impairment annually and in interim periods if certain events occur indicating that the carrying value of the intangible assets may be impaired.

o)	Comprehensive Income

The Company applies ASC 220, Comprehensive Income, which establishes standards for reporting and presentation of comprehensive income, its components and accumulated balances. The Company discloses this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity changes except those transactions resulting from investments by owners and distributions to owners.

p)	Credit Risk and Receivable Concentration

The Company places its cash with a high credit quality financial institution. As of August 31, 2017, the Company had approximately $2,533,000 in the bank (August 31, 2016: $93,000).

As at August 31, 2017, the Company had $43,515 (2016 - $27,583) in sales tax receivable (Note 6). The Company considers its credit risk to be low for such receivable.

q)	Convertible Debenture

The Company accounts for its convertible debt instruments that may be settled in cash upon conversion according to ASC 470-20-30-22 which requires the proceeds from the issuance of such convertible debt instruments to be allocated between debt and equity components so that debt is discounted to reflect the Company’s non-convertible debt borrowing rate.

Further, the Company applies ASC 470-20-35-13 which requires the debt discount to be amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense.

r)	Commitments and Contingencies

In accordance with ASC 450-20, Accounting for Contingencies, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information. Historically, the Company has not experienced any material claims.

s)	Research and Development

Research and development costs are expensed as incurred.

t)	Advertising

The Company expenses advertising costs as they are incurred. The advertising expenses were $209,034 and $185,459 for the years ended August 31, 2017 and 2016, respectively.

4.	Estimates and Judgments

The preparation of financial statements in conformity with U.S GAAP requires us to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Some of the Company’s accounting policies require us to make subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. These accounting policies involve critical accounting estimates because they are particularly dependent on estimates and assumptions made by management about matters that are highly uncertain at the time the accounting estimates are made. Although we have used our best estimates based on facts and circumstances available to us at the time, different estimates reasonably could have been used. Changes in the accounting estimates used by the Company are reasonably likely to occur from time to time, which may have a material effect on the presentation of financial condition and results of operations.

The Company reviews these estimates, judgments and assumptions periodically and reflect the effects of revisions in the period in which they are deemed to be necessary. We believe that these estimates are reasonable; however, actual results could differ from these estimates

Significant accounting estimates and assumptions are used for, but not limited to:

a)	The Valuation of Deferred Tax Assets

Judgement is required in determining whether deferred tax assets are recognized on the balance sheet. The recognition of deferred tax assets requires management to assess the likelihood that the Company will generate taxable income in future periods to utilize the deferred tax assets. Due to the Company’s history of losses, deferred tax assets have not be recognized by Lexaria.

b)	Convertible Debenture

The Company entered into a convertible debenture agreement on March 8, 2016 (Note 10) and evaluated the terms of the various conversion options to assess if separate accounting is required for such embedded features, which are adjusted to fair value through earnings at each reporting period. The Company determined that the embedded features within the debenture do not meet the net settlement provision characteristic of a derivative and as a result, did not apply the bifurcation requirements for such conversion options.

c)	Revenue Recognition of Licenses

Pursuant to the license agreement for the Company’s lipid infusion technology (the “Technology”) (Note 9), the licensee acquired territorial licenses for an upfront fee. The Company is also required to provide support services in connection with the licensee’s use of the Technology over the term of the license. As the support services will not be sold on a stand-alone basis, the Company is unable to establish VSOE of their fair value to be able to allocate the proceeds objectively to such services and the license. Accordingly, the up-front fee is being recognized ratably over the term of the license, which is initially for two years.

d)	Value of Stock Options

The Company provides compensation benefits to its employees, directors, officers, and consultants, through a stock option plan. The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. Expected volatility assumptions used in the model is based on the historical volatility of the Company’s share price. The Company uses historical data to estimate the period of option exercises for use in the valuation model. The risk-free interest rate for the expected term of the option is based on the yields of government bonds. Changes in these assumptions, especially the share price volatility and the expected life determination could have a material impact on the Company’s profit and loss for the periods presented. All estimates used in the model are based on historical data which may not be representative of future results.

5.	New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued a new standard related to the revenue recognition. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued several amendments to the standards, including clarification on the accounting for licenses of intellectual property and identifying performance obligations.

The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company will apply the full retrospective approach to adopt the standard but does not anticipate that this standard will have a material impact on its consolidated financial statements.

In July 2015, FASB issued ASU 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 requires that an entity measure inventory at the lower of cost and net realizable value. This ASU does not apply to inventory measured using last-in, first-out methodology. ASU 2015-11 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company does not expect the new standard to have a significant impact on its consolidated financial position, results of operations or cash flows.

In November 2015, the FASB issued guidance that requires companies to classify all deferred tax assets or liabilities as noncurrent on the balance sheet rather than separately disclosing deferred taxes as current and noncurrent. This standard is effective for the Company beginning on September 1, 2017 and can be applied either prospectively or retrospectively to all periods presented upon adoption. The standard is not expected to have any impact on the Company’s financial statements.

In January 2016, FASB issued a new standard to amend certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Most prominent among the amendments is the requirement for changes in fair value of equity investments, with certain exceptions, to be recognized through profit or loss rather than other comprehensive income. The new standard will be effective for the Company beginning September 1, 2018. The standard is not expected to have any impact on the Company’s financial statements.

In February 2016 FASB issued ASU No. 2016-02, Leases (Topic 842) which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation, and disclosure of leases for both lessees and the lessors. The new standard requires the lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. The classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. When adopted, the Company does not expect this guidance to have a material impact on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. Under ASU 2016-09, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid in capital (“APIC”). Instead, they will record all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement and the APIC pools will be eliminated. In addition, ASU 2016-09 eliminates the requirement that excess tax benefits be realized before companies can recognize them. ASU 2016-09 also requires companies to present excess tax benefits as an operating activity on the statement of cash flows rather than as a financing activity. Furthermore, ASU 2016-09 will increase the amount an employer can withhold to cover income taxes on awards and still qualify for the exception to liability classification for shares used to satisfy the employer’s statutory income tax withholding obligation. An employer with a statutory income tax withholding obligation will now be allowed to withhold shares with the fair value up to the amount of taxes owed using the maximum statutory rate in the employee’s applicable jurisdiction(s). ASU 2016-09 requires a company to classify the cash paid to a tax authority when shares are withheld to satisfy its statutory income tax withholding obligation as a financing activity on the statement of cash flows. Under current U.S. GAAP, it is not specified how these cash flows should be classified. In addition, companies will now have to elect whether to account for forfeitures on share-based payments by (1) recognizing forfeiture awards as they occur or (2) estimating the number of awards expected to be forfeited and adjusting the estimate when it is likely to change, as is currently required. The amendments of this ASU are effective for reporting periods beginning after December 15, 2016, with early adoption permitted but all of the guidance must be adopted in the same period. The Company does not expect this guidance to have a material impact on its consolidated financial statements.

In June 2016, the FASB issued a new standard to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss credit loss estimates. For trade and other receivables, loans and other financial instruments, the Company will be required to use a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses which reflects losses that are probable. Credit losses relating to available for sale debt securities will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The new standard will be effective for Lexaria beginning September 1, 2020, with early adoption permitted. Application of the amendments is through a cumulative-effect adjustment to deficit as of the effective date. The Company is currently assessing the impact of the standard on its consolidated financial statements.

6.	Accounts and Other Receivable

	August 31	August 31
	2017	2016
	$	$
Trade and deposits receivable	1,778	-
Territory License Fee receivable (Note 9)	-	10,000
Sales tax receivable	43,515	27,583
Private placement receivable (Note 11)	-	93,500
	45,293	131,083

7.	Inventory

	August 31	August 31
	2017	2016
	$	$
Raw materials	14,220	27,358
Finished goods	42,266	94,349
Work in progress	10,688	13,017
	67,174	134,724

During the year ended August 31, 2017, the Company wrote down $68,611 (2016 - $44,040) of inventory to reflect its net realisable value.

8.	Alternative Health Products

On November 12, 2014, the Company signed an agreement with Poppy’s Teas LLC. (“PoViva”) acquired 51% of ViPova™. The Company had the option to acquire an additional 24% interest in PoViva. Lexaria acquired 100% ownership interest in PoViva Tea, LLC subsequent to August 31, 2017 via compensation of $70,000, a waiver on certain debts owed to Lexaria, and a 5%, 20-year royalty on net profits of ViPova TeaTM tea, coffee, and hot chocolate sales. No Lexaria stock or options were issued.

As at August 31, 2017, the Company’s granted patent has a priority date of June 10, 2014, a publish date of October 25, 2016, and protects the Company’s technology for twenty years.

On August 11, 2015, Lexaria signed a license agreement with PoViva Tea LLC for $10,000, granting Lexaria a 35-year non exclusive worldwide license to unencumbered use of PoViva Tea LLC’s IP Rights, including rights of resale. This license agreement ensures Lexaria has full access to the underlying patent pending infusion Technology.

Patents
	August 31	August 31
	2017	2016
	$	$
Balance – Beginning	53,997	36,989
Additions	9,699	17,008
Amortization	(869)	-
Balance – Ending	62,827	53,997

October 19, 2017, the Company received a new Notice of Allowance from the United States Patent and Trademark Office (“USPTO”) for the use of its technology as a delivery platform for all cannabinoids including THC; fat soluble vitamins; non steroidal anti-inflammatory pain medications (“NSAIDs”); and nicotine. Lexaria expects formal patent issuance within three to four months which is expected to provide protection until at least 2035. The patent application number is 15/225,799, “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof”.

9.	Unearned Revenue

On May 14, 2016, the Company entered into a licensing agreement (the “Licensing Agreement”) with an arm’s length party (the “Licensee”) allowing the Licensee, for a two-year period, to utilize the Company’s Technology to create, test, manufacture, and sell marijuana-infused consumable and/or topical products, in the state of Colorado, with an option of extending the terms of the Licensing Agreement to Washington, Oregon, and California (the “Territorial License”). In addition to the granting of the license, the Company is required to provide support services to the Licensee in connection with the use of the Company’s Technology during the term of the Licensing Agreement.

The Company determined that the provision of the support services is a separate deliverable under the Licensing Agreement. As the support services will not be sold on a stand-alone basis, the Company is unable to establish a vendor-specific objective evidence of fair value of such services to be able to objectively allocate the Territorial License fee receipts between the license and the support services. Accordingly, the Company recognizes revenue ratably over the term of the Licensing Agreement. As of August 31, 2017, the Company had received the full $50,000 of the Territory License Fee. During the year ended August 31, 2017, $25,417 was recognized as revenue (Note 13) with the remaining $17,083 deferred for recognition in future periods.

	August 31	August 31
	2017	2016
	$	$
Balance – Beginning	12,500	-
Territorial License fees received/receivable (Note 6)	30,000	20,000
Advance payments on product sales	4,900	-
Earned revenue (Note 13)	(30,317)	(7,500)
Balance – Ending	17,083	12,500

10.	Convertible Debenture

On March 8, 2016, the Company closed a private placement offering of a convertible debenture in the aggregate amount of $45,000. The convertible debenture was to mature on August 31, 2020, with an interest rate of 10% per annum (on a simple basis) and was convertible at varying prices over time.

The Company determined that the conversion options did not qualify as derivatives as they did not meet the net settlement provision characteristics. The proceeds from the convertible debenture therefore were not bifurcated on the balance sheet.

During the year ended August 31, 2017, the Company paid interest of $4,500 (2016 - $2,250) in connection with the convertible debenture.

As at August 31, 2017, the convertible debenture was converted into common shares for the amount of $45,000 at $0.15 per share for 300,000 common shares plus the accrued interest of $1,125 for 7,500 shares for a total of 307,500 common shares issued on conversion.

11.	Common Shares and Warrants

Fiscal 2017 Activity

During September and October 2017 the Company received $93,500 of private placement receivable (Note 6) as at August 31, 2016.

On October 11, 2016, pursuant to its agreement with Docherty Management Ltd. (Note 16), the Company issued 252,000 common shares with a value of $35,760.

On October 11, 2016, pursuant to the Advisory Agreement, the Company issued 750,000 warrants with an exercise price of $0.14 per share and term of five years, in return for consulting services. The Company recognized the fair value of $32,252 from 250,000 of such warrants for services received during the year ended August 31, 2016, and further recognized $59,490 for the remaining 500,000 warrants issued in return for consulting services received during the year ended August 31, 2017.

The Company reached an agreement with a director to settle the outstanding amount pursuant to an advisory agreement (Note 14), through issuance of common shares of the Company.

Part 1 Date	Part 2 Amount(2)	Part 3 Shares	Part 4 Price
Part 5 October 31, 2016(1)	Part 6 $16,000	Part 7 114,286	Part 8 $0.14
Part 9 February 27, 2017	Part 10 $16,000	Part 11 29,091	Part 12 $0.55
Part 13 May 31, 2017	Part 14 $12,000	Part 15 35,294	Part 16 $0.34
Part 17 August 25, 2017	Part 18 $12,000	Part 19 32,433	Part 20 $0.37

(1) A Total of $8,000 of the $16,000 was recognized as consulting fees during the year ended August 31, 2016.
(2) There was a $NIL difference between the fair value of the shares issued and the carrying value of the debt.

On November 1, 2016, the Company issued 56,250 shares of its common stock for services amounting to $9,000, recognized within accounts payable and accrued liabilities as at August 31, 2016.

On November 1, 2016, the Company issued 500,000 warrants to a consultant. Each warrant entitles the consultant to purchase one common share of the Company at a price of $0.31 per share with a term expiring on May 31, 2017. The Company recognized $48,313, representing the fair value of such warrants.

During November, 2016, the Company provided to its warrant holders, an incentive for early exercise of their previously held warrants. Upon exercise of each warrant, in addition to the common shares of the Company, the warrant holders received a second warrant with identical terms to purchase one additional common share of the Company. The Company raised $737,508 from this early exercise warrant incentive program. A total of 3,245,000 warrants were exercised at a weighted average exercise price of $0.23 and the Company issued 3,245,000 common shares as well as 3,245,000 additional warrants to purchase common shares with an exercise price of $0.23 per share, expiring on May 14, 2017. The fair value of these additional warrants was determined to be $298,777, and is recorded within additional paid-in capital with a net effect of $nil.

On January 10, 2017, the Company issued 500,000 warrants to a consultant. Each warrant entitles the consultant to purchase one common share of the Company at a price of $0.44 per share with a term expiring on January 9, 2018. The Company recognized $112,725, representing the fair value of such warrants.

On April 3, 2017, the Company closed its brokered private placement of 4,104,280 units at a price per Unit of $0.42 for total gross proceeds of $1,723,798. Each Unit consists of one common share and one-half of one Share purchase warrant (2,052,140). Each whole Warrant entitles the holder to acquire one common share of the Company at a price of $0.60 per Share for a period of 24 months. The Agents received a cash commission of seven percent ($120,666) of the gross proceeds and 287,300 compensation units exercisable for a period of 24 months at an exercise price of $0.42 consisting of one common share and one half share purchase warrant. Each whole compensation warrant is exercisable for one common share at an exercise price of $0.60 for a period of 24 months following closing. The fair value of these compensation units was determined to be $64,162. There was $61,390 of other share issuance costs.

On June 19, 2017, pursuant to the agreement with Alex Blanchard Capital (Note 16) the Company issued 200,000 warrants exercisable at $0.29 for two years. The Company recognized $37,878, representing the fair value of such warrants.

On June 22, 2017, pursuant to the agreement with Mr. Chris Bunka (Note 16), the Company issued 210,000 common shares at $0.295 per share for $61,950, for services rendered as the Chief Executive Officer of the Company.

On June 22, 2017, pursuant to the agreement with Mr. John Docherty (Note 16), the Company issued 210,000 common shares at $0.295 per share for $61,950, for services rendered as the President of the Company.

On August 15, 2017, the Company issued 500,000 warrants to a consultant. Each warrant entitles the consultant to purchase one common share of the Company at a price of $0.44 per share with a term expiring on August 14, 2018. The Company recognized $34,344, representing the fair value of such warrants.

On August 25, 2017, the Company issued 307,500 shares at $0.15 per share of its common stock for the conversion of the convertible debt of $45,000 plus accrued interest of $1,125 (Note 10).

During the year ended August 31, 2017, a total of 1,014,125 incentive stock options were exercised for proceeds of $177,262. A total of 10,322,025 warrants were exercised for proceeds of $2,233,032, of which 3,245,000 warrants related to the early exercise warrant incentive program.

Fiscal 2016 Activity

On September 16, 2015, the Company’s Board appointed Ted McKechnie as a Director of the Company. Mr. McKechnie was issued 110,000 common shares of the Company valued at $19,000.

On December 10, 2015, Lexaria closed a private placement by issuing 550,000 units for gross proceeds of $90,000. Each unit consisted of one common share of the Company and one half transferable share purchase warrant. Each full warrant is exercisable into one further share at a price of $0.27 per share for a period of 24 months. A cash finders’ fee for $2,520 was paid to Leede Financial Markets Ltd.; and 15,400 broker warrants with an exercise price of $0.27 for a period of twenty-four months were also issued to Leede Financial Markets Ltd. The fair value of these broker warrants was determined to be $2,903.

On December 14, 2015, Lexaria signed an investor relations contract with Radius Consulting Inc. for a fee of $2,500 and 55,000 common shares of Company valued at $9,500.

On April 15, 2016, pursuant to the agreement with Mr. John Docherty (Note 16), the Company issued 210,000 common shares valued at $21,000, for services rendered as the President of the Company.

On April 15, 2016, the Company closed a private placement of 750,000 units at a price of $0.08 per unit for gross proceeds of $60,000. Each unit consisted of one common share of the Company and one non-transferrable share purchase warrant, entitling the holder to purchase one additional common share in the capital of the Company for a period of 18 months at an exercise price of $0.15 per share. The Company also issued 8,750 broker warrants to Haywood Securities Ltd. The broker warrants have a term of 18 months and are each exercisable into one common share of the Company at a price of $0.15. The fair value of these broker warrants was determined to be $805.

On June 6, 2016, the Company closed a private placement of 700,000 units priced at $0.11 per unit for gross proceeds of $77,000. Each unit consisted of one common share of the Company and one-half of a non-transferrable share purchase warrant with each warrant entitling the holder to purchase one additional common share of the Company for a period of three years at an exercise price of $0.14 per share.

On July 28, 2016, pursuant to an agreement, in return for marketing, branding, and investor relations advisory services, the Company issued 250,000 common shares of the Company valued at $0.12 per share (Note 16).

On August 10, 2016, the Company closed a private placement by issuing 1,558,525 units at a price of $0.06 per unit for gross proceeds of $93,512. Each unit consisted of one common share of the Company and one non-transferable share purchase warrant entitling the holder to purchase one additional common share in the capital of the Company for a period of 24 months at an exercise price of $0.14 per share.

On August 31, 2016, the Company completed a private placement by issuing 3,266,666 units at a price of $0.06 per unit for gross proceeds of $196,000, of which $93,500 was collected during September and October 2016. Each unit consisted of one common share of the Company and one transferable share purchase warrant. Each full warrant is exercisable into one further share at a price of $0.14 per share for a period of 24 months. A cash finders’ fee for $1,200 was paid and 50,000 broker warrants with an exercise price of $0.14 for a period of twenty-four months were also issued. The fair value of these broker warrants was determined to be $5,397.

A continuity schedule for warrants is presented below:

		Weighted Average
	Number of	Exercise Price
	Warrants	$
Balance, August 31, 2015	19,840,186	0.23
Expired	(13,978,286)	0.22
Issued	6,274,341	0.15
Balance, August 31, 2016	12,136,241	0.18
Cancelled/Expired	(1,004,150)	0.22
Exercised	(10,322,025)	0.23
Issued	8,034,440	0.36
Balance, August 31, 2017	8,844,506	0.29

The fair value of share purchase warrants granted as broker warrants, compensation units, and compensatory warrants, was estimated as of the date of the grant by using the Black-Scholes option pricing model with the following assumptions:

	August 31	August 31
	2017	2016
Expected volatility	102% - 138%	237% - 240%
Risk-free interest rate	0.65% - 1.27%	0.74% - 0.95%
Expected life	0.46 - 2 years	1.5 – 2 years
Dividend yield	0.00%	0.00%
Estimated fair value per option	$0.09 - $0.20	$0.09 - $0.19

A summary of warrants outstanding as of August 31, 2017 is presented below:

# of Warrants	Weighted	Weighted
	Average	Average
	Remaining	Exercise Price
	Contractual Life	$
625,000	0.04 years	0.15
290,400	0.28 years	0.27
500,000	0.36 years	0.23
450,000	0.95 years	0.14
2,839,666	1.00 years	0.14
2,052,140	1.59 years	0.60
287,300	1.59 years	0.42
350,000	1.76 years	0.14
750,000	4.11 years	0.14
200,000	1.80 years	0.29
500,000	0.95 years	0.44
8,844,506	1.34 years	0.29

12.	Stock Options

The Company has established its 2014 Stock Option Plan whereby the board of directors may, from time to time, grant up to 3,850,000 (post forward stock split) stock options to directors, officers, employees, and consultants. Stock options granted must be exercised no later than five years from the date of grant or such lesser period as determined by the Company’s board of directors. The exercise price of an option is equal to or greater than the closing market price of the Company’s common shares on the day preceding the date of grant. The vesting terms of each grant are set by the board of directors.

Fiscal 2017 Activity

On October 10, 2016, the Company granted 250,000 stock options to a consultant for business advisory services. The exercise price of the stock options is $0.14 per share, vesting immediately and expiring on October 10, 2018. On June 2, 2017, the Company granted 200,000 stock options to an officer of the Company. The exercise price of the stock options is $0.37 per share, vesting immediately and expiring five years from the date of grant.

On June 21, 2017, the Company granted 300,000 stock options to a consultant, 100,000 vesting annually for 3 years, with an exercise price of $0.295 and expiring five years from the date of grant. The company also granted 100,000 options to consultants vesting immediately with an exercise price of $0.295 and expiring five years from the date of grant.

During the year ended August 31, 2017, the Company also recorded $113,044 of stock based compensation in Consulting on the Income Statement of which $93,969 pertained to the stock options granted during the period and $19,075 being the recognition of expense from previous grants amortized from prepaid expenses. In 2016 the Company recorded $92,270 of stock based compensation in Consulting and $29,745 in Investor Relations on the Income Statement.

Fiscal 2016 Activity

On September 16, 2015, the Company granted 110,000 stock options to a director of the Company. The exercise price of the stock options is $0.17, vesting immediately and expiring on September 16, 2020.

On April 15, 2016, the Company granted 300,000 to an officer of the Company. The exercise price of the stock options is $0.11 per share, vesting immediately and expiring on April 15, 2021.

On June 3, 2016, the Company granted 325,000 stock options to a consultant, vesting immediately, with an exercise price of $0.14 and expiring five years from the date of grant.

A continuity schedule for stock options is presented below:

		Weighted Average
	Number of Options	Exercise Price
		$
Balance, August 31, 2015 (vested and outstanding)	4,070,000	0.15
Expired	(385,000)	0.32
Cancelled	(935,000)	0.16
Granted	735,000	0.13
Balance, August 31, 2016 (vested and outstanding)	3,485,000	0.15
Exercised	(1,014,125)	0.17
Granted	850,000	0.14
Balance, August 31, 2017 (outstanding)	3,320,875	0.15
Balance, August 31, 2017 (exercisable)	3,020,875	0.14

The fair value of options granted was estimated as of the date of the grant by using the Black-Scholes option pricing model with the following assumptions:

	August 31	August 31
	2017	2016
Expected volatility	98% - 108%	240% - 241%
Risk-free interest rate	0.83% - 1.78%	1.22% - 1.62%
Expected life	2 - 5 years	5 years
Dividend yield	0.00%	0.00%
Estimated fair value per option	$0.07 - $0.27	$0.11 - $0.19

A summary of the Company’s vested and outstanding stock options as at August 31, 2017 is presented below:

Number of	Number of Stock	Weighted	Weighted	Aggregate
Stock Options	Options	Average	Average	Intrinsic Value
	Exercisable	Remaining	Exercise Price
		Contractual Life	$	$
247,500	247,500	0.80 years	0.09	64,125
248,375	248,375	1.90 years	0.23	30,482
990,000	990,000	2.31 years	0.10	247,500
275,000	275,000	2.43 years	0.09	71,250
550,000	550,000	2.57 years	0.09	142,500
110,000	110,000	3.05 years	0.17	19,500
300,000	300,000	3.62 years	0.11	72,000
200,000	200,000	4.76 years	0.37	(4,000)
400,000	100,000	4.81 years	0.30	22,000
3,320,875	3,020,875	2.81 years	0.15	665,357

13.	Revenues

	August 31	August 31
	2017	2016
	$	$
Product sales	16,866	31,743
Licensing revenue (Note 9)	45,809	7,500
Freight revenue	964	1,149
Other revenue	-	326
	63,639	40,718

The Company recognizes licensing revenue on a pro-rated basis over the term of the Licensing Agreement (Note 9) and additional licensing fees as they are earned. As of August 31 2017 the company had received all of the predefined Licensing payments to August 31 2017 for cash receipts of $50,000 of Licensing fees and $20,392 of additional fees. During the year ended August 31, 2017, $25,417 of the $50,000 was included (2016 $7,500) on a pro-rated basis and $20,392 (2016 $NIL) of additional fees as licensing revenue.

14.	Related Party Transactions

For the year ended August 31, 2017, the Company paid/accrued the following:

	August 31	August 31
	2017	2016
	$	$
Management, consulting and accounting services:
C.A.B Financial Services (“CAB”)(1)	136,000	120,000
M&E Services Ltd. (“M&E”)(1)	54,963	30,794
Docherty Management Limited (“Docherty Management”)(1)	125,394	117,213
Company controlled by a director – consulting	48,000	8,000
BKB Management Ltd. (former CFO)	-	44,767
Senior Vice President – Executive management consulting	-	18,000
	364,357	338,431

(1) CAB is owned by the CEO of the Company, M&E is owned by the CFO of the Company, appointed June 1st 2017, and Docherty Management Limited (“Docherty Management”) is owned by the President of the Company.

	Common shares	Fair value	Cash
Docherty Management (Note 11,16) (1)	252,000	$35,760	$6,240
Docherty Management (Note 11,16) (2)	210,000	$61,950	$11,800
CAB (Note 11,16) (2)	210,000	$61,950	$11,800

(1) Issued in lieu of issuance of 300,000 common shares, as mutually agreed to between the parties.
(2) Issued in lieu of issuance of 250,000 common shares, as mutually agreed to between the parties.

Other transactions with related parties:

a) On July 25, 2016, the Company entered into a loan agreement with CAB for a principal amount of $50,000. During the year ended August 31, 2017, the Company repaid the full $50,000 principal to CAB and also paid $1,515 in interest.

b) During the year ended August 31, 2017, the Company sold $5,058 (2016 $NIL) of products to a director and an officer of the company and paid $1,341 in rent to an officer of the company.

Due to related parties:

As at August 31, 2017, $42,690 (August 31, 2016 - $331,371) was payable to related parties included in due to related parties.

The related party transactions are recorded at the exchange amount established and agreed to between the related parties.

15.	Segment Information

The Company’s operations involve the development and usage, including licensing, of its proprietary nutrient infusion Technology. Lexaria is centrally managed and its chief operating decision makers, being the president and the CEO, use the consolidated and other financial information supplemented by revenue information by category of alternative health consumer products and technology licensing to make operational decisions and to assess the performance of the Company. The company has identified two reportable segments: Intellectual Property Licensing and Consumer Products. Licensing revenues are significantly concentrated on a single licensee.

	IP Licensing	Consumer Products	Corporate	Consolidated Total
External Revenue	45,809	17,830	-	63,639
CoGS	-	29,750	-	29,750
Operating Expenses	360,256	120,935	1,482,162	1,963,354
Segment Loss	(314,447)	(132,856)	(1,482,162)	(1,929,465)
Total Assets	62,827	69,030	2,728,321	2,860,178

16.	Commitments, Significant Contracts and Contingencies

Management and Service Agreements

As at August 31, 2017, the Company is party to the following contractual commitments:

Party	Monthly Commitment	Expiry Date
C.A.B Financial Services (1) (2)	$12,000	November 30, 2018
Docherty Management Ltd. (1) (2)	CAD $15,000	March 1, 2018
M&E Services Ltd. (1)	CAD $8,000	June 1, 2018
Corporate Development(3) (4)	CAD $4,000	Month to Month

Advisory Agreement	CAD $4,000	March 24, 2018
Investor relations and communications – Alex Blanchard Capital(1)	CAD $7,500	December 19, 2017
Research & Development	CAD $3,854	June 19, 2018

Revenue Incentive Milestones

(1) 100,000 common shares issuable upon the Company achieving non-refundable revenues of $200,000 to any single customer in any consecutive 60-day period for the first 12 months of the contract, plus a further 50,000 common shares issuable upon achieving non-refundable revenues of $200,000 to any single customer in any consecutive 60-day period, during the 13th - 24th months of the contract. If the Company achieves non-refundable revenues of $500,000 in any fiscal quarter, a further 200,000 common shares may be issuable during the first 12 months of the contract and 100,000 common shares during the 13th - 24th months of the contract.

Intellectual Property Milestones

(2) During the term of the agreement, for each provisional patent application substantively devised and successfully created, written, and filed with the U.S. Patent Office for the Company’s Technology, 250,000 restricted common shares of the Company will be issuable.

Corporate Development Milestones

(3) For new customers sourced by the Consultant until July 10, 2017; for combined Lexaria Energy and ViPova products and including all combined sales efforts and/or technology licensing revenues, achieving non-refundable revenues of $200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 100,000 Company shares (not achieved); and, from July 11, 2017, until July 10, 2018; a restricted common share award of 50,000 Company shares may be achieved; this clause is limited to one payment per customer during the 12-month period, but payable on each customer that meets these sales/licensing thresholds.

(4) For new customers sourced by the Consultant until July 10, 2017; for combined Lexaria Energy and ViPova products and including all combined sales efforts and/or technology licensing revenues, achieving non-refundable revenues of $500,000 in any fiscal quarter would result in a restricted common share award of 200,000 Company shares (not achieved); and, from July 11, 2017, until July 10, 2018; for combined Lexaria Energy and ViPova products and including all sales efforts, achieving non-refundable revenues of $500,000 in any fiscal quarter would result in a restricted common share award of 100,000 Company shares; this clause is limited to one payment per fiscal quarter.

17.	Income Tax

The following table reconciles the income tax benefit at the U.S. Federal statutory rate to income tax benefit at the Company’s effective tax rates as at August 31, 2017 and 2016:

	August 31	August 31
	2017	2016
	$	$

Loss before taxes	(1,933,473)	(1,277,249)
Expected income tax recovery	(676,716)	(447,037)
Non-deductible items	242,716	101,040
Change in estimates	(174,135)	(897,713)
Change in valuation allowance	608,216	1,243,710
Total income taxes	-	-

Deferred taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Deferred tax assets at August 31, 2017 and 2016 are comprised of the following:

	August 31	August 31
	2017	2016
	$	$
Non-capital losses	4,567,920	3,959,704
Valuation allowance	(4, 567,920)	(3,959,704)
Net deferred tax assets recognized	-	-

The Company has net operating loss carryforwards of approximately $13,051,000 which may be carried forward to apply against future year income tax for U.S. tax purposes.

Year	Amount
2025	76,000
2026	508,000
2027	1,056,000
2028	720,000
2029	753,000
2030	552,000
2031	538,000
2032	252,000
2033	344,000
2034	3,257,000
2035	2,268,000
2036	989,000
2037	1,738,000
13,051,000

18.	Subsequent Events

a)

On September 15th, 2017, the Company issued 625,000 shares of its common stock from the exercise of warrants previously granted for proceeds of $93,750. All warrants were exercised by third parties who are neither officers nor directors of the Company.

b)

On October 31st, 2017, the Company announced it received a Notice of Allowance from the United States Patent and Trademark Office (“USPTO”) for the use of its technology as a delivery platform for all cannabinoids including THC; fat soluble vitamins; non steroidal anti-inflammatory pain medications (“NSAIDs”); and nicotine. The patent application number is 15/225,799, “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof”.

c)

On November 2nd, 2017, the Company announced it acquired 100% ownership interest in its majority owned subsidiary PoViva Tea, LLC. The Company previously owned a 51% interest in PoViva Tea, LLC and acquired the remaining 49% interest. Compensation was US$70,000, a waiver on certain debts, and a 5%, 20- year royalty on net profits of ViPova TeaTM tea, coffee, and hot chocolate sales. No Lexaria stock or options were issued.

d)

On November 8th, 2017, the Company issued 419,250 shares of its common stock from the exercise of options and warrants previously granted for proceeds of $69,736. All options and warrants were exercised by third parties who are neither officers nor directors of the Company.

e)

On November 22nd, 2017, the Company issued 427,687 shares of its common stock from the exercise of warrants previously granted for proceeds of $129,416. All options and warrants were exercised by third partieswho are neither officers nor directors of the Company.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of

Lexaria Bioscience Corp.

We have audited the accompanying consolidated financial statements of Lexaria Bioscience Corp. (the “Company”), which comprise the consolidated balance sheet as of August 31, 2016, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year ended August 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lexaria Bioscience Corp. as of August 31, 2016, and the results of its operations and its cash flows for the year ended August 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Lexaria Bioscience Corp. will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Lexaria Bioscience Corp. has suffered recurring losses from operations. This matter, along with the other matters set forth in Note 1, indicate the existence of material uncertainties that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

November 24, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

LEXARIA CORP.

We have audited the balance sheets of Lexaria Corp. (the “Company”) as at August 31, 2015 and October 31, 2014 and the related statements of stockholders’ equity and comprehensive income, operations and cash flows for the years then ended August 31, 2015 and the ten-month period ended August 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at August 31, 2015 and August 31, 2014 and the result of its operations and its cash flows for the year then ended August 31, 2015 and the ten- month period ended August 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements refer to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had recurring losses and requires additional funds to maintain its planned operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
November 24, 2015	Chartered Accountants

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. Dollars)

	August 31	August 31
	2016	2015
ASSETS
Current
Cash	$93,409	$260,075
Accounts and other receivable (Note 6)	131,083	31,382
Inventory (Note 7)	134,724	167,986
Prepaid expenses and deposit	150,950	215,290
	510,166	674,733
Patent (Note 8)	53,997	36,989
Equipment	2,475	-
	56,472	36,989
TOTAL ASSETS	$566,638	$711,722

LIABILITIES
Current
Accounts payable and accrued liabilities	$90,010	$33,073
Unearned revenue (Note 9)	12,500	-
Due to related parties (Note 15)	331,371	22,052
Total Current Liabilities	433,881	55,125
Convertible debenture (Note 10)	45,000	-
TOTAL LIABILITIES	478,881	55,125

STOCKHOLDERS' EQUITY
Share Capital
Authorized: 220,000,000 common voting shares with a par value of $0.001 per share Issued and outstanding: 51,288,477 common shares at August 31, 2016 and 43,838,282 common shares at August 31, 2015	51,288	43,838
Additional paid-in capital	11,515,419	10,814,460
Deficit	(11,300,662)	(10,085,889)
Equity attributable to shareholders of the Company	266,045	772,409
Non-Controlling Interest	(178,288)	(115,812)
Total Stockholders' Equity	87,757	656,597
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$566,638	$711,722

The accompanying notes are an integral party of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in U.S. Dollars, except number of shares)

	YEAR ENDED
	August 31	August 31
	2016	2015
Revenue
Sales (Note 13)	$40,718	$14,702
Cost of Goods Sold
Cost of goods sold	45,615	29,883
Gross loss	(4,897)	(15,181)

Expenses
Accounting and audit	95,921	52,823
Depreciation	619	-
Insurance	17,237	10,095
Advertising and promotions	185,459	276,560
Bank charges and exchange loss	15,382	850
Stock based compensation (Note 12)	-	-
Consulting (Note 15)	657,813	1,091,706
Fees and dues	-	-
Interest expense from loan payable (Note 15)	2,250	31,544
Investor relation	61,574	18,000
Legal and professional	37,939	45,928
Office and miscellaneous	97,077	166,692
Research and development	9,024	146,466
Rent	-	-
Telephone	-	-
Taxes	3,983	3,578
Travel	44,034	101,183
MMJ expense	-	22,664
Inventory write-off (Note 7)	44,040	-
	1,272,352	1,968,089
Loss for the year before other income	(1,277,249)	(1,983,270)
Income from discontinued operations (Note 14)	-	48,918
Net loss and comprehensive loss for the year	$(1,277,249)	$(1,934,352)
Net loss and comprehensive loss attributable to:
Common shareholders	$(1,214,773)	$(1,770,500)
Non-controlling interest	$(62,476)	$(163,852)

Basic and diluted loss per share from continuing operations	$(0.03)	$(0.04)

Basic and diluted earnings per share from discontinued operations	$0.00	$0.00
Weighted average number of common shares outstanding
- Basic and diluted	43,840,378	39,700,841

The accompanying notes are an integral party of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Expressed in U.S. Dollars)

	YEAR ENDED
	August 31	August 31
	2016	2015
Cash flows used in operating activities
Net loss for the year	$(1,277,249)	$(1,983,270)
Income loss from discontinued operations	-	48,918
Net loss from operations	(1,277,249)	(1,934,352)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	122,015	256,051
Depreciation	619	-
Inventory write-off	44,040	-
Research and development	-	73,040
MMJ Joint Venture	-	22,662
Common shares issued for services	79,500	127,300
Warrants to be issued for services	32,252	-
Change in working capital:
Accounts and other receivable	(6,201)	65,620
Inventory	(10,778)	(167,985)
Prepaid expenses and deposit	26,190	96,834
Accounts payable and accrued liabilities	56,937	(60,480)
Due to related parties	259,319	20,283
Unearned revenue	12,500	-
Net cash used in operating activities	(660,856)	(1,501,027)

Cash flows used in investing activities
Proceeds from sale of oil and gas property	-	721,806
Patent	(17,008)	(36,989)
Acquisition of equipment	(3,094)	-
Net cash provided by (used in) investing activities	(20,102)	684,817

Cash flows from financing activities
Proceeds from (Payments of) loans/convertible debentures	95,000	(98,742)
Proceeds from issuance of equity	419,292	471,997
Net cash from financing Activities	514,292	373,255

Decrease in cash	(166,666)	(442,955)
Cash, beginning of year	260,075	703,030
Cash, end of year	$93,409	$260,075
Supplemental information of cash flows:
Interest paid in cash	$2,250	$98,742
Income taxes paid in cash	$-	$-
Subscription funds receivable	$93,500	$-
Stock based compensation recognized from prepaid expense	$38,150	$55,317

The accompanying notes are an integral part of these consolidated financial statements.

LEXARIA BIOSCIENCE CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Expressed in U.S. Dollars)

	COMMON STOCK
			ADDITIONAL
			PAID-IN	SHARES TO			TOTAL
	SHARES	AMOUNT	CAPITAL	BE ret/issued	DEFICIT	NCI	EQUITY
		$	$	$	$	$	$

Balance, August 31, 2014	37,674,659	37,674	10,030,013	(35,200)	(8,315,389)	-	1,717,098
Shares Cancelled	(671,000)	(671)	(79,529)	35,200	-	-	(45,000)
Shares issued for private placement	5,835,720	5,836	507,044	-	-	-	512,880
Non-controlling Interest	-	-	-	-	-	(115,812)	(115,812)
Shares issued for services	998,903	999	155,033	-	-	-	156,032
Stock based compensation	-	-	197,000	-	-	-	197,000
Return of commission from previous private placement	-	-	4,899	-	-	-	4,899
Net loss	-	-	-	-	(1,770,500)	-	(1,770,500)

Balance, August 31, 2015	43,838,286	43,838	10,814,460	-	(10,085,889)	(115,812)	656,597
Shares issued for services	625,000	625	78,875	-	-	-	79,500
Non-controlling Interest	-	-	-	-	-	(62,476)	(62,476)
Stock based compensation	-	-	83,865	-	-	-	83,865
Private placement of shares, net of issuance cost	5,266,858	5,267	414,025	-	-	-	419,292
Private placement subscription receivable	1,558,333	1,558	91,942	-	-	-	93,500
Warrants to be issued for services	-	-	32,252	-	-	-	32,252
Net loss	-	-	-	-	(1,214,773)	-	(1,214,773)
Balance, August 31, 2016	51,288,477	51,288	11,515,419	-	(11,300,662)	(178,288)	87,757

The accompanying notes are an integral part of these consolidated financial statements

LEXARIA BIOSCIENCE CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2016
(Expressed in U.S. Dollars)

1.	Organization, Business and Going Concern

Lexaria Biosciences Corp. (“Lexaria”, or the “Company”) Company was formed on December 9, 2004 under the laws of the State of Nevada as an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas properties in the United States and Canada. In March of 2014, the Company began its entry into the medicinal marijuana and alternative health and wellness business and discontinued its involvement in the oil and gas business in November 2014. In May 2016, the Company also commenced out- licensing its patented technology for the purpose of entering into the U.S. regulated medical and adult use cannabis edibles marketplace. The Company has offices in Vancouver and Kelowna, BC, Canada.

On November 24, 2015, our board of directors approved a forward stock split of our authorized and issued and outstanding shares of common stock on a basis of 1 old share of common stock for 1.1 new shares of common stock. Upon effect of the forward stock split our authorized capital increased to 220,000,000 shares of common stock, par value $0.001 and our issued and outstanding shares increased from 39,952,984 to 43,948,282 shares of common stock, with a par value of $0.001. The forward stock split has been reviewed by the Financial Industry Regulatory Authority ("FINRA") and the Canadian Securities Exchange ("CSE") and was approved for filing with an effective date of December 16, 2015. The forward split became effective with the OTC Markets at the opening of trading on December 16, 2015. Our new CUSIP number is 52886N307.

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a net loss attributable to its common shareholders of $1,214,773 for the year ended August 31, 2016 (2015: $1,770,500) and at August 31, 2016 had a deficit accumulated since its inception of $11,300,662 (2015: $10,085,889). The Company has a working capital balance of $76,285 as at August 31, 2016 (2015: $619,608). The Company requires additional funds to maintain its operations and developments. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are to raise equity and debt financing as required, but there is no certainty that such financing will be available or that it will be available at acceptable terms. The outcome of these matters cannot be predicted at this time and the financing environment continues to be difficult.

These consolidated financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

2.	Business Risk and Liquidity

The Company is subject to several categories of risk associated with its operating activities. The production and sale of alternative health products is an emerging industry in which business practices are not yet standardized and are subject to frequent scrutiny and evaluation by federal, state, provincial, and municipal authorities, academics, and media outlets, among others. Although we intend to develop our businesses in accordance with best ethical practices, we may suffer negative publicity if we, our partners, contractors, or customers are found to have engaged in any environmentally insensitive practices or other business practices that are viewed as unethical.

Our operations may require licenses and permits from various governmental authorities. We believe that we will be able to obtain all necessary licenses and permits under applicable laws and regulations for our operations and believe we will be able to comply in all material respects with the terms of such licenses and permits. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that we will be able to obtain or maintain all necessary licenses and permits, and failing to obtain or retain required licenses could have a materially adverse effect on the Company.

3.	Significant Accounting Policies

u)	Accounting Principles

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America. All amounts, unless otherwise stated, are in United States dollars.

v)	Basis of Presentation

On December 16, 2015, the Company completed a forward stock split of our authorized and issued and outstanding shares of common stock on a basis of 1 old share of common stock for 1.1 new shares of common stock. The forward stock split affected all the issued and outstanding common shares, stock options, and warrants at the effective date. All common shares numbers, numbers of stock options, and warrants and related per share amounts disclosed in these consolidated financial statements have been retroactively adjusted to reflect the forward stock split.

w)	Basis of Consolidation

These consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary, Lexaria CanPharm Corp. which was incorporated on April 4, 2014 under the laws of Canada, and 51%-owned subsidiary PoViva Tea, LLC which was incorporated on December 12, 2014, under the laws of the State of Nevada. All significant inter-company balances and transactions have been eliminated.

x)	Revenue Recognition

Revenue from the sale of health products is generally recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. In most cases, these conditions are met when the product is shipped to the customer. The Company reports its sales net of the amount of actual sales returns and the amount of reserves established for anticipated sales returns based upon historical return rates. Sales tax collected from customers is excluded from net sales.

Lexaria also enters into agreements to license out its patented technology that can include various combinations of services. Where elements are delivered over different periods of time, and when allowed under U.S. GAAP, revenue is allocated to the respective elements based on their relative selling prices at the inception of the arrangement, and revenue is recognized as each element is delivered. The Company uses a hierarchy to determine the fair value to be used for allocating revenue to elements: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence and (iii) best estimate of selling price (“ESP”). Generally VSOE is the price charged when the deliverable is sold separately or the price established by management for a product that is not yet sold if it is probable that the price will not change before introduction into the marketplace. ESPs are established as best estimates of what the selling prices would be if the deliverables were sold regularly on a stand-alone basis. Given Lexaria’s early stage of such line of revenue, the Company’s process for determining the VSOE and ESP requires judgment and considers multiple factors that may vary overtime depending upon the unique facts and circumstances related to each deliverable.

y)	Inventory and Cost of Sales

The Company’s inventory consists of finished goods, work in progress, and raw materials. In all classes, inventory is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

Cost of sales includes all expenditures incurred in bringing the goods to the point of sale. Inventory costs and costs of sales include direct costs of the raw material, inbound freight charges, warehousing costs, handling costs (receiving and purchasing) and utilities and overhead expenses related to the Company’s manufacturing and processing facilities.

z)	Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As of August 31, 2016, and August 31, 2015, cash and cash equivalents consist of cash only.

aa)	Equipment

Equipment is stated at cost less accumulated depreciation, and depreciated using the straight-line method over its useful life of five years.

bb)	Patents

Capitalized patent costs represent legal costs incurred to establish patents. When patents reach a mature stage, any associated legal costs are comprised mostly of maintenance fees and are expensed as incurred. Capitalized patent costs are amortized on a straight-line basis over the remaining life of the patent. The Company was granted its first patent subsequent to the year ended August 31, 2016, with legal life of 20 years.

cc)	Stock-Based Compensation

Company accounts for its stock-based compensation awards in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees, including grants of employee stock options, to be recognized as expense in the statements of operations based on their grant date fair values. For stock options granted to employees and to members of the Board of Directors for their services on the Board of Directors, the Company estimates the grant date fair value of each option award using the Black-Scholes option-pricing model. The use of the Black-Scholes option-pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock.

Stock-based payments issued to non-employees are recorded at their fair values, and are periodically revalued as the equity instruments vest and are recognized as expense over the related service period in accordance with the provisions of ASC 718 and ASC Topic 505, Equity. For equity instruments granted to non-employees, the Company recognizes stock-based compensation expense on a straight-line basis.

dd)	Loss Per Share

The Company applies the guidance in ASC 220 Earnings Per Share. Loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share is equivalent to basic loss per share because the potential exercise of the equity-based financial instruments was anti-dilutive.

ee)	Foreign Currency Translation

The Company’s operations are located in the United States of America and Canada, and it has offices in Canada. The Company maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense that was acquired or incurred in a foreign currency is translated into U.S. dollars by the using of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated at the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in profit or loss.

ff)	Financial Instruments

ASC 820 Fair Value Measurements and Disclosures, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

Level 3 - Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The Company’s financial instruments consist primarily of cash, accounts and other receivable, accounts payable and accrued liabilities, due to related parties, and convertible debenture. The carrying amounts of cash, accounts and other receivable, accounts payable and accrued liabilities, and due to related parties approximate their fair values due to their short maturities. The carrying value of the Company‘s convertible debenture approximates its fair values (using Level 3 inputs) based upon a comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to the Company.

The Company is located in Canada, which results in exposure to market risks from changes in foreign currency rates. The foreign currency exchange risk is the financial risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk as the Company does not hold a significant position in foreign currencies, such as the Canadian dollars, and the impact of a change in a few basis points for USD/CAD is not expected to be material.

gg)	Income Taxes

The Company applies the guidance in ASC 740, Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

hh)	Impairment of Long-Lived Assets

Long-lived assets, including equipment, and intangible assets, such as the Company’s patents, are assessed for potential impairment when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss is recognized when the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Any required impairment loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value and is recorded as a reduction in the carrying value of the related asset and a charge to the profit or loss. Intangible assets with indefinite lives are tested for impairment annually and in interim periods if certain events occur indicating that the carrying value of the intangible assets may be impaired.

ii)	Comprehensive Income

The Company applies ASC 220, Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company discloses this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity changes except those transactions resulting from investments by owners and distributions to owners.

jj)	Credit Risk and Receivable Concentration

The Company places its cash with high credit quality financial institution. As of August 31, 2016, the Company had approximately $93,000 in the bank (August 31, 2015: $260,000).

As at August 31, 2016, the Company also has $93,500 in private placement subscriptions receivable from five share subscriptions from arm’s length parties (which were all received in September 2016), and a further $27,583 (2015 - $31,382) in sales tax receivable. An additional $10,000 was receivable as at August 31, 2016 in relation to the Company’s licensing agreement (Note 9), which was also received subsequent to the year-end. The Company considers its credit risk to be low for such receivable.

kk)	Convertible Debenture

The Company accounts for its convertible debt instruments that may be settled in cash upon conversion according to ASC 470-20-30-22 which requires the proceeds from the issuance of such convertible debt instruments to be allocated between debt and equity components so that debt is discounted to reflect the Company’s non-convertible debt borrowing rate.

Further, the Company applies ASC 470-20-35-13 which requires the debt discount to be amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense.

ll)	Commitments and Contingencies

In accordance with ASC 450-20, Accounting for Contingencies, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information. Historically, the Company has not experienced any material claims.

mm)	Research and Development

Research and development costs are expensed as incurred.

nn)	Advertising

The Company expenses advertising costs as they are incurred. The advertising expenses were $185,459 and $276,560 for the years ended August 31, 2016 and 2015, respectively.

oo)	Discontinued Operations

The results of discontinued operations are presented separately, net of tax, from the results of ongoing operations for all periods presented. The expenses included in the results of discontinued operations are the direct operating expenses incurred by the disposed components that may be reasonably segregated from the costs of the ongoing operations of the Company. Lexaria disposed of its oil and gas interests during the year ended August 31, 2015 (Note 14)

4.	Estimates and Judgments

The preparation of financial statements in conformity with U.S GAAP requires us to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Some of the Company’s accounting policies require us to make subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. These accounting policies involve critical accounting estimates because they are particularly dependent on estimates and assumptions made by management about matters that are highly uncertain at the time the accounting estimates are made. Although we have used our best estimates based on facts and circumstances available to us at the time, different estimates reasonably could have been used. Changes in the accounting estimates used by the Company are reasonably likely to occur from time to time, which may have a material effect on the presentation of financial condition and results of operations.

The Company reviews these estimates, judgments and assumptions periodically and reflect the effects of revisions in the period in which they are deemed to be necessary. We believe that these estimates are reasonable; however, actual results could differ from these estimates Significant accounting estimates and assumptions are used for, but not limited to:

e)	The Valuation of Deferred Tax Assets

Judgement is required in determining whether deferred tax assets are recognized on the balance sheet. The recognition of deferred tax assets requires management to assess the likelihood that the Company will generate taxable income in future periods to utilize the deferred tax assets. Due to the Company’s history of losses, deferred tax assets have not be recognized by Lexaria.

f)	Convertible Debenture

The Company entered into a convertible debenture agreement on March 8, 2016 (Note 10) and evaluated the terms of the various conversion options to assess if separate accounting is required for such embedded features, which are adjusted to fair value through earnings at each reporting period. The Company determined that the embedded features within the debenture do not meet the net settlement provision characteristic of a derivative and as a result, did not apply the bifurcation requirements for such conversion options.

g)	Revenue Recognition of Licenses

Pursuant to the license agreement for the Company’s lipid infusion technology (the “Technology”) (Note 9), the licensee acquired territorial licenses for an upfront fee. The Company is also required to provide support services in connection with the licensee’s use of the Technology over the term of the license. As the support services will not be sold on a stand-alone basis, the Company is unable to establish VSOE of their fair value to be able to allocate the proceeds objectively to such services and the license. Accordingly, the up-front fee is being recognized ratably over the term of the license, which is initially for two years.

h)	Value of Stock Options

The Company provides compensation benefits to its employees, directors, officers, and consultants, through a stock option plan. The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. Expected volatility assumption used in the model is based on the historical volatility of the Company’s share price. The Company uses historical data to estimate the period of option exercises for use in the valuation model. The risk-free interest rate for the expected term of the option is based on the yields of government bonds. Changes in these assumptions, especially the share price volatility and the expected life determination could have a material impact on the Company’s profit and loss for the periods presented. All estimates used in the model are based on historical data which may not be representative of future results.

5.	New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued a new standard related to the revenue recognition. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued several amendments to the standards, including clarification on the accounting for licenses of intellectual property and identifying performance obligations.

The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company will apply the full retrospective approach to adopt the standard but does not anticipate that this standard will have a material impact on its consolidated financial statements.

In August 2014, the FASB issued new guidance on determining when and how to disclose going concern uncertainties in the financial statements. The new guidance requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about its ability to continue as a going concern. The guidance is effective for annual periods ending after December 15, 2016 and interim periods thereafter. Early adoption is permitted. Upon adoption, the Company does not believe this guidance will have a material impact on its consolidated results of operations or financial position.

In January 2015, the FASB issued ASU 2015-01, Income Statement-Extraordinary and Unusual Items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items, which eliminates the concept of extraordinary items. Under this new guidance, entities will no longer be required to separately classify, present and disclose extraordinary events and transactions. The amendments in this update are effective for annual and interim periods beginning after December 15, 2015. The Company is evaluating the impact of ASU 2015-01 but does not believe that it will have a material impact on its consolidated financial statements.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis ("ASU 2015-02"). ASU 2015-02 makes several modifications to the consolidation guidance for variable interest entities ("VIEs") and general partners' investments in limited partnerships, as well as modifications to the evaluation of whether limited partnerships are VIEs or voting interest entities. It is effective for annual and interim periods beginning after December 15, 2015. The Company is currently evaluating the impact of this standard but does not believe that it will have a material impact on its consolidated financial statements.

In April 2015, FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”). In August 2015, FASB issued ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements (“ASU 2015-15”). ASU 2015-03 requires that debt issuance costs be presented in the balance sheet as a deduction from the carrying amount of the debt. ASU 2015-15 allows an entity to present debt issuance costs associated with a revolving line of credit arrangement as an asset, regardless of whether a balance is outstanding. The recognition and measurement guidance for debt issuance costs are not affected by ASU 2015-03 or ASU 2015-15. These ASU’s are effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. The new standard will not affect the Company’s financial statements.

In April 2015, FASB issued ASU 2015-04, Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets (“ASU 2015-04”). ASU 2015-04 allows employers with a fiscal year end that does not coincide with a calendar month end to make an accounting policy election to measure defined benefit plan assets and obligations as of the end of the month closest to their fiscal year end. ASU 2015-04 is effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. Prospective application is required. The Company does not anticipate that the new guidance will have any impact on its consolidated financial statements.

In July 2015, FASB issued ASU 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 requires that an entity measure inventory at the lower of cost and net realizable value. This ASU does not apply to inventory measured using last-in, first-out methodology. ASU 2015-11 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company does not expect the new standard to have a significant impact on its consolidated financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 requires companies to classify all deferred tax assets or liabilities as noncurrent on the balance sheet rather than separately disclosing deferred taxes as current and noncurrent. This standard is effective for the Company beginning on September 1, 2017 and can be applied either prospectively or retrospectively to all periods presented upon adoption. The standard is not expected to have any impact on the Company’s financial statements.

In January 2016, FASB issued a new standard to amend certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Most prominent among the amendments is the requirement for changes in fair value of equity investments, with certain exceptions, to be recognized through profit or loss rather than other comprehensive income. The new standard will be effective for the Company beginning September 1, 2018. The standard is not expected to have any impact on the Company’s financial statements.

In February 2016 FASB issued ASU No. 2016-02, Leases (Topic 842) which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation, and disclosure of leases for both lessees and the lessors. The new standard requires the lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. The classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. When adopted, the Company does not expect this guidance to have a material impact on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. Under ASU 2016-09, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid in capital (“APIC”). Instead, they will record all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement and the APIC pools will be eliminated. In addition, ASU 2016-09 eliminates the requirement that excess tax benefits be realized before companies can recognize them. ASU 2016-09 also requires companies to present excess tax benefits as an operating activity on the statement of cash flows rather than as a financing activity. Furthermore, ASU 2016-09 will increase the amount an employer can withhold to cover income taxes on awards and still qualify for the exception to liability classification for shares used to satisfy the employer’s statutory income tax withholding obligation. An employer with a statutory income tax withholding obligation will now be allowed to withhold shares with the fair value up to the amount of taxes owed using the maximum statutory rate in the employee’s applicable jurisdiction(s). ASU 2016-09 requires a company to classify the cash paid to a tax authority when shares are withheld to satisfy its statutory income tax withholding obligation as a financing activity on the statement of cash flows. Under current U.S. GAAP, it is not specified how these cash flows should be classified. In addition, companies will now have to elect whether to account for forfeitures on share-based payments by (1) recognizing forfeiture awards as they occur or (2) estimating the number of awards expected to be forfeited and adjusting the estimate when it is likely to change, as in currently required. The amendments of this ASU are effective for reporting periods beginning after December 15, 2016, with early adoption permitted but all of the guidance must be adopted in the same period. The Company is currently assessing the impact the standard will have on its consolidated financial statements.

6.	Accounts and Other Receivable

	August 31	August 31
	2016	2015
	$	$

Territory License Fee receivable (Note 9)	10,000	-
Sales tax receivable	27,583	31,382
Private Placement receivable (Note 11)	93,500	-
	131,083	31,382

7.	Inventory

	August 31	August 31
	2016	2015
	$	$

Raw materials	27,358	-
Finished goods	94,349	119,944
Work in progress	13,017	48,042
	134,724	167,986

During the year ended August 31, 2016, Company wrote down $44,040 (2015 - $nil) of inventory to reflect its net realisable value.

8.	Alternative Health Products

On November 12, 2014, the Company signed an agreement with Poppy’s Teas LLC. (“PoViva”) to acquire 51% of ViPova™ by satisfying the following requirements:

•	Pay an initial consideration of $50,000 (paid);

•	Spend $75,000 over one year for product marketing and operations (spent);

•	Extend to the founders of ViPova™ (“Founders”) $25,000 worth of Lexaria common shares (issued);

•	Pay one of the Founders $2,000 a month for production consulting for a period of 12 months (paid);

•	Pay one of the Founders $2,000 a month for marketing consulting for a period of 12 months (paid);

•	Provide to the Founders a cash bonus in the amount of $50,000 should the company generate $300,000 in sales within 8 months of the execution of this agreement (N/A); and

•	Agree for the Founders to be automatically granted a lifetime license to personally produce products covered by various patents.

The Company also spent the required minimum additional $100,000 on sales and marketing “ViPova™ by Lexaria” brand to enable qualification to purchase additional interest in PoViva. The Company has the option to acquire an additional 24% interest in PoViva (for a total interest of 75%) by paying PoViva or its Founders 2.5 times trailing 12 months PoViva revenue (pro-rata) calculated from the date that this option is exercised. PoViva can receive up to 50% of this payment in the Company’s common stock at PoViva’s discretion.

PoViva has a right of first refusal to produce under “white-label”, additional cannabinoid based products on behalf of the Company but the Company reserves the right to engage other producers should it believe PoViva to be uncompetitive to supply the products requested by Lexaria.

The acquisition of PoViva was treated as an acquisition of assets rather than a business combination because PoViva did not constitute a business. $48,039 acquired In-Process Research and Development was expensed at the acquisition date in accordance with ASC 730-10-25-1.

In June 2015, the Company simultaneously filed a U.S. utility patent application and an International patent application under the Patent Cooperation Treaty (“PCT”) procedure, both at the U.S. Patent and Trademark Office. These applications follow the Company’s 2014 and 2015 family of provisional patent application filings in the U.S. and serve two additional broad purposes. Firstly, these filings served to expand potential intellectual property protection outside of the USA. Filing under the PCT allows the Company to elect to pursue patent protection in up to 148 nations around the world. The second purpose was to broaden the number of molecules for which intellectual property protection is sought. Under the original patents pending application, only the THC and CBD molecules, infused within a unique lipid-formulation technology, were pursued. Under the newer patent applications, the list of molecules for a unique delivery system was broadened to include THC, CBC, Nicotine, Non-Steroidal Anti- Inflammatories, and certain Vitamins.

In December 2015, the Company filed two further provisional patent applications in the U.S. These new applications served to further broaden the variety and applicability of base compounds that can be used when formulating the Company’s lipid based technology. The first of these applications identify compounds like edible starches (e.g., tapioca starch) that are commonly used in food products today and could, therefore, serve as a base for formulating and incorporating the Company’s Technology into a wide variety of every day food products. The second of these applications identify emulsifier compounds like gum Arabic that are commonly used in beverage products today in order to facilitate similar flexibility for formulating the Company’s Technology in every day, shelf-stable beverages.

As at August 31, 2016, the Company had capitalized $53,997 for patent application. The Company was granted its first patent subsequent to the year-end. The granted patent has a priority date of June 10, 2014, a publish date of October 27, 2016, and protects the Company’s technology for twenty years.

On August 11, 2015, Lexaria signed a license agreement with PoViva Tea LLC for $10,000, granting Lexaria a 35-year non exclusive worldwide license to unencumbered use of PoViva Tea LLC’s IP Rights, including rights of resale. This license agreement ensures Lexaria has full access to the underlying patent pending infusion Technology.

9.	Unearned Revenue

On May 14, 2016, the Company entered into a licensing agreement (the “Licensing Agreement”) with an arm’s length party (the “Licensee”) allowing the Licensee, for a two-year period, to utilize the Company’s Technology to create, test, manufacture, and sell marijuana-infused consumable and/or topical products, in the state of Colorado, with an option of extending the terms of the Licensing Agreement to Washington, Oregon, and California (the “Territorial License”). In addition to the granting of the license, the Company is required to provide support services to the Licensee in connection with the use of the Company’s Technology during the term of the Licensing Agreement.

The Company determined that the provision of the support services is a separate deliverable under the Licensing Agreement. As the support services will not be sold on a stand-alone basis, the Company is unable to establish a vendor-specific objective evidence of fair value of such services to be able to objectively allocate the Territory License fee receipts between the license and the support services. Accordingly, the Company recognizes revenue ratably over the term of the Licensing Agreement. As of August 31, 2016, the Company received $10,000 as first installment of the Territory License Fee and recorded as receivable of a further $10,000 for its second installment, which was received subsequent to the year-end. During the year ended August 31, 2016, $7,500 was recognized as revenue with the remaining $12,500 deferred for recognition in future periods.

10.	Convertible Debenture

On March 8, 2016, the Company closed a private placement offering of a convertible debenture in the aggregate amount of $45,000. The convertible debenture matures on August 31, 2020 with an interest rate of 10% per annum (on a simple basis) and is convertible at (i) $0.12 per share at any time prior to August 31, 2016 (ii) $0.15 per share at any time prior to August 31, 2017; (iii) $0.20 per share at any time prior to August 31, 2018 or, at the sole option of the holder, a price equal to a 20% discount to the 10-day average closing price of the shares prior to the date of conversion (the “Average Price”) provided that the Average Price is less than $0.20 and provided further that the conversion price shall not be less than $0.15; (iv) $0.25 per share at any time prior to August 31, 2019 or, at the sole option of the holder, the Average Price provided that the Average Price is less than $0.25 and provided further that the conversion price shall not be less than $0.15; and (v) $0.30 per share at any time prior to August 31, 2020 or, at the sole option of the holder, the Average Price provided that the Average Price is less than $0.30 and provided further that the conversion price shall not be less than $0.15.

The Company determined that the conversion options did not qualify as derivatives as they did not meet the net settlement provision characteristics. The proceeds from the convertible debenture therefore were not bifurcated on the balance sheet.

During the year ended August 31, 2016, the Company paid interest of $2,250 in connection with the convertible debenture.

11.	Common Shares and Warrants

Fiscal 2015 Activity

On July 14, 2014, the Company accepted Mr, Chris Hornung’s resignation with respect to his contract dated, April 24, 2014, whereby the Company had entered into a one year consulting contract with 2342878 Ontario Inc., a wholly owned company by Chris Hornung as Assistant Manager. Upon signing of the contract of acceptance the Company had issued 121,000 common shares valued at $35,200. The Company’s 121,000 restricted common shares that were issued were cancelled and returned back to treasury.

On September 26, 2014, the Company raised gross proceeds of $45,780 for private placement of 335,720 common shares of the Company and 335,720 warrants with exercise price of $0.23 and expiry date of March 26, 2016.

On December 12, 2014, the Company issued 261,903 common shares of the Company at a value of $25,000 in connection with the terms of the ViPova™ agreement (Note 8).

On May 14, 2015, the Company closed a private placement by issuing 5,500,000 units for gross proceeds of $500,000. Each unit consisted of one common share of the Company and one share purchase warrant, exercisable into one further common share at a price of $0.23 per share and expiring on May 14, 2017. A cash finders’ fee for $32,900 was paid to GMP Securities, Mackie Research and Peter Przygoda.; and 361,900 broker warrants with an exercise price of $0.23 for a period of twenty-four months were issued to GMP, Mackie Research and Peter Przygoda. Cash finders’ fee in the amount of $4,899 from Peter Przygoda was returned in August, 2015.

On June 8, 2015, the Company issued 275,000 common shares valued at $47,500 to Ron Keleher and Scott Urquart with respect to agreements signed on April 2, 2015 and May 27, 2015.

On June 11, 2015, 550,000 restricted shares of the Company issued previously in connection with the Company’s joint venture agreement were cancelled as joint venture agreement was terminated.

On August 17, 2015, the Company issued 462,000 common shares of the Company valued at $83,532 to Docherty Management Limited as per the terms of the consulting agreement (Note 17).

As at August 31, 2015, the Company had 43,838,282 shares issued and outstanding and 19,840,186 warrants issued and outstanding.

Fiscal 2016 Activity

On September 16, 2015, the Company’s Board appointed Ted McKechnie as a Director of the Company. Mr. McKechnie was issued 110,000 common shares of the Company valued at $19,000.

On December 10, 2015, Lexaria closed a private placement by issuing 550,000 units for gross proceeds of $90,000. Each unit consisted of one common share of the Company and one half transferable share purchase warrant. Each full warrant is exercisable into one further share at a price of $0.27 per share for a period of 24 months. A cash finders’ fee for $2,520 was paid to Leede Financial Markets Ltd.; and 15,400 broker warrants with an exercise price of $0.27 for a period of twenty-four months were also issued to Leede Financial Markets Ltd. The fair value of these broker warrants was determined to be $2,903.

On December 14, 2015, Lexaria signed an investor relations contract with Radius Consulting Inc. for a fee of $2,500 and 55,000 common shares of Company valued at $9,500.

On April 15, 2016, pursuant to the agreement with Mr. John Docherty (Note 17), the Company issued 210,000 common shares valued at $21,000, for services rendered as the President of the Company.

On April 15, 2016, the Company closed a private placement of 750,000 units at a price of $0.08 per unit for gross proceeds of $60,000. Each unit consisted of one common share of the Company and one non-transferrable share purchase warrant, entitling the holder to purchase one additional common share in the capital of the Company for a period of 18 months at an exercise price of $0.15 per share. The Company also issued 8,750 broker warrants to Haywood Securities Ltd. The broker warrants have a term of 18 months and are each exercisable into one common share of the Company at a price of $0.15. The fair value of these broker warrants was determined to be $805.

On June 6, 2016, the Company closed a private placement of 700,000 units priced at $0.11 per unit for gross proceeds of $77,000. Each unit consisted of one common share of the Company and one-half of a non-transferrable share purchase warrant with each warrant entitling the holder to purchase one additional common share of the Company for a period of three years at an exercise price of $0.14 per share.

On July 28, 2016, pursuant to an agreement, in return for marketing, branding, and investor relations advisory services, the Company issued 250,000 common shares of the Company valued at $0.12 per share (Note 17).

On August 10, 2016, the Company closed a private placement by issuing 1,558,525 units at a price of $0.06 per unit for gross proceeds of $93,512. Each unit consisted of one common share of the Company and one non-transferable share purchase warrant entitling the holder to purchase one additional common share in the capital of the Company for a period of 24 months at an exercise price of $0.14 per share.

On August 31, 2016, the Company completed a private placement by issuing 3,266,666 units at a price of $0.06 per unit for gross proceeds of $196,000, of which $93,500 was collected during September and October 2016. Each unit consisted of one common share of the Company and one transferable share purchase warrant. Each full warrant is exercisable into one further share at a price of $0.14 per share for a period of 24 months. A cash finders’ fee for $1,200 was paid and 50,000 broker warrants with an exercise price of $0.14 for a period of twenty-four months were also issued. The fair value of these broker warrants was determined to be $5,397.

As at August 31, 2016, Lexaria had 51,288,473 common shares issued and outstanding and 12,136,241 warrants issued and outstanding.

A continuity schedule for warrants is presented below:

		Weighted Average
	Number of	Exercise Price
	Warrants	$
Balance, August 31, 2014	14,250,184	0.23
Expired	(607,618)	0.36
Issued	6,197,620	0.23
Balance, August 31, 2015	19,840,186	0.23
Expired	(13,978,286)	0.22
Issued	6,274,341	0.15
Balance, August 31, 2016	12,136,241	0.18

The fair value of share purchase warrants granted to the brokers was estimated as of the date of the grant by using the Black-Scholes option pricing model with the following assumptions:

	August 31	August 31
	2016	2015
Expected volatility	237% - 240%	N/A
Risk-free interest rate	0.74% - 0.95%	N/A
Expected life	1.5 – 2 years	N/A
Dividend yield	0.00%	N/A
Estimated fair value per option	$0.09 - $0.19	N/A

A summary of warrants outstanding as of August 31, 2016 is presented below:

# of Warrants	Weighted	Weighted
	Average	Average
	Remaining	Exercise Price
	Contractual Life	$
5,500,000	0.70 years	0.23
361,900	0.70 years	0.18
758,750	1.04 years	0.15
290,400	1.28 years	0.27
1,558,525	1.95 years	0.14
3,316,666	2.00 years	0.14
350,000	2.76 years	0.14
12,136,241	1.31 years	0.18

As at August 31, 2016, the Company was obligated to issue, for the month of August 2016, 250,000 warrants pursuant to marketing, branding and investor relations advisory agreement (Note 17). Such warrants were issued subsequent to the year-end (Note 19). The fair value of such warrants was estimated using the Black- Scholes option pricing model and determined to be $32,252. Assumptions used as inputs to the model were consistent as the ones used for the calculation of stock options granted during the year (Note 12).

12.	Stock Options

The Company has established its 2014 Stock Option Plan whereby the board of directors may, from time to time, grant up to 3,850,000 (post forward stock split) stock options to directors, officers, employees, and consultants. Stock options granted must be exercised no later than five years from the date of grant or such lesser period as determined by the Company’s board of directors. The exercise price of an option is equal to or greater than the closing market price of the Company’s common shares on the day preceding the date of grant. The vesting terms of each grant are set by the board of directors.

Fiscal 2015 Activity

On December 22, 2014, the Company granted 1,567,500 stock options to certain directors, officers and consultants, with 1,347,500 vesting immediately, 110,000 vesting in six months, and 110,000 vesting in 12 months. The options have an exercise price of $0.10 per share and expire on December 22, 2019.

On February 4, 2015, the Company granted 275,000 stock options to consultants with an exercise price of $0.09, vesting immediately, expiring February 3, 2020.

On March 26, 2015, the Company granted 550,000 stock options to an officer of the Company. The exercise price of the stock options is $0.09, vesting immediately and expiring on March 26, 2020.

Fiscal 2016 Activity

On September 16, 2015, the Company granted 110,000 stock options to a director of the Company. The exercise price of the stock options is $0.17, vesting immediately and expiring on September 16, 2020.

On April 15, 2016, the Company granted 300,000 to an officer of the Company. The exercise price of the stock options is $0.11 per share, vesting immediately and expiring on April 15, 2021.

On June 3, 2016, the Company granted 325,000 stock options to a consultant, vesting immediately, with an exercise price of $0.14 and expiring five years from the date of grant.

During the year ended August 31, 2016, the Company recorded a total $122,015 (2015– $256,051) as stock based compensation expense of which $83,865 (2015 - $200,734) pertained to the stock options granted during the year with the remaining being the recognition of expense from previous grants.

A continuity schedule for stock options is presented below:

		Weighted
	Number of	Average Exercise
	Option	Price
		$
Balance, August 31, 2014 (vested and outstanding)	2,887,500	0.22
Expired	(1,210,000)	0.21
Granted	2,392,500	0.10
Balance, August 31, 2015 (vested and outstanding)	4,070,000	0.15
Expired	(385,000)	0.32
Cancelled	(935,000)	0.16
Granted	735,000	0.13
Balance, August 31, 2016 (vested and outstanding)	3,485,000	0.13

The fair value of options granted was estimated as of the date of the grant by using the Black-Scholes option pricing model with the following assumptions:

	August 31	August 31
	2016	2015
Expected volatility	240% - 241%	243% - 249%
Risk-free interest rate	1.22% - 1.62%	1.47% - 1.66%
Expected life	5.00 years	5.00 years
Dividend yield	0.00%	0.00%
Estimated fair value per option	$0.11 - $0.19	$0.08 - $0.10

A summary of the Company’s vested and outstanding stock options as at August 31, 2016 is presented below:

# of Stock	Weighted	Weighted	Aggregate
Options	Average	Average	Intrinsic Value
	Remaining	Exercise Price
	Contractual Life	$	$
247,500	1.80 years	0.09	4,950
660,000	2.90 years	0.23	(85,800)
1,017,500	3.31 years	0.10	10,175
275,000	3.43 years	0.09	5,500
550,000	3.57 years	0.09	11,000
110,000	4.05 years	0.17	(7,700)
300,000	4.62 years	0.11	3,000
325,000	4.76 years	0.14	(6,500)
3,485,000	3.45 years	0.13	(65,375)

13.	Revenues

	August 31	August 31
	2016	2015
	$	$

Product sales	31,743	14,702
Licensing revenue (Note 9)	7,500	-
Freight revenue	1,149	-
Other revenue	326	-
	40,718	14,702

14.	Discontinued Operations

On November 26, 2014, a Purchase and Sale Agreement was executed between Lexaria and Cloudstream Belmont Lake, LP for the purchase and sale of oil and gas working interests, net revenue interests and other interests in Belmont Lake, Mississippi for total consideration of $1,400,000. A total net amount of $721,806 was paid to the Company after all short-term debts were paid out from the sale.

Accordingly, the results of the Company’s former oil and gas business were reported as discontinued operations during fiscal 2015.

Income from discontinued operations were comprised of:

	August 31	August 31
	2016	2015
	$	$

Revenue	-	59,715
Cost	-	(10,797)
	-	48,918

15.	Related Party Transactions

For the year ended August 31, 2016, the Company paid/accrued $120,000 to C.A.B Financial Services (“CAB”) (2015 - $119,700); to BKB Management Ltd. (“BKB”) $44,767 (2015 - $69,543) for management, consulting and accounting services; to a senior vice president $18,000 (2015 - $42,000) for executive management consulting; and to Docherty Management Limited $117,213 (2015 - $60,965). All fees incurred were included as consulting on the Company’s statement of operations. CAB is owned by the CEO of the Company, BKB is owned by the former CFO of the Company and Docherty Management Limited (“Docherty Management”) is owned by the President of the Company. The CFO of the Company resigned effective April 29, 2016.

During the year ended August 31, 2016, the Company also granted 210,000 (2015 – 462,000) restricted common shares with a value of $21,000 (2015 – $83,532) per share to Mr. Docherty for his services.

The Company granted a total of 410,000 (2015 – 1,870,000) incentive stock options to the directors and officers of the Company with a fair value of $51,642 (2015 - $159,082) (Note 11).

On July 25, 2016, the Company entered into a loan agreement with CAB for a principal amount of $50,000. The term of the loan agreement is 15 months, with an interest free period for the first three months. For the final 12 months, Lexaria will pay simple interest at the rate of 8% per annum.

During fiscal 2015, outstanding loans to Company’s related parties were repaid from the total consideration from the sale of Lexaria’s oil and gas working interest (Note 14). Total interest expense incurred on such loans during the year ended August 31, 2015 amounted to CAD$24,720 and $10,333.

During July 2016, the Company entered into a marketing agreement with a Company controlled by a director for compensation of $4,000 per month. During the year ended August 31, 2016, the Company paid $8,000 in such fees.

As at August 31, 2016, $331,371, inclusive of loan noted above, was payable to the related parties (August 31, 2015 - $22,052).

The related party transactions are recorded at the exchange amount established and agreed to between the related parties.

16.	Segment Information

The Company’s operations involve the development and usage, including licensing, of its proprietary nutrient infusion Technology. Lexaria is centrally managed and its chief operating decision makers, being the president and the CEO, use the consolidated and other financial information supplemented by revenue information by category of alternative health products as well as licensing, as a whole, to make operational decisions and to assess the performance of the Company. Accordingly, the Company operates in a single segment.

During the year ended August 31, 2015, the Company’s operating segments were the oil and gas exploration and the alternative health products, which were managed separately based on fundamental differences in the nature of such operations.

Summarized financial information concerning Lexaria’s reportable segment as at and during the year ended August 31, 2015 was as follows:

		Alternative
	Oil and Gas	Health Products	Corporate	Total
	$	$	$	$
Revenue	48,918	14,702	-	63,620
Operation expenses	-	349,093	1,618,996	1,968,089
Total assets	-	214,632	497,090	711,722

17.	Commitments, Significant Contracts and Contingencies

Management Agreements

As at August 31, 2016, the Company is party to the following contractual commitments with management.

Party	Monthly Commitment
C.A.B Financial Services	$10,000
Docherty Management	CAD$12,500
Ltd.

The Company appointed Mr. John Docherty as President of Lexaria effective April 15, 2015. The Company executed a twenty-four month consulting contract with Docherty Management Limited, solely owned by Mr. John Docherty with monthly compensation of CAD$12,500 and shall increase to a total of CAD$15,000 per month effective at that time when the Company has $1,000,000 or more in cash in its bank accounts, and continue at CAD$15,000 per month from that moment until the termination or completion of the contract. The Company may also pay Mr. Docherty a bonus from time to time, at its sole discretion. Mr. Docherty will be entitled to receive common stock based and stock option based bonuses upon achieving certain milestones during the time of his consultancy with the Company. These milestones are:

•	Upon signing: A grant of 550,000 stock options priced one-cent above market prices at the time of award. (granted)

•	90 Days after signing: A grant of 500,000 restricted common shares (Completed - 462,000 restricted common shares issued with cash payment of $16,000, as mutually agreed to between the parties).

•	Twelve months after signing: A grant of 300,000 stock options priced one-cent above market prices at the time of award (granted).

•

18 months after signing: A grant of 300,000 restricted common shares (252,000 restricted common shares issued subsequent to the year end (Note 19), with cash payment of $6,240, as mutually agreed to between the parties).

•

During the first twelve (12) months after signing; for combined Lexaria Energy and ViPova™ products and including all combined sales efforts, achieving non- refundable sales of $200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 100,000 Company shares (expired); and, after the first12 months after signing and expiring 24 months after signing; for combined Lexaria Energy and ViPova™ products and including all sales efforts, achieving non-refundable sales of $200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 50,000 Company shares; this clause is limited to one payment per customer during the 24-month period, but payable on each customer that meets these sales thresholds;

•

During the first 12 months after signing; for combined Lexaria Energy and ViPova™ products and including all combined sales efforts, achieving non- refundable sales of $500,000 in any fiscal quarter would result in a restricted common share award of 200,000 Company shares (expired); and, after the first 12 months after signing and expiring 24 months after signing; for combined Lexaria Energy and ViPova™ products and including all sales efforts, achieving non-refundable sales of $500,000 in any fiscal quarter would result in a restricted common share award of 100,000 Company shares; this clause is limited to one payment per fiscal quarter;

•

During the time this Agreement remains in effect, for each new provisional patent application substantially devised by Mr. Docherty and successfully created, written and filed with the US Patent Office for Company-owned intellectual property, a restricted common share award of 250,000 Company shares. This clause is not limited to frequency of payment but each patent application is to be approved by the Board of Directors of the Company, in advance. During the year ended August 31, 2016, the Company issued to Mr. Docherty 210,000 restricted common shares and further accrued $4,000 combined in lieu of issuance of 250,000 restricted common shares, as mutually agreed to between the parties.

Lease

The Company has a lease commitments for its office space for CAD$826 per month. The lease require a 90-day termination notice.

Convertible Debenture

The Company has issued a convertible debenture for $45,000, maturing on August 31, 2020. The convertible debenture accrues interest at 10% per annum, payable in quarterly installments (Note 10).

Marketing, Branding, and Investor Relations Advisory

On July 18, 2016, the Company entered into a service agreement with an arm’s length service provider for marketing, branding, and investor relations advisory services (the “Advisory Agreement”). The Advisory Agreement has a term of one year with automatic renewal but can be terminated by either party with 30 days’ notice. In exchange for services, the Company issued 250,000 common shares upon signing of the agreement (Note 11) and is obligated to issue share purchase warrants for purchase of 250,000 common shares, on a monthly basis, with exercise price that is the average of the daily closing prices of the preceding month with a minimum of $0.08 per share. The warrants will have a term of five years from the date of issuance.

Lexaria retains the right but has no obligation to make any future month’s payment in cash using the same formula to establish and per-share valuation price, multiplied by 250,000, in lieu of issuing the monthly warrants. The Advisory Service Provider is entitled to 3% commissions on revenue received by Lexaria originating from the parties introduced by the Advisory Service Provider.

18.	Income Tax

The following table reconciles the income tax benefit at the U.S. Federal statutory rate to income tax benefit at the Company’s effective tax rates as at August 31, 2016 and 2015:

	August 31	August 31
	2016	2015
	$	$

Loss before taxes	(1,277,249)	(1,934,352)
Income tax rate	35.00%	35.00%
Expected income tax recovery	(447,037)	(677,023)
Non-deductible items	101,040	98,765
Change in estimates	(897,713)	646,711
Change in valuation allowance	1,243,710	(68,453)
Total income taxes	-	-

Deferred taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Deferred tax assets at August 31, 2016 and 2015 are comprised of the following:

	August 31	August 31
	2016	2015
	$	$

Non-capital losses	3,959,704	2,715,994
Valuation allowance	(3,959,704)	(2,715,994)
Net deferred tax assets recognized	-	-

The Company has net operating loss carryforwards of approximately $11,313,000 which may be carried forward to apply against future year income tax for U.S. tax purposes.

Year	Amount
2025	76,000
2026	508,000
2027	1,056,000
2028	720,000
2029	753,000
2030	552,000
2031	538,000
2032	252,000
2033	344,000
2034	3,257,000
2035	2,268,000
2036	989,000
11,313,000

19.	Subsequent Events

f)	The Company granted 250,000 stock options to a consultant with a strike price of $0.14 per share, and expiry term of two years.

g)	Pursuant to its agreement with Docherty Management Ltd. (Note 17), the Company issued 252,000 restricted common shares and cash compensation of $6,240.

h)

Pursuant to the Advisory Agreement (Note 17), the Company issued 750,000 warrants with an exercise price of $0.14 per share and valid for five years, in return for consulting services provided in August, September, and October. The Company recognized the related fair value of 250,000 of such warrants for services received during the month of August 2016, in these consolidated financial statements.

i)

The Company reached an agreement with a director to settle the outstanding amount pursuant to a marketing agreement (Note 15), through issuance of common shares of the Company. To settle the outstanding amount of $16,000 for four months to October 31, 2016, the Company issued 114,286 shares of its common stock at a value of $0.14 per share.

j)	The Company issued 56,250 shares of its common stock in settlement of $9,000, recognized within accounts payable and accrued liabilities as at August 31, 2016.

k)	A total of 55,000 incentive stock options were exercised for proceeds of $12,500.

l)	A total of 605,000 share purchase warrants were exercised for proceeds of $137,508.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto included in this proxy statement/prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 10 above and “Forward-Looking Statements” beginning at page 19 above.

Plan of Operations

During the next twelve month period (beginning December 1, 2017), we intend to:

•	continue sales and marketing efforts for ViPova™ , Lexaria and new product lines

•	identify and secure sources of equity and/or debt financing for patent applications;

•	identify and secure sources of equity and/or debt financing for additional line of products for health and wellness;

•	identify and secure sources of equity and/or debt financing for research and development

Our plans are dependent upon our ability to obtain sufficient capital to execute and during the previous year we did not raise sufficient capital to fulfill all our plans. Without sufficient capital, our plans will change, and could change materially. We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the 12 Months beginning December 1, 2017

Expense	Amount	Estimated
		Completion/Due
	($)	Date
Research and Development of additional products	70,000	12 months
Research and Development (General)	800,000	12 months
Patent applications and trademark	250,000	12 months
Marketing and Sales	200,000	12 months
Consulting Fees (~50% is officers and directors)	900,000	12 months
Professional fees	160,000	12 months
Rent	20,000	12 months
Other general administrative expenses (including travel, insurance, conferences, and fees)	300,000	12 months
Interest Expense	10,000	12 months
Total	2,710,000

12 Month Outlook for Current Product Line, Product Development & Design, Patents

As at November 30, 2017, we had a working capital surplus of $2,321,497 and cash on hand of $2,209,703. We therefore estimate that we will not require additional cash to finance our planned expenditures for the 12 months beginning December 1, 2017. In the uncertain event that our cash requirements exceed our anticipated expenses and we are unable to raise sufficient additional funds, or in the uncertain event that all of our debt obligations become due, we will be required to scale back our operations to prioritize immediate and necessary expenses in our longer term planning into fiscal 2019. These necessary expenses include professional fees and general and administrative expenses necessary to satisfy our public reporting requirements.

Our business strategy involves several elements. We intend to prioritize our revenue generating efforts in 2018 on technology licensing, with a secondary focus on our consumer food products enriched with full spectrum hemp oil.

Our patented technology was developed to aid absorption and bioavailability of certain “payload” molecules, including cannabinoids such as cannabidiol (CBD) and tetrahydrocannabinol (THC). CBD is not psychoactive and may have desirable qualities, and is found in plant species such as hemp, cannabis, and Echinacea. Our technology appears to improve absorption and bioavailability of CBD into human epi-intestinal cells. We are developing a line of food products fortified with full spectrum hemp oil that contains cannabinoids such as CBD, but contains less than 0.3% THC. Because of the low amounts of THC, and because the hemp oil is derived from legally imported hemp, the products are legal under Federal law.

We first began selling trial amounts of ViPova™ branded black tea fortified with hemp oil and utilizing our technology, in January 2015. In August 2015 we added six new flavors of tea to expand the brand’s reach. Sales of these products have been modest but are expected to improve in the long term.

We also began offering our first coffee and hot chocolate also fortified with full spectrum hemp oil, and also under the ViPova™ brand. Together, tea, coffee and hot chocolate comprise all our product offerings under the ViPova™ brand, despite modest changes to flavors or perhaps packaging, etc. Offering a variety of self-made beverages to the consumers helps us to establish the ViPova™ brand and may also help us to develop relationships with retail distributors who are less likely to place orders from manufacturers that can only offer a single product.

Generating meaningful revenue from product sales will be challenging and will rely in part on our ability to achieve widespread retail distribution access. We are also investigating the possibility of generating sales from international markets, in those locations where hemp oil fortified foods are permissible by law.

ViPova™ branded products are owned by our 51%-owned Poviva Tea LLC subsidiary. As of October 2017 Lexaria acquired 100% of Poviva Tea LLC.

While the ViPova™ line is focused on a “coffee house” experience, the “Lexaria Energy” line is focused on athletic performance and active lifestyle needs. The first Lexaria Energy product is believed to be unique or nearly so: a protein energy bar utilizing our technology to fortify with full spectrum hemp oil. We first offered the Lexaria Energy Bar for sale in November, 2015.

Lexaria Energy branded products are owned 100% by Lexaria Corp.

A manufacturing facility was contracted to produce the bar in 2015. Recipes have evolved and at the time of this report the Company had no inventories of protein bars to be offered for sales, and was negotiating for a suitable 2016/17 manufacturing facility and prices.

Our strategy was to encourage online sales via a dedicated website, and also to encourage fitness enthusiasts to become aware of the Lexaria Energy Bars at fitness clubs and gyms, which they are likely to frequent. We did pursue traditional grocery store, convenience store, and roadside store distribution channels in 2016 with some success but limited due to our lack of an established distribution system.

It is our intention, subject to sufficient funding being available, to provide R&D to develop additional fitness-style products in 2017 under the Lexaria Energy brand, such as protein powders for shakes or smoothies, and protein energy drinks. We are also pursuing other product development and expect to launch new products.

We believe the range of products available and under development are sufficient to prepare for revenue growth and potentially profitable long term operations if we are able to generate sufficient consumer demand and obtain sufficiently widespread retail distribution locations.

Meanwhile our business strategy contains a second element that we believe will be more impactful to future corporate growth that involves the further development and out-licensing of our intellectual property of molecule delivery that enhances bioactivity or absorption.

At this time we are not planning to offer for sale any products containing THC in quantities higher than 0.3% . However we envision licensing our technology to companies legally state-licensed to offer THC products in the states or international jurisdictions where they do business. We also plan to license our technology to other companies for the delivery of molecules other than THC or cannabinoids. Our latest U.S. patent, granted on December 13, 2017, for our technology related to new molecule groups may enhance our ability to successfully pursue this initiative during fiscal 2018. We will attempt to communicate the benefits of our technology to potential licensing partners, i.e. with higher absorption levels a manufacturer could infuse smaller amounts of active molecules into a product, thus reducing their manufacturing input costs. We believe this to a meaningful competitive advantage that may lead to the potential to generate licensing revenue, and will pursue these opportunities within the THC market both within the USA and also internationally, in those locations where it is legal and regulated by government.

We would not ourselves be selling any THC products – we would only be licensing technology to already-licensed participants in valid jurisdictions. We expect a low number of licensees initially and currently have one revenue generating agreement with such a licensee and additional letters of intent and negotiations with other potential licensees.

Subject to budgetary availability, we also plan to conduct additional in vitro and in vivo studies testing the absorption of some or all of the molecules named within our patent applications – CBD, NSAIDs, Vitamins, and Nicotine – to substantiate the effectiveness of our invention. More than simply satisfying scientific curiosity, successful tests could lead to increased awareness and acceptance of our technology as a meaningful method by which to deliver some or all of the named molecules more effectively than their current delivery methods. Therefore absorption tests could become an important element leading towards higher rates of acceptance of our technology licensing initiatives.

We will pursue technology licensing opportunities as a method of generating highly profitable revenue streams over long periods of time. In addition, while one of our patent applications has been granted by the USPTO and another patent application has generated a Notice of Allowance, our remaining patent applications have not yet been granted. It is not possible to forecast with certainty when, or if, our remaining patent pendings will become granted patents. But if our remaining patent applications do become granted patents, our ability to generate meaningful license revenue from our intellectual property may increase in a very short period of time.

We will continue to pursue our remaining patents pending as vigorously as we are able, since the successful granting of more of those applications could lead to material increases in shareholder value. We are pursuing patent protection in more than 40 countries around the world.

Results of Operations – Three Months Ended November 30, 2017 and 2016

The following summary of our results of operations should be read in conjunction with our financial statements for the period ended November 30, 2017, which are included herein.

Our operating results for the three months ended November 30, 2017 and 2016 and the changes between those periods for the respective items are summarized as follows:

	Three Months	Three Months	Change
	Ended	Ended	Between the
	November 30	November 30	Periods
	2017	2016
	$	$	$
Sales	24,635	9,225	15,410
Cost of Goods Sold	6,099	888	5,211
General and Administrative	593,703	405,466	188,237
Impairment of Inventory	3,546	3,424	122
Net loss	(578,713)	(400,553)	(178,160)

Our financial statements report a net loss of $578,711 for the three month period ended November 30, 2017 compared to 2016 where we incurred a net loss of $400,553. During the three month period ended November 30, 2017, our general and administrative expenses were significantly higher compared to the three months ended November 30, 2016, which is a result of the increases in advertising and promotion to potential licensees and partners, patent and trademark filing costs and increasing R&D expenditures. These increases are in line with expectations for executing our business plan.

Revenue increases were primarily based on Licensing fees in line with contract requirements, while consumer product sales remain low due to challenges in securing expansive distribution opportunities, production challenges and payment processing changes. The Company continues to pursue more widespread distribution possibilities which have the potential to unlock more significant consumer revenues.

The trend of hemp oil fortified foods, and hemp seed products, gaining consumer acceptance continued through the period ended November 30, 2017, and provides a reason to believe that sales could increase. Those trends should support higher potential consumer product sales. Release of the TurboCBD product in fiscal 2017 was successful but ongoing sales were limited by changes to payment processing services outside of the Company’s control. At the time of this report the Company had extinguished its supplies of certain products like protein bars and the lack of inventory was also a negative impact on consumer product sales potential.

For fiscal 2018 the Company expects to derive ever larger proportions of its revenues from technology licensing to third parties. At the time of this report the Company has entered more than 10 formal letters of intent or definitive agreements and is negotiating more. The Company also has formed a joint venture to develop, produce, and sell a line of healthy edible cannabinoid products using our patented technology. It is the Company’s view that the November 2017 grant of patent 9839612 and its expanding patent portfolio is a positive step in enabling the generation of more significant revenues during fiscal 2018.

We do not expect that all of the Letters of Intent into which we enter will result in definitive agreements with paying customers and cannot predict how many will. We believe that strengthening and expanding our intellectual property portfolio and conducting supportive R&D will jointly contribute to strengthening revenue prospects.

Liquidity and Financial Condition

	November 30	August 31
Working Capital	2017	2017
	$	$
Current assets	2,417,202	2,795,495
Current liabilities	95,705	92,347
Working capital balance (deficiency)	2,321,497	2,703,148

The Company’s working capital balance decreased during the three months ended November 30, 2017, as a result of its executing its operating plan via increased activities in potential licensee outreach, research and development and other aspects of our business plan utilizing funding from financing activities during fiscal 2017 and the ongoing exercises of options and warrants.

	Three Months Ended
	November 30	November 30
Cash flows	2017	2016
	$	$
Cash flows used in operating activities	(520,321)	(100,987)
Cash flows used in investing activities	(85,715)	(13,684)
Cash flows provided by financing activities	282,402	145,508
Increase (decrease) in cash	(323,634)	30,837

Operating Activities

The increase in the net cash used in operating activities during the three months ended November 30, 2017, is primarily the result of the Company’s execution of its operating plan with available funding compared to cost containment during the period ended November 30, 2016. This difference was largely due to the increased costs pertaining to consulting, advertising and promotion, patent and trademark related filings, research and development, and travel.

Investing Activities

During the three months ended November 30, 2017, the Company continued its investment in expanding its patent applications and acquired 100% ownership of our subsidiary PoViva Tea LLC.

Financing Activities

During the period ended November 30, 2017, the Company raised a total of $282,402 from equity issuances, relating to the exercise of its outstanding stock options and warrants.

Results of Operations for our Year Ended August 31, 2017 and August 31, 2016

Our net loss and comprehensive loss for the year ended August 31, 2017, for the year ended August 31, 2016 and the changes between those periods for the respective items are summarized as follows:

	Year Ended	Year Ended
	August 31,	August 31,
	2017	2016	Change

Revenue	63,639	40,718	22,921
General and administrative	1,963,354	1,272,352	691,002
Interest expense	6,015	2,250	3,765
Consulting fees	1,017,872	565,543	452,329
Professional Fees	210,297	133,860	76,437
Net loss	(1,929,465)	(1,277,249)	(652,216)

Revenue

Licensing revenues represent the majority of the $63,639 in revenues during the year ended August 31, 2017. Consumer product sales revenues were lower due to challenges in securing expansive distribution opportunities, production challenges and payment processing changes. Total licensing revenues increased as they were included on a pro-rated basis and also included additional contracted fees. Licensing revenues were recognized on a pro-rated basis over the term of the licensing agreement as the Company is required to provide additional support services during the term and is in a very early stage of this revenue cycle to identify a vendor-specific objective evidence of fair value of such services. Additional contracted fees were included as earned. As of August 31 2017 the company had received all of the pre-defined Licensing payments to August 31 2017 for a cash receipts of $50,000 of Licensing fees and $20,392 of additional fees corresponding to the areas under the license agreement where the licensee has been active to-date. During the year ended August 31, 2017, $25,417 of the $50,000 was included (2016 $7,500) on a pro-rated basis and $20,392 (2016 $NIL) of additional fees as licensing revenue for a total of $45,809 in licensing revenue and $17,830 in product and other revenues.

As fiscal 2017 came to a close, hemp oil fortified foods, and hemp seed products continued gaining consumer acceptance and provide a reason to believe that sales could increase. Those trends should support higher potential consumer product sales. Release of the TurboCBD product was successful but sales were limited by changes to payment processing services outside of the Company’s control. At the time of this report the Company had extinguished its supplies of certain products like protein bars and the lack of inventory was also a negative impact on consumer product sales potential.

For 2018 the Company expects to derive ever larger proportions of its revenues from technology licensing to third parties. At August 31, 2015 the Company had zero technology licensing agreements entered. By August 31, 2016 we had entered several LOI’s or definitive agreements related to technology out-licensing. At the time of this report the Company has entered more than 10 formal letters of intent or definitive agreements and is negotiating more. The Company also has formed a joint venture to develop, produce, and sell a line of healthy edible cannabinoid products using our patented technology. It is the Company’s view that the expansion of our patent portfolio, including the December 13, 2017 patent granted by the USPTO, of will be a positive step in enabling the generation of more significant revenues during 2018.

We do not expect that all of the Letters of Intent into which we enter will result in definitive agreements with paying customers and cannot predict how many will. We believe that strengthening and expanding our intellectual property portfolio and conducting supportive R&D will jointly contribute to strengthening revenue prospects.

General and Administrative

Our general and administrative expenses increased by $691,002 during the year ended August 31, 2017. The increase in our general and administrative expenses was largely due to expected increases in executing budgeted work. Examples are many and include additional consultants; increasing legal fees for patent and trademark filings, new product development and launch, and more. However roughly two-thirds of the increase included in the G&A total is $258,406 valuation of warrants issued for services and $207,660 of share issuance for contracts and in settlement of services recognized in accounts payable regarding contractors. Significant increases are expected during fiscal 2018 executing the budgeted scientific testing and research and development.

Interest Expense

Interest expense for the year ended August 31, 2017 was $6,015 (2016 $2,250). The increase was primarily due to the issuance of a convertible debt and related payments. As of the year ended August 31, 2017 we eliminated our long-term loan and the convertible debt was converted.

Consulting fees

Our consulting fees increased during the year ended August 31, 2017 due to the involvement of additional consultants, including the appointment of our interim CFO. Our executives are typically hired and compensated as consultants and costs associated with those agreements comprise the largest majority of our consulting fees expense.

Professional Fees

Our professional fees increased by $76,437 during fiscal 2017 primarily due to increases in patent and trademark filings, but were offset by some reductions due to the appointment of our interim CFO reducing financial report preparation fees from third party service providers. These efficiencies reduced outside professional fees.

Liquidity and Financial Condition

	August 31	August 31
Working Capital	2017	2016
	$	$
Current assets	2,795,495	510,166
Current liabilities	92,347	433,881
Working capital balance	2,703,148	76,285

The Company’s working capital balance increased during the year ended August 31, 2017 as a result of its financing activities. The warrant conversions from previous equity financings, and the new equity financings during fiscal 2017 resulted in a significant improvement in our working capital position of $2,626,863 compared to the year earlier period.

	Year Ended
	August 31	August 31
Cash flows	2017	2016
	$	$
Cash flows (used in) provided by operating activities	(1,545,909)	(660,856)
Cash flows (used in) provided by investing activities	(9,699)	(20,102)
Cash flows (used in) provided by financing activities	3,995,536	514,292
Increase (decrease) in cash	2,439,928	(166,666)

Operating Activities

Net cash used in operating activities was $1,545,909 for the year ended August 31, 2017 compared with cash used in operating activities of $660,856 during the same period in 2016. This difference was largely due to the increased costs pertaining to consulting, advertising and promotion, patent and trademark related filings, research and development, and travel.

Investing Activities

Net cash used in investing activities was $9,699 (2016 $20,102) for the year ended August 31, 2017 is primarily due to the Company’s cost incurred related to its patent related applications.

Financing Activities

Net cash provided from financing activities was $3,995,536 during the year ended August 31, 2017 compared to net cash provided of $514,292 during the same period in 2016. During fiscal 2017, the Company closed a brokered private placement and had significant warrant exercises. The Company also repaid its loan due to our Chief Executive Officer. We raised $1,635,242 from equity private placements $177,262 from option and $2,233,032 from warrant exercises in fiscal 2017 compared to $419,292 of equity from private placements and $95,000 in debt during fiscal 2016.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a net loss attributable to its common shareholders of $1,869,277 for the year ended August 31, 2017 (2016: $1,214,773) and at August 31, 2017 had a deficit accumulated since its inception of $13,169,939 (2016: $11,300,662). The Company has a working capital balance of $2,703,148 as at August 31, 2017 (2016: $76,285). The Company requires additional funds to maintain its operations and developments beyond fiscal 2018. Management’s plans in this regard are to raise equity and debt financing as required, but there is no certainty that such financing will be available or that it will be available at acceptable terms. The outcome of these matters cannot be predicted at this time.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America. Preparing consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the aspects of our financial statements are critical to an understanding of our financial statements as more particularly described in Note 3 to our audited annual consolidated financial statements included herein.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued a new standard related to the revenue recognition. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued several amendments to the standards, including clarification on the accounting for licenses of intellectual property and identifying performance obligations.

The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company will apply the full retrospective approach to adopt the standard but does not anticipate that this standard will have a material impact on its consolidated financial statements.

In July 2015, FASB issued ASU 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 requires that an entity measure inventory at the lower of cost and net realizable value. This ASU does not apply to inventory measured using last-in, first-out methodology. ASU 2015-11 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company does not expect the new standard to have a significant impact on its consolidated financial position, results of operations or cash flows.

In November 2015, the FASB issued guidance that requires companies to classify all deferred tax assets or liabilities as noncurrent on the balance sheet rather than separately disclosing deferred taxes as current and noncurrent. This standard is effective for the Company beginning on September 1, 2017 and can be applied either prospectively or retrospectively to all periods presented upon adoption. The standard is not expected to have any impact on the Company’s financial statements.

In January 2016, FASB issued a new standard to amend certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. Most prominent among the amendments is the requirement for changes in fair value of equity investments, with certain exceptions, to be recognized through profit or loss rather than other comprehensive income. The new standard will be effective for the Company beginning September 1, 2018. The standard is not expected to have any impact on the Company’s financial statements.

In February 2016 FASB issued ASU No. 2016-02, Leases (Topic 842) which supersedes FASB ASC Topic 840, Leases (Topic 840) and provides principles for the recognition, measurement, presentation, and disclosure of leases for both lessees and the lessors. The new standard requires the lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. The classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than twelve months regardless of classification. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. The standard is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted upon issuance. When adopted, the Company does not expect this guidance to have a material impact on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. Under ASU 2016-09, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid in capital (“APIC”). Instead, they will record all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement and the APIC pools will be eliminated. In addition, ASU 2016-09 eliminates the requirement that excess tax benefits be realized before companies can recognize them. ASU 2016-09 also requires companies to present excess tax benefits as an operating activity on the statement of cash flows rather than as a financing activity. Furthermore, ASU 2016-09 will increase the amount an employer can withhold to cover income taxes on awards and still qualify for the exception to liability classification for shares used to satisfy the employer’s statutory income tax withholding obligation. An employer with a statutory income tax withholding obligation will now be allowed to withhold shares with the fair value up to the amount of taxes owed using the maximum statutory rate in the employee’s applicable jurisdiction(s). ASU 2016-09 requires a company to classify the cash paid to a tax authority when shares are withheld to satisfy its statutory income tax withholding obligation as a financing activity on the statement of cash flows. Under current U.S. GAAP, it is not specified how these cash flows should be classified. In addition, companies will now have to elect whether to account for forfeitures on share-based payments by (1) recognizing forfeiture awards as they occur or (2) estimating the number of awards expected to be forfeited and adjusting the estimate when it is likely to change, as in currently required. The amendments of this ASU are effective for reporting periods beginning after December 15, 2016, with early adoption permitted but all of the guidance must be adopted in the same period. The Company is currently assessing the impact the standard will have on its consolidated financial statements.

In June 2016, the FASB issued a new standard to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss credit loss estimates. For trade and other receivables, loans and other financial instruments, the Company will be required to use a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses which reflects losses that are probable. Credit losses relating to available for sale debt securities will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The new standard will be effective for Lexaria beginning September 1, 2020, with early adoption permitted. Application of the amendments is through a cumulative-effect adjustment to deficit as of the effective date. The Company is currently assessing the impact of the standard on its consolidated financial statements.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with our Company	Age	Date First Elected Or Appointed	Date of Resignation
Christopher Bunka	Chief Executive Officer, Director, Chairman of the Board of Directors	55	October 26, 2006 February 14, 2007 April 29, 2016	-
John Docherty	President and Director	46	April 15, 2015 April 29, 2016	-
Allan Spissinger	Chief Financial Officer		June 1, 2017
Nicholas Baxter	Director	63	July 8, 2011	-
Ted McKenchnie	Director	69	September 16, 2015	-

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

Mr. Christopher Bunka –Chief Executive Officer,Director, Chairman of the Board of Directors

Mr. Bunka has served as our director, chairman, president and chief executive officer since October 26, 2006. From February 14, 2007 until May 12, 2009 he was the chief financial officer of our company. Since October 26, 2006 Mr. Bunka has successfully completed both equity and debt financings for our company, completed the acquisition of additional oil & gas assets, disposed of other oil & gas assets, and restructured our company. He has refocused our company from one of natural gas exploration to that of development of existing oil reserves, and has engaged additional geophysical expertise in an attempt to better understand its exploration and development opportunities. Mr. Bunka has privately evaluated numerous oil and gas properties and investment opportunities for his private investments during the past 10 years.

Since 1988, Mr. Bunka has been the CEO of CAB Financial Services Ltd., a private holding company located in Kelowna, Canada. He is a venture capitalist and corporate consultant.

Mr Bunka was formerly Chairman/CEO of Enertopia Corp, (symbol ENRT-OTC) but resigned in 2013. Mr. Bunka was formerly a director of Defiance Capital Corp., (symbol DEF-TSXV) a Canadian resource company, but resigned in 2014.

Mr. John Docherty – President and Director

Mr. Docherty was appointed President of Lexaria effective April 15, 2015. Prior to Lexaria Mr. Docherty was former President and Chief Operating officer of Helix BioPharma Corp. (TSX: HBP), where he led the company’s pharmaceutical development programs for its plant and recombinantly derived therapeutic protein product candidates. Mr. Docherty is a senior operations and management executive with over 20 years experience in the pharmaceutical and biopharmaceutical sectors. He has worked with large multinational companies and emerging, private and publicly held start-ups. At Helix, Mr. Docherty was also instrumental in the areas of investor/stakeholder relations, capital raising, capital markets development, strategic partnering, regulatory authority interactions and media relations, and he also served as a management member of its board of directors. Prior to this, Mr. Docherty was President and a board member of PharmaDerm Laboratories Ltd., a Canadian drug delivery company that developed unique microencapsulation formulation technologies for use with a range of active compounds.

Mr. Docherty has also held positions with companies such as Astra Pharma Inc., Nu-Pharm Inc. and PriceWaterhouseCoopers’ former global pharmaceutical industry consulting practice. He is a named inventor on issued and pending patents and he has a M.Sc. in pharmacology and a B.Sc. in Toxicology from the University of Toronto. He has served as a director of Lexaria since April 29, 2016.

Mr. Nicholas Baxter - Director

Mr. Baxter has been in the oil & gas business for 30 years. Mr. Baxter received a Bachelor of Science (Honors) from the University of Liverpool in 1975. Mr. Baxter has worked on geophysical survey and exploration projects in the U.K., Europe, Africa and the Middle East. From 1981 to 1985, Mr. Baxter worked for Resource Technology plc, a geophysical equipment sales/services company that went public on the USM in London in 1983 and graduated to the London Stock Exchange in 1984. Mr. Baxter established his own company in 1985 as a co-founder of Addison & Baxter Limited, a private geophysical/geological sales and services company which was acquired by A&B Geoscience Corporation in 1992. Mr. Baxter was Chief Operating Officer and a director of A&B Geoscience Corporation from 1992 to 2002. Mr. Baxter worked as an independent upstream oil and gas consultant from 2002 to 2004. He joined Eurasia Energy Ltd in 2005, where he is currently President and Chief Executive Officer.

Mr. Ted McKechnie – Director

An entrepreneurial executive with extensive Board and Senior Management Experience in the consumer goods industry with a proven track record for achieving corporate financial and growth objectives. He is the former President and COO of Maple Leaf Foods, which in 2014 had revenue of over CDN $3.1 billion dollars. Mr. McKechnie also has held executive positions with Kraft, Frito Lay, General Foods, PepsiCo, and Philip Morris Companies. He is the Founder, Chairman and CEO of Canada’s Technology For Food. Mr. McKechnie is an energetic leader experienced in building teams in marketing, sales and supply chain management. Ted is the recipient of the Philip Morris Chairman’s Award for “recognition of extraordinary contributions having a significant and lasting impact on the Corporation”.

Mr. Allan Spissinger – Chief Financial Officer

Allan Spissinger was involved in the information technologies (IT) sector for more than 10 years working on corporate IT infrastructure and software development projects before focusing on finance and accounting. Allan joined the audit and assurance practice of PricewaterouseCoopers (PwC) obtaining his Chartered Professional Accountant (CPA) designation by working primarily in the public company space on financial reporting and Sarbanes-Oxley (SOX) compliance in sectors including resources, manufacturing and technologies. Allan has managed private businesses for 20 years before joining Lexaria in September 2014 as its corporate controller and is intimately familiar with its operations, procedures and controls.

Family Relationships

There are no family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Ethics and the charter of our audit committee are:

•	available on our corporate website;

•	available in print to any stockholder who requests them from our President; and

•	certain of them are filed as exhibits to our securities filings with the Securities and Exchange Commission.

Code of Ethics

Our board of directors has established a Code of Ethics and Business Conduct of Officers, Directors and Employees which applies to all of our officers, directors and employees. The Code of Ethics is intended to meet the requirements for a code of ethics under the Sarbanes-Oxley Act of 2002, or “SOX”, and under the policies of the Canadian Securities Exchange, a Canadian stock exchange, and is specifically applicable to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. Among other matters, the Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	ethical and fair dealing with our financial institutions, suppliers, vendors, competitors, agents and employees;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	lawful and ethical conduct when dealing with public officials and government entities;

prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Ethics.

Waivers to the Code of Ethics may be granted only by our full board of directors. In the event that our board of directors grants any waiver of the elements listed above to any of our directors or officers, we expect to announce the waiver within four business days on the corporate governance section of our website at www._______________________.

Meetings

During the fiscal year ended August 31, 2017, our board of directors held at least __________________ meetings and each director attended all of the meetings of our board of directors and the committees upon which such member served.

Committees of the Board of Directors

Our board of directors has one standing committee, the audit committee, consisting ofeach member of our board of directors, including Christopher Bunka, John Docherty, Nicholas Baxter, and Ted McKechnie. Audit Committee and Audit Committee Financial Expert

Our board of directors created an audit committee and adopted an audit committee charter. Currently, we have appointed Christopher Bunka, John Docherty, Nicholas Baxter, and Ted McKechnie as members of our audit committee. However, our board of directors has determined that we do not have a member of our audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. All of the members of our audit committee are “independent” under Canadian Securities Exchange and SEC independence standards. We do not have an audit committee financial expert because we believe that the members of our audit committee are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Our audit committee operates pursuant to a written charter adopted by our board of directors, a copy of which is on the corporate governance section of our website at www.Lexariamining.com. Among other things, the charter calls upon the audit committee to:

•	oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;

•	monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;

•	monitor our outside auditors’ independence, qualifications and performance;

•	monitor our compliance with legal and regulatory requirements; and

•	monitor the effectiveness of our internal controls and risk management system.

It is not the duty of our audit committee to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, our audit committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them.

Audit Committee Report

Our audit committee oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls.

Our audit committee has reviewed and discussed the audited financial statements for the year ended August 31, 2017 with management.

Our audit committee has discussed with Davidson & Company LLP, Chartered Accountants, our independent registered public accounting firm for the year ended August 31, 2016, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T.

Our audit committee has received written disclosures and the letter from Davidson & Company LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Davidson & Company LLP its independence.

Based on the reviews and discussions referred to above, our audit committee recommended to our board of directors that the audited financial statements referred to above to be included in our annual report on Form 10-K for the year ended August 31, 2017 for filing with the Securities and Exchange Commission.

Not “Soliciting Material” The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of our company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Independence

Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Two of our current directors are independent as that term is defined by NASDAQ Rule 5605(a)(2).

Stockholder Communications with Our Board of Directors

We do not have a formal procedure for stockholder communication with our board of directors. In general, members of our board of directors and executive officers are accessible by telephone or mail. Any matter intended for our board of directors, or for any individual member or members of our board of directors, should be directed to our President with a request to forward the communication to the intended recipient.

Board Leadership Structure

The positions of our principal executive officer and the chairman of our Board of Directors are served by one individual, Chris Bunka. We have determined that the leadership structure of our board of directors is appropriate, especially given the early stage of our development and the size of our company. Our board of directors provides oversight of our risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal and strategic risks and mitigation strategies for such risks.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended August 31, 2017, all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with.

EXECUTIVE COMPENSATION

The following table sets forth all compensation received during the years ended August 31, 2017 and 2016 by our Chief Executive Officer, Chief Financial Officer and each of the other most highly compensated executive officers whose total compensation exceeded $100,000 in such fiscal year. These officers are referred to as the “named executive officers” in this proxy statement/prospectus.

Summary Compensation

The following table provides a summary of the compensation received by the persons set out therein for each of our last two fiscal years:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Christopher Bunka(1),	2017	-	-	61,950(7)	-	-	-	147,800	209,750
Chairman, Chief	2016	-	-	-	-	-	-	120,000	120,000
Executive
Officer &	2015	-	-	-	-	-	-	119,700	163,750
Director

Bal Bhullar(2),	2017	-	-	-	-	-	-	-	-
Chief Financial
Officer &	2016	-	-	-	-	-	-	44,767	44,767
Director
	2015	-	-	-	49,750	-	-	69,543	119,293

Tom Irkhe(4)	2017	-	-	-	-	-	-	-	-

Vice President	2016	-	-	-	-	-	-	18,000	18,000

	2015	-	-	-	9,947	-	-	42,000	51,947

John Docherty(5)	2017	-	-	97,710(6)	-	-	-	143,434	241,144

President	2016	-	-	21,000	32,768(3)	-	-	117,213	170,981

	2015	-	-	83,532	39,722	-	-	44,965	168,219

Allan Spissinger(8)	2017	-	-	-	54,204(9)	-	-	57,104	111,308

Interim Chief	2016	-	-	-	-	-	-	-	-
Financial
Officer	2015	-	-	-	-	-	-	-	-

(1)

Mr. Bunka was appointed as chairman, president, chief executive officer, and director on October 26, 2006, and was chief financial officer of our company from April 29, 2016 to May 31 2017. He resigned as president on April 15, 2015. We pay Mr. Bunka a consulting fee through CAB Financial Services Ltd., where he is also the Chief Executive Officer.

(2)	Ms. Bhullar was appointed Chief Financial Officer on May 12, 2009 and resigned April 29, 2016. We paid Ms. Bhullar consulting fees through her wholly owned company BKB Management Ltd.

(3)

The fair value of the stock options awarded was estimated using the Black-Scholes option pricing model with the following assumptions: expected volatility of 240%; risk-free interest rate of 1.22%; expected life of 5 years; and dividend yield of 0.00%.

(4)	Mr. Ihrke became Vice President on December 23, 2015 and resigned on March 8, 2016.

(5)	Mr. Docherty became President on April 15, 2015 and a director on April 29, 2016. We pay Mr. Docherty a consulting fee through his wholly owned company Docherty Management Ltd.

(6)	Pursuant to the agreement with Docherty Management Ltd. Mr. Docherty received 462,000 (2016 - 210,000) common shares with a value of 97,710 (2016 - $21,000).

(7)	Pursuant to the agreement with CAB Financial Services Ltd. Mr. Bunka received 210,000 (2016 - NIL) common shares with a value of $61,950 (2016 - $NIL).

(8)	Mr. Spissinger became Interim Chief Financial Officer on June 1, 2017. We pay Mr. Spissinger a consulting fee through his wholly owned company M&E Services Ltd.

(9)

The fair value of the stock options awarded was estimated using the Black-Scholes option pricing model with the following assumptions: expected volatility of 102%; risk-free interest rate of 1.71%; expected life of 5 years; and dividend yield of 0%.

Our company is currently paying consulting fees to our chief executive officer $12,000 per month, our president CAD$15,000 per month and our Interim Chief Financial Officer CAD$8,000 per month in consulting fees. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our compensation committee and our board of directors.

Other than our Stock Option Plan, and Mr. Docherty’s incentive bonuses, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

On November 27, 2008, we entered into a consulting agreement with CAB Financial Services Ltd., a British Columbia company. The consulting services provided by CAB Financial are on a continuing basis for a consideration of CAD$8,000 per month plus applicable taxes. CAB Financial is a consulting company controlled by our chief executive officer, Christopher Bunka. Effective December 1, 2014, the company entered into a new consulting agreement for consulting services of $10,000 a month plus GST. On December 1, 2016, the Company amended its agreement with CAB Financial Services Ltd. As Chief Executive Officer for a revised consulting fee of $12,000 per month plus applicable taxes, superseding the previous agreement for $10,000 per month plus applicable taxes.

On May 12, 2009 the Company entered into a consulting agreement with BKB Management Ltd. for the services of Bal Bhullar to act as the Chief Financial Officer and a Director. December 1, 2014, the Company entered into an updated consulting agreement for CAD$7,500 per month plus GST. Effective April 29, 2016, Ms. Bhullar reigned her position and the contract was terminated.

On August 5, 2010 we entered into a three-month management agreement with Tom Ihrke for Mr. Ihrke to act as the senior vice-president, business development for our company for consideration of $3,125 per month. On December 2, 2010, we amended the agreement to be month-to-month. On October 3, 2011 Mr. Ihrke and our company amended the agreement whereby his title changed to manager, business development for a monthly consulting fee of $3,125. Effective January 15, 2012, the consulting agreement was decreased to $10 a month. Effective April 1, 2014, the amended consulting agreement was increased to $5,000 per month. Effective December 23, 2014 the company entered into a new Executive Management consulting agreement for consulting services of $3,000 a month. Mr. Ihrke tendered his resignation on March 8, 2016.

On September 1, 2014, the company entered into a contract with M&E Services Ltd., wholly owned company by Allan Spissinger as Controller for CAD$2,500 plus GST. This contract was amended on December 1, 2014 to CAD$3,400 a month plus GST.

The company appointed Mr. John Docherty as President of Lexaria effective April 15, 2015. The company executed a twenty-four-month consulting contract with Docherty Management Limited, solely owned by Mr. John Docherty with monthly compensation of CAD$12,500 and shall increase to a total of CAD$15,000 per month effective at that time when the company has $1,000,000 or more in cash in its bank accounts, and continue at CAD$15,000 per month from that moment until the termination or completion of the contract. The company may pay Mr. Docherty a bonus from time to time, at its sole discretion. Mr. Docherty will be entitled to receive common stock-based and stock option based bonuses upon achieving certain milestones during the time of his consultancy with the company. These milestones are:

•	Upon signing: A grant of 500,000 stock options priced one-cent above market prices at the time of award. (granted).

•	90 Days after signing: A grant of 500,000 restricted common shares (Completed - 420,000 restricted common shares issued with cash payment of $16,000).

•	Twelve months after signing: A grant of 300,000 stock options priced one-cent above market prices at the time of award (granted).

•	18 months after signing: A grant of 300,000 restricted common shares (210,000 restricted common shares issued).

•

During the first 12 months after signing; for combined Lexaria Energy and ViPova products and including all combined sales efforts, achieving non-refundable sales of $200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 100,000 Company shares (expired); and, after the first 12 months after signing and expiring 24 months after signing; for combined Lexaria Energy and ViPova products and including all sales efforts, achieving non-refundable sales of $200,000 to any single customer in any consecutive 60-day period would result in a restricted common share award of 50,000 shares; this clause is limited to one payment per customer during the 24- month period, but payable on each customer that meets these sales thresholds;

•

During the first 12 months after signing; for combined Lexaria Energy and ViPova products and including all combined sales efforts, achieving non- refundable sales of $500,000 in any fiscal quarter would result in a restricted common share award of 200,000 company shares (expired); and, after the first 12 months after signing and expiring 24 months after signing; for combined Lexaria Energy and ViPova products and including all sales efforts, achieving non-refundable sales of $500,000 in any fiscal quarter would result in a restricted common share award of 100,000 Company shares; this clause is limited to one payment per fiscal quarter;

•

During the time this Agreement remains in effect, for each new provisional patent application substantially devised by Mr. Docherty and successfully created, written and filed with the US Patent Office for company-owned intellectual property, a restricted common share award of 250,000 Company shares. This clause is not limited to the frequency of payment but each patent application is to be approved by the Board of Directors of the company, in advance. During the nine months ended May 31, 2016, the company issued to Mr. Docherty, 210,000 restricted common shares and further accrued $4,000 combined in lieu of issuance of 250,000 restricted common shares, as mutually agreed to between the parties.

On March 1, 2017, the Company executed a revised twenty four month consulting contract with Docherty Management Limited, solely owned by Mr. John Docherty to act as President with monthly compensation of CAD$15,000 plus applicable taxes, superseding the previous agreement with monthly compensation of CAD$12,500 plus applicable taxes.

Grants of Plan-Based Awards Table

We did not grant any awards to our named executive officers during our fiscal year ended August 31, 2016.

Outstanding Equity Awards at Fiscal Year End

The particulars of unexercised options, stock that has not vested and equity incentive plan awards for our named executive officers are set out in the following table:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares o r Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Christopher	550,000	-	-	$0.11	2019/12/22	-	-	-	-
Bunka	247,500	-	-	$0.10	2018/06/18	-	-	-	-

Tom Ihrke	330,000	-	-	$0.11	2019/12/22	-	-	-	-

John	550,000	-	-	$0.10	2020/03/26	-	-	-	-
Docherty	300,000	-	-	$0.11	2021/04/15	-	-	-	-

Option Exercises

During our fiscal year ended August 31, 2017, on January 9 2017, Allan Spissinger exercised 27,500 options previously granted at $0.10 prior to his being appointed interim CFO June 1 2017.

During our fiscal year ended August 31, 2016, no options were exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors. We have an agreement with a director for marketing services that is not in their capacity as a director for $4,000 per month plus applicable taxes.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Compensation Committee Interlocks and Insider Participation

During 2016, we did not have a compensation committee or another committee of the board of directors performing equivalent functions. Instead the entire board of directors performed the function of compensation committee. Our board of directors approved the executive compensation, however, there were no deliberations relating to executive officer compensation during 2016.

Compensation Committee Report

None.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS

Except as disclosed in the above section of this registration statement entitled “EXECUTIVE COMPENSATION”, since the beginning of the year ended August 31, 2016, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 5, 2018, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Christopher Bunka; Kelowna BC Canada	14,144,398 (1)	19.92%
Nicholas Baxter; Aberdeenshire, UK	330,000 (2)	0.46%
John Docherty; Toronto, Ontario	2,162,000 (3)	3.05%
Ted McKechnie; Toronto, Ontario	445,738 (4)	0.63%
Allan Spissinger; Langley, BC	469,166 (5)	0.66%

Directors and Executive Officers as a Group (5 persons)	17,551,302	24.72%
David DeMartini, Texas, Houston	3,609,375	5.08%

Total as a Group (6 persons) (6)	21,160,677	29.35%

*	Less than 1%.

(1)

Includes 5,631,844 shares held in the name of C.A.B. Financial Services and 7,265,054 shares held directly by Chris Bunka, chairman, chief executive officer and a director of our company. Includes 450,000 warrants held directly by Chris Bunka with an exercise price of $0.14. Includes 247,000 options which are exercisable at $0.09 and 550,000 options exercisable at $0.10.

(2)	Includes 110,000 options which are exercisable at $0.10. Nicholas Baxter is a director of our company.

(3)	Includes 550,000 options which are exercisable at $0.10 and 300,000 options which are exercisable at $0.11. John Docherty is the President and a Director of our Company

(4)	Includes 110,000 options exercisable at $0.17. Ted McKechnie is a Director of our Company.

(5)	Includes 200,000 options exercisable at $0.37 and 200,000 options exercisable at $0.83. Allan Spissinger is interim chief financial officer of our company.

(6)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 5, 2018. As of February 5, 2018, there were 71,001,039 shares of our common stock issued and outstanding.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit fees

The aggregate fees billed for the two most recently completed fiscal years ended August 31, 2017 and August 31, 2016 for professional services rendered by Davidson & Company LLP for the audit of our annual consolidated financial statements, quarterly reviews of our interim consolidated financial statements and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for these fiscal years were as follows:

	Year Ended August 31, 2017	Year Ended August 31, 2016
Audit Fees and Audit Related Fees	35,392	38,186
Tax Fees	15,982	Nil
All Other Fees	Nil	Nil
Total	51,374	38,186

In the above table, “audit fees” are fees billed by our independent registered public accounting firm for services provided in auditing our annual financial statements for the subject year. “Audit-related fees” are fees not included in audit fees that are billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit review of our financial statements. “Tax fees” are fees billed by the independent registered public accounting firm for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the independent registered public accounting firm for products and services not included in the foregoing categories.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

Our audit committee pre-approves all services performed by Davidson & Company LLP prior to Davidson & Company LLP’s performance of such services. All of the above services were reviewed and pre-approved by our audit committee before those services were rendered.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, or nominee for election as a director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual and special meeting, other than elections to office.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials and annual reports, delivering a single copy of proxy statement or annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders must be received no later than ♦. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, which sets forth specific requirements and limitations applicable to nominations and proposals at annual meetings of stockholders.

All stockholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to Lexaria Bioscience Corp., 156 Valleyview Road, Kelowna, British Columbia, V1X 3M4, Canada, Attention: President.

With respect to business to be brought before our annual and special meeting of stockholders to be held on ♦, 2017, we have received no notices from our stockholders that we were required to include in this proxy statement/prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Subsequent to the consummation of the continuation, we anticipate that we will qualify as a foreign private issuer for purposes of the Securities Exchange Act of 1934. Upon our company qualifying as a foreign private issuer, we intend to file annual reports on Form 20-F and will no longer required to file quarterly reports, however we will be required to file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the Securities and Exchange Commission on Form 6-K. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the issuance of the common shares of Lexaria BC in connection with the continuation. This proxy statement/prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

We undertake, on your written request, to provide without charge a copy of our annual report on Form 10-K for the year ended August 31, 2016, as filed with the Securities and Exchange Commission on November 29, 2016. Request should be made to our company at Lexaria Bioscience Corp., 156 Valleyview Road, Kelowna, British Columbia, V1X 3M4, Canada, Attention: President.

OTHER MATTERS

Our board of directors does not intend to bring any other business before the annual and special meeting, and so far as is known to our board of directors, no matters are to be brought before the annual and special meeting except as specified in the notice of the annual and special meeting. If any other matters are properly brought before the annual and special meeting, it is the intention of the persons named on the proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors

/s/Chris Bunka
Chris Bunka
Chief Executive Officer and Director
February 7, 2018

SCHEDULE “A”

PLAN OF CONVERSION

OF

LEXARIA BIOSCIENCE CORP.
(A corporation incorporated under the laws of the State of Nevada)

INTO

LEXARIA BIOSCIENCE CORP.
(A corporation organized under the laws of the Province of British Columbia)

Lexaria Bioscience Corp., a Nevada corporation, hereby adopts the following plan of conversion (this “Plan of Conversion”):

1.	The name of the constituent entity (the “Constituent Entity”) is Lexaria Bioscience Corp. (“Lexaria”) and the jurisdiction of the laws that govern the Constituent Entity is the State of Nevada.

2.

The name of the resulting entity (the “Resulting Entity”) is Lexaria Bioscience Corp. and the jurisdiction of the laws that will govern the Resulting Entity is the Province of British Columbia, Canada.

3.	This Plan of Conversion is subject to approval by the holders of a majority of the outstanding shares of common stock of Constituent Entity, and the Canadian Securities Exchange Inc.

4.

The Constituent Entity seeks to effect a conversion of the Constituent Entity into the Resulting Entity (the “Conversion”) pursuant to Section 92A.105 of the Nevada Revised Statutes (“NRS”) and intends that this Plan of Conversion will constitute the complete plan of conversion referred to in Section 92A.105 of the NRS.

5.

As promptly as practicable after approval of this Plan of Conversion by the holders of a majority of the outstanding shares of common stock of the Constituent Entity, shall cause the Conversion to be consummated by the filing the Articles of Conversion with the Nevada Secretary of State in such form as is required by, and signed in accordance with, the applicable provisions of Chapter 92A of the NRS and the execution and filing of the Continuation Application with the Registrar of Companies in the Province of British Columbia. The effective date and time (the “Effective Time”) of the Conversion shall be the date and time on and at which the Conversion becomes effective under the laws of the State of Nevada or the date and time on and at which the Conversion becomes effective under the laws of the Province of British Columbia, whichever occurs later.

6.	As of the Effective Time of the Conversion:

(a)	The Constituent Entity shall be converted into the Resulting Entity, a corporation organized under the Business Corporations Act (British Columbia);

(b)

The proposed Continuation Application and Articles of the Resulting Entity, substantially in the forms attached hereto as Appendix “A” and Appendix “B”, respectively, will replace the Articles of Incorporation and Bylaws of the Constituent Entity, and the proposed Continuation Application and Articles of the Resulting Entity will continue in full force and effect until changed, altered or amended as provided in the Business Corporations Act (British Columbia);

(c)	The separate existence of the Constituent Entity will cease;

(d)

The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Constituent Entity, and all debts due to the Constituent Entity on whatever account, as well as all other things in action or belonging to the Constituent Entity, shall in accordance with the NRS be vested in the Resulting Entity without reservation or impairment;

(e)

The Resulting Entity shall have all of the debts, liabilities and duties of the Constituent Entity, and all rights of creditors accruing and all liens placed upon any property of the Constituent Entity up to the Effective Time of the Conversion shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Entity shall attach to the Resulting Entity and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties;

(f)

Any proceeding pending against the Constituent Entity may be continued as if the Conversion had not occurred or the Resulting Entity may be substituted in the proceeding in place of the Constituent Entity;

(g)

Each share of common stock of the Constituent Entity, with US$0.001 par value per share, issued and outstanding immediately before the Effective Time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable common share of the Resulting Entity, without par value;

(h)

Each option to acquire shares of common stock of the Constituent Entity outstanding immediately before the Effective Time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become an equivalent option to acquire, upon the same terms and conditions, the number of common shares of the Resulting Entity that is equal to the number of shares of common stock of the Constituent Entity that the optionee would have received had the optionee exercised such option in full immediately before the Effective Time of the Conversion (whether or not such option was then exercisable) and the exercise price per share under each such option shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Conversion, unless otherwise provided in the instrument granting such option;

(i)

Each warrant to acquire shares of common stock of the Constituent Entity outstanding immediately before the Effective Time of the Conversion will, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become an equivalent warrant to acquire, upon the same terms and conditions, the number of common shares of the Resulting Entity that is equal to the number of shares of common stock of the Constituent Entity that the warrant holder would have received had the warrant holder exercised such warrant in full immediately before the Effective Time of the Conversion (whether or not such warrant was then exercisable) and the exercise price per share under each such warrant shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Conversion, unless otherwise provided in the instrument granting such warrant;

(j)

Any other right, by contract or otherwise, to acquire shares of common stock of the Constituent Entity outstanding immediately before the Effective Time of the Conversion shall, by virtue of the Conversion and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of common shares of the Resulting Entity that is equal to the number of shares of common stock of the Constituent Entity that the right holder would have received had the right holder exercised such right in full immediately before the Effective Time of the Conversion (whether or not such right was then exercisable) and the exercise price per share under each such right shall be equal to the exercise price per share thereunder immediately before the Effective Time of the Conversion, unless otherwise provided in the agreement granting such right; and

(k)

The directors and officers of the Constituent Entity in office at the Effective Time of the Conversion will become the directors and officers, respectively, of the Resulting Entity, each of such directors and officers to hold office, subject to the applicable provisions of the Continuation Application, Articles of the Resulting Entity and the Business Corporations Act (British Columbia), until his or her successor is duly elected or appointed and qualified.

7.

The boards of directors of the Constituent Entity may amend this Plan of Conversion at any time before the Effective Time of Conversion, provided, however, that an amendment made subsequent to the approval of the Conversion by the stockholders of the Constituent Entity, whichever is earlier, shall not (a) alter or change the manner or basis of exchanging a stockholder’s shares of the Constituent Entity for a stockholder’s shares, rights to purchase a stockholder’s shares, or other securities of the Resulting Entity, or for cash or other property in whole or in part or (b) alter or change any of the terms and conditions of this Plan of Conversion in a manner that adversely affects the stockholders of the Constituent Entity.

8.

At any time before the Effective Time of Conversion, this Plan of Conversion may be terminated and the Conversion contemplated hereby may be abandoned by the board of directors of the Constituent Entity, notwithstanding approval of this Plan of Conversion by the stockholders of the Constituent Entity.

LEXARIA BIOSCIENCE CORP.
a Nevada corporation

By:	/s/ Chris Bunka
Name: Chris Bunka
Title: Chief Executive Officer, Director, Chairman of the Board of Directors

Date:	_______________________, 2018

APPENDIX “A”

SCHEDULE TO
CONTINUATION APPLICATION OF
LEXARIA BIOSCIENCE CORP.

ADDITIONAL DIRECTORS

DIRECTOR NAME(S) AND ADDRESS(ES)

LAST NAME	FIRST NAME

DELIVERY ADDRESS

MAILING ADDRESS

LAST NAME	FIRST NAME

DELIVERY ADDRESS

MAILING ADDRESS

APPENDIX “B”

ARTICLES

Continuation No.

BUSINESS CORPORATIONS ACT

ARTICLES

OF

LEXARIA BIOSCIENCE CORP.

Continuation No.

BUSINESS CORPORATIONS ACT

ARTICLES

OF

LEXARIA BIOSCIENCE CORP.
(the “Company”)

PART 21– INTERPRETATION

21.1	Definitions

Without limiting Article 1.2, in these Articles, unless the context requires otherwise:

“adjourned meeting” means the meeting to which a meeting is adjourned under Article 8.7 or 8.11;

“board” and “directors” mean the directors or sole director of the Company for the time being;

“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57, and includes its regulations;

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238;

“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

21.2	Business Corporations Act definitions apply

The definitions in the Business Corporations Act apply to these Articles.

21.3	Interpretation Act applies

The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

21.4	Conflict in definitions

If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

21.5	Conflict between Articles and legislation

If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 22 – SHARES AND SHARE CERTIFICATES

22.1	Form of share certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

22.2	Shareholder Entitled to Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

22.3	Sending of share certificate

Any share certificate to which a shareholder is entitled may be sent to the shareholder by mail and neither the Company nor any agent is liable for any loss to the shareholder because the certificate sent is lost in the mail or stolen.

22.4	Replacement of worn out or defaced certificate

If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit,

(a)	order the certificate to be cancelled, and

(b)	issue a replacement share certificate.

22.5	Replacement of lost, stolen or destroyed certificate

If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the directors receive

(a)	proof satisfactory to them that the certificate is lost, stolen or destroyed, and

(b)	any indemnity the directors consider adequate.

22.6	Splitting share certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name 2 or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate, so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request.

PART 23 – ISSUE OF SHARES

23.1	Directors authorized to issue shares

The directors may, subject to the rights of the holders of the issued shares of the Company, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

23.2	Company need not recognize unregistered interests

Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is the shareholder of the share.

PART 24 – SHARE TRANSFERS

24.1	Recording or registering transfer

A transfer of a share of the Company must not be registered

(a)	unless a duly signed instrument of transfer in respect of the share has been received by the Company and the certificate representing the share to be transferred has been surrendered and cancelled, or

(b)	if no certificate has been issued by the Company in respect of the share, unless a duly signed instrument of transfer in respect of the share has been received by the Company.

24.2	Form of instrument of transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

24.3	Signing of instrument of transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer,

(a)	in the name of the person named as transferee in that instrument of transfer, or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

24.4	Enquiry as to title not required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

24.5	Transfer fee

There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

PART 25 – ACQUISITION OF SHARES

25.1	Company authorized to purchase shares

Subject to the special rights and restrictions attached to any class or series of shares, the Company may, if it is authorized to do so by the directors, purchase or otherwise acquire any of its shares.

25.2	Company authorized to accept surrender of shares

The Company may, if it is authorized to do so by the directors, accept a surrender of any of its shares by way of gift or for cancellation.

25.3	Company authorized to convert fractional shares into whole shares

The Company may, if it is authorized to do so by the directors, convert any of its fractional shares into whole shares in accordance with, and subject to the limitations contained in, the Business Corporations Act.

PART 26 – BORROWING POWERS

26.1	Powers of directors

The directors may from time to time on behalf of the Company

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate,

(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and at any discount or premium and on such other terms as they consider appropriate,

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person, and

(d)	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future assets and undertaking of the Company.

PART 27 – GENERAL MEETINGS

27.1	Annual general meetings

Unless an annual general meeting is deferred or waived in accordance with section 182(2)(a) or (c) of the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

27.2	When annual general meeting is deemed to have been held

If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 7.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

27.3	Calling of shareholder meetings

The directors may, whenever they think fit, call a meeting of shareholders.

27.4	Notice for meetings of shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

27.5	Record date for notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

27.6	Record date for voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

27.7	Failure to give notice and waiver of notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

27.8	Notice of special business at meetings of shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 8.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 28 – PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

28.1	Special business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

28.2	Special majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

28.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

28.4	One shareholder may constitute quorum

If there is only one shareholder entitled to vote at a meeting of shareholders,

(a)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

28.5	Other persons may attend

The directors, the president, if any, the secretary, if any, and any lawyer or auditor for the Company are entitled to attend any meeting of shareholders, but if any of those persons do attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

28.6	Requirement of quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote at the meeting is present at the commencement of the meeting.

28.7	Lack of quorum

If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

28.8	Lack of quorum at succeeding meeting

If, at the meeting to which the first meeting referred to in Article 8.7 was adjourned, a quorum is not present within 1/2 hour from the time set for the holding of the meeting, the persons present and who are, or who represent by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

28.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

28.10	Alternate chair

At any meeting of shareholders, the directors present must choose one of their number to be chair of the meeting if: (a) there is no chair of the board or president present within 15 minutes after the time set for holding the meeting; (b) the chair of the board and the president are unwilling to act as chair of the meeting; or (c) if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting. If, in any of the foregoing circumstances, all of the directors present decline to accept the position of chair or fail to choose one of their number to be chair of the meeting, or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

28.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

28.12	Notice of adjourned meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

28.13	Motion need not be seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

28.14	Manner of taking a poll

Subject to Article 8.15, if a poll is duly demanded at a meeting of shareholders,

(a)	the poll must be taken

(i)	at the meeting, or within 7 days after the date of the meeting, as the chair of the meeting directs, and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs,

(b)	the result of the poll is deemed to be a resolution of, and passed at, the meeting at which the poll is demanded, and

(c)	the demand for the poll may be withdrawn.

28.15	Demand for a poll on adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

28.16	Demand for a poll not to prevent continuation of meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

28.17	Poll not available in respect of election of chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

28.18	Casting of votes on poll

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

28.19	Chair must resolve dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

28.20	Chair has no second vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

28.21	Declaration of result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

28.22	Meetings by telephone or other communications medium

A shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Section shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting of shareholders in a manner contemplated by this Section,

(a)	each such shareholder or proxy holder shall be deemed to be present at the meeting, and

(b)	the meeting shall be deemed to be held at the location specified in the notice of the meeting.

PART 29 – ALTERATIONS

29.1	Alteration of Authorized Share Structure

Subject to the Business Corporations Act, the Company may by resolution of the directors:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares;

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(iii)	subdivide all or any of its unissued, or fully paid issued, shares with par value into shares of smaller par value; or

(iv)	consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value;

(d)	subdivide all or any of its unissued, or fully paid issued, shares without par value;

(e)	consolidate all or any of its unissued, or fully paid issued, shares without par value;

(f)	subdivide all or any of its unissued, or fully paid issued, shares by way of a share dividend;

(g)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;

(h)	alter the identifying name of any of its shares; or

(i)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

29.2	Change of Name

The Company may by resolution of the directors alter its Notice of Articles in order to change its name or adopt or change any translation of that name.

29.3	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by resolution of the directors alter these Articles.

PART 30 – VOTES OF SHAREHOLDERS

30.1	Voting rights

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 10.3,

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and

(b)

on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

30.2	Trustee of shareholder may vote

A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or satisfies all of the directors present at the meeting, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

30.3	Votes by joint shareholders

If there are joint shareholders registered in respect of any share,

(a)	any one of the joint shareholders, but not both or all, may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it, or

(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

30.4	Trustees as joint shareholders

Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 10.3, deemed to be joint shareholders.

30.5	Representative of a corporate shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and,

(a)	for that purpose, the instrument appointing a representative must

(i)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or

(ii)	be provided, at the meeting, to the chair of the meeting, and

(b)	if a representative is appointed under this Article 10.5,

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

30.6	When proxy provisions do not apply

Articles 10.7 to 10.13 do not apply to the Company if and for so long as it is a public company.

30.7	Appointment of proxy holder

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

30.8	Alternate proxy holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

30.9	When proxy holder need not be shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 10.5,

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting, or

(c)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

30.10	Form of proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a shareholder of the above named Company, hereby appoints ___________________or, failing that person,___________________ , as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the day of and at any adjournment of that meeting.

Signed ______this day of ___________________, __________

_______________________________
Signature of shareholder

30.11	Provision of proxies

A proxy for a meeting of shareholders must

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 2 business days, before the day set for the holding of the meeting, or

(b)	unless the notice provides otherwise, be provided at the meeting to the chair of the meeting.

30.12	Revocation of proxies

Subject to Article 10.13, every proxy may be revoked by an instrument in writing that is

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)	provided at the meeting to the chair of the meeting.

30.13	Revocation of proxies must be signed

An instrument referred to in Article 10.12 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee;

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 10.5.

30.14	Validity of proxy votes

A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)	by the chair of the meeting, before the vote is taken.

30.15	Production of evidence of authority to vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 31 – DIRECTORS

31.1	First directors; number of directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 12.8, is set at:

(a)	subject to paragraph (b), the number of directors that is equal to the number of the Company’s first directors;

(b)	the number most recently established:

(i)	by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	under Article 12.4;

provided, however, if the Company is a public company, the Company must have at least 3 directors.

31.2	Change in number of directors

If the number of directors is set under Articles 11.1(b)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(b)

if, contemporaneously with setting that number, the shareholders do not elect or appoint the directors needed to fill vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

31.3	Directors’ acts valid despite vacancy

An act or proceeding of the directors is not invalid merely because fewer directors have been appointed or elected than the number of directors set or otherwise required under these Articles.

31.4	Qualifications of directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

31.5	Remuneration of directors

The directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of the Company.

31.6	Reimbursement of expenses of directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

31.7	Special remuneration for directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

31.8	Gratuity, pension or allowance on retirement of director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 32 – ELECTION AND REMOVAL OF DIRECTORS

32.1	Election at annual general meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 7.2:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

32.2	Consent to be a director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

32.3	Failure to elect or appoint directors

If:

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 7.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 7.2, to elect or appoint any directors;

then each director in office at such time continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

32.4	Places of retiring directors not filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to fill the vacancies in the number of directors set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

32.5	Directors may fill casual vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

32.6	Remaining directors’ power to act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or for the purpose of summoning a meeting of shareholders to fill any vacancies on the board of directors or for any other purpose permitted by the Business Corporations Act.

32.7	Shareholders may fill vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

32.8	Additional directors

Notwithstanding Articles 11.1 and 11.2, between annual general meetings or unanimous resolutions contemplated by Article 7.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 12.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 12.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 12.1(a), but is eligible for re-election or re-appointment.

32.9	Ceasing to be a director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 12.10 or 12.11.

32.10	Removal of director by shareholders

The Shareholders may, by special resolution, remove any director before the expiration of his or her term of office, and may, by ordinary resolution, elect or appoint a director to fill the resulting vacancy. If the shareholders do not contemporaneously elect or appoint a director to fill the vacancy created by the removal of a director, then the directors may appoint, or the shareholders may elect or appoint by ordinary resolution, a director to fill that vacancy.

32.11	Removal of director by directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 33 – PROCEEDINGS OF DIRECTORS

33.1	Meetings of directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

33.2	Chair of meetings

Meetings of directors are to be chaired by

(a)	the chair of the board, if any,

(b)	in the absence of the chair of the board, the president, if any, if the president is a director, or

(c)	any other director chosen by the directors if

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

33.3	Voting at meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

33.4	Meetings by telephone or other communications medium

A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 13.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

33.5	Who may call extraordinary meetings

A director may call a meeting of the board at any time. The secretary, if any, must on request of a director , call a meeting of the board.

33.6	Notice of extraordinary meetings

Subject to Articles 13.7 and 13.8, if a meeting of the board is called under Article 13.5, reasonable notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose,

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose, or

(c)	orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.

33.7	When notice not required

It is not necessary to give notice of a meeting of the directors to a director if

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed, or

(b)	the director has filed a waiver under Article 13.9.

33.8	Meeting valid despite failure to give notice

The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

33.9	Waiver of notice of meetings

Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

33.10	Effect of waiver

After a director files a waiver under Article 13.9 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Company.

33.11	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

33.12	If only one director

If, in accordance with Article 11.1, the number of directors is one, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

PART 34 – COMMITTEES OF DIRECTORS

34.1	Appointment of committees

The directors may, by resolution,

(a)	appoint one or more committees consisting of the director or directors that they consider appropriate,

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except

(i)	the power to fill vacancies in the board,

(ii)	the power to change the membership of, or fill vacancies in, any committee of the board, and

(iii)	the power to appoint or remove officers appointed by the board, and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

34.2	Obligations of committee

Any committee formed under Article 14.1, in the exercise of the powers delegated to it, must

(a)	conform to any rules that may from time to time be imposed on it by the directors, and

(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

34.3	Powers of board

The board may, at any time,

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding,

(b)	terminate the appointment of, or change the membership of, a committee, and

(c)	fill vacancies in a committee,

34.4	Committee meetings

Subject to Article 14.2(a),

(a)	the members of a directors’ committee may meet and adjourn as they think proper,

(b)

a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting,

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee, and

(d)

questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 35 – OFFICERS

35.1	Appointment of officers

The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary, and none of the individuals appointed as officers need be a member of the board.

35.2	Functions, duties and powers of officers

The board may, for each officer,

(a)	determine the functions and duties the officer is to perform,

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit, and

(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

35.3	Remuneration

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

PART 36 – CERTAIN PERMITTED ACTIVITIES OF DIRECTORS

36.1	Other office of director

A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

36.2	No disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

36.3	Professional services by director or officer

Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

36.4	Remuneration and benefits received from certain entities

A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 37 – INDEMNIFICATION

37.1	Indemnification of directors

The directors must cause the Company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

37.2	Deemed contract

Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in Article 17.1.

PART 38 – AUDITOR

38.1	Remuneration of an auditor

The directors may set the remuneration of the auditor of the Company.

38.2	Waiver of appointment of an auditor

The Company shall not be required to appoint an auditor if all of the shareholders of the Company, whether or not their shares otherwise carry the right to vote, resolve by a unanimous resolution to waive the appointment of an auditor. Such waiver may be given before, on or after the date on which an auditor is required to be appointed under the Business Corporations Act, and is effective for one financial year only.

PART 39 – DIVIDENDS

39.1	Declaration of dividends

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

39.2	No notice required

The directors need not give notice to any shareholder of any declaration under Article 19.1.

39.3	Directors may determine when dividend payable

Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

39.4	Dividends to be paid in accordance with number of shares

Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

39.5	Manner of paying dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

39.6	Dividend bears no interest

No dividend bears interest against the Company.

39.7	Fractional dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

39.8	Payment of dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed

(a)	subject to paragraphs (b) and (c), to the address of the shareholder,

(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares, or

(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.

39.9	Receipt by joint shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 40 – ACCOUNTING RECORDS

40.1	Recording of financial affairs

The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

PART 41 – EXECUTION OF INSTRUMENTS

41.1	Who may attest seal

The Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of

(a)	any 2 directors,

(b)	any officer, together with any director,

(c)	if the Company has only one director, that director, or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

41.2	Sealing copies

For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 21.1, may be attested by the signature of any director or officer.

41.3	Execution of documents not under seal

Any instrument, document or agreement for which the seal need not be affixed may be executed for and on behalf of and in the name of the Company by any one director or officer of the Company, or by any other person appointed by the directors for such purpose.

PART 42 – NOTICES

42.1	Method of giving notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report other record required or permitted by the Business Corporations Act or these Articles to be sent by or person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient.

42.2	Deemed receipt of mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 22.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

42.3	Certificate of sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 22.1, prepaid and mailed or otherwise sent as permitted by Article 22.1 is conclusive evidence of that fact.

42.4	Notice to joint shareholders

A notice, statement, report or other record may be provided by the Company to the joint registered shareholders of a share by providing the notice to the joint registered shareholder first named in the central securities register in respect of the share.

42.5	Notice to trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in Article 22.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 43 – RESTRICTION ON SHARE TRANSFER

43.1	Application

Article 23.2 does not apply to the Company if and for so long as it is a public company.

43.2	Consent required for transfer

No shares may be sold, transferred or otherwise disposed of without the consent of the directors and directors are not required to give any reason for refusing to consent to any such sale, transfer or disposition.

PART 44 – SPECIAL RIGHTS AND RESTRICTIONS

44.1	Preferred shares issuable in series

The Preferred shares may include one or more series and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

(c)	attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

44.2	Dissolution or winding up

The holders of Preferred shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common shares or any other shares of the Company ranking junior to the Preferred shares with respect to the repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Preferred shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company, except as specifically provided in the special rights and restrictions attached to any particular series. All assets remaining after payment to the holders of Preferred shares as aforesaid shall be distributed rateably among the holders of the Common shares.

44.3	Preferred shares do not confer right to receive notice of, attend or vote at general meetings

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Preferred shares by the directors, holders of Preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.

Full Name and Signature of Authorized Signatory:	Date of Signing

CHRIS BUNKA

,
Authorized Signatory for
LEXARIA BIOSCIENCE CORP.

SCHEDULE “B”

NEVADA REVISED STATUTES

CHAPTER 92A - MERGERS, CONVERSIONS, EXCHANGES AND DOMESTICATIONS

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.      Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.      Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.      Without discounting for lack of marketability or minority status. (Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040. (Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1.      Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.      Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1. (Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.      Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.      A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3.      Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares. (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.      There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value,

➥ unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.      The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3.      Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4.      There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.      There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180. (Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.      A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.      A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote. (Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1.      If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2.      If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286)

NRS 92A.420 Prerequisites to demand for payment for shares.

1.      If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.      If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.      A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter. (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.      The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2.      The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.      A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.      If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.      Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.      A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.      The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received. (Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460 Payment for shares: General requirements.

1.      Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2.      The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter. (Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1.      A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.      To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.      Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.      Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2. (Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.      A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.      A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered. (Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.      If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.      A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.      The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.      The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.      Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1.      The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.      The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.      If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.      In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.      To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.      This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68. (Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566)

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

EXHIBITS

Exhibit
Number	Description
(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.1*	Plan of Conversion (included as Schedule “A” to the proxy statement/prospectus)
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference to exhibit 3.1 of our registration statement on Form SB-2 filed on January 10, 2006)
3.2	Bylaws (incorporated by reference to exhibit 3.2 of our registration statement on Form SB-2 filed on January 10, 2006)
(4)	Instruments Defining the Rights of Security Holders, including Indentures
4.1	2014 Stock Option Plan (incorporated by reference to exhibit 4.1 of our Registration Statement on Form S-4 filed January 5, 2018)
(5)	Opinion regarding Legality
5.1*	Opinion of Macdonald Tuskey regarding the legality of the securities being registered
(8)	Opinions regarding Tax Matters
8.1*	Opinion of Dale Matheson Carr-Hilton Labonte LLP regarding U.S. tax matters
8.2*	Opinion of Dale Matheson Carr-Hilton Labonte LLP regarding Canadian tax matters
(10)	Material Contracts
10.1	Membership Purchase Agreement dated October 23, 2017 with Marian Washington and Michele Reillo (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed November 2, 2017)
10.2	Services Agreement dated August 15, 2017 with Adam Mogil (incorporated by reference to exhibit 10.2 of our Registration Statement on Form S-4 filed January 5, 2018)
10.3	Management Services Agreement dated June 19, 2017 with Dr. Phil Ainslie (incorporated by reference to exhibit 10.3 of our Registration Statement on Form S-4 filed January 5, 2018)
10.4	Management Services Agreement dated June 1, 2017 with M&E Services Ltd. (Spissinger) (incorporated by reference to exhibit 10.4 of our Registration Statement on Form S-4 filed January 5, 2018)
10.5	Marketing Agreement dated March 24, 2017 with Dig Media Inc. (incorporated by reference to exhibit 10.5 of our Registration Statement on Form S-4 filed January 5, 2018)
10.6	Management Services Agreement dated March 1, 2017 with Docherty Management Ltd. (incorporated by reference to exhibit 10.6 of our Registration Statement on Form S-4 filed January 5, 2018)
10.7	Collaborative Research Agreement dated February 6, 2017 with National Research Counsel (incorporated by reference to exhibit 10.7 of our Registration Statement on Form S-4 filed January 5, 2018)
10.8	Services Agreement dated January 1, 2017 with Correlation Capital Inc. (incorporated by reference to exhibit 10.8 of our Registration Statement on Form S-4 filed January 5, 2018)
10.9	Joint Venture Agreement dated April 6, 2017 with NeutriSci International Inc. (incorporated by reference to exhibit 10.9 of our Registration Statement on Form S-4 filed January 5, 2018)
10.10	Management Services Agreement dated December 1, 2016 with CAB Financial Services ltd. (incorporated by reference to exhibit 10.10 of our Registration Statement on Form S-4 filed January 5, 2018)
10.11	Private Label Agreement dated September 5, 2016 with Timeless Herbal Care Limited (incorporated by reference to exhibit 10.11 of our Registration Statement on Form S-4 filed January 5, 2018)

10.12	Intellectual Property License Agreement dated September 3, 2016 with Timeless Herbal Care Limited
10.13	Private Placement Subscription Agreement dated July 5, 2016 (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed August 16, 2016)
10.14	Loan agreement dated July 25, 2016 with CAB Financial Services Ltd. (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed July 26, 2016)
10.15	Form of subscription agreement for Private Placement closed on June 6, 2016 (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed June 8, 2016)
10.16	Form of warrant agreement dated June 6, 2016(incorporated by reference to exhibit 10.2 of our Current Report on Form 8-K filed June 8, 2016)
10.17	Form of Stock Option Agreement (incorporated by reference to exhibit 10.3 of our Current Report on Form 8-K filed June 8, 2016)
10.18	Consulting Agreement dated June 3, 2016 with Frontier Merchant Capital Group (incorporated by reference to exhibit 10.4 of our Current Report on Form 8-K filed June 8, 2016)
10.19	Licensing Agreement dated May 14, 2016 of Lexaria Bioscience Corp. (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed May 20, 2016)
10.20	License Agreement dated August 11, 2015 with PoViva Tea LLC (incorporated by reference to exhibit 10.1 of Current Report on Form 8-K filed August 12, 2015)
10.21	Share Purchase Agreement dated June 24, 2015 with Shaxon Enterprises Ltd. (incorporated by reference to exhibit 10.1 of Current Report on Form 8-K filed June 26, 2015)
10.22	Letter of Intent dated June 10, 2014 with Shaxon Enterprises (incorporated by reference to exhibit 10.1 of Current Report on Form 8-K filed June 12, 2015)
10.23	Form of Subscription Agreement (1) for Private Placement closed on May 15, 2015 (incorporated by reference to exhibit 10.1 of Current Report on Form 8-K filed May 5, 2015)
10.24	Form of Warrant Agreements (1) dated May 15, 2015 incorporated by reference to exhibit 10.2 of Current Report on Form 8-K filed May 5, 2015)
10.25	Form of Broker Warrant Agreement (1) dated May 15, 2015 incorporated by reference to exhibit 10.3 of Current Report on Form 8-K filed May 5, 2015)
10.26	Consulting Agreement with Docherty Management Limited dated March 26, 2015 (incorporated by reference to exhibit 10.2 of Current Report on Form 8-K filed March 26, 2015)
10.27	Purchase and Sale Agreement dated November 26, 2014 with Cloudstream Belmont Lake, LP (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed December 1, 2014)

10.28	Operating Agreement dated November 11, 2014 with Poppy’s Teas LLC (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed November 12, 2014)
10.29	Preliminary Lease Agreement and Extension of LOI dated July 22, 2014 with Enertopia Corp., ff Paikin, and 1475714 Ontario Inc. ( incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed August 5, 2014)
10.30	Joint Venture Agreement dated May 27, 2014 with Lexaria (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed May 29, 2014)
10.31	Letter of Intent with Lexaria Corp. dated May 26, 2014 ((incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed May 27, 2014)
10.32	Joint Venture Agreement dated March 5, 2014 with Enertopia Corp. et al. (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed March 5, 2014)
10.33	Amendment Agreements dated November 22, 2017 with CAB Financial Services Ltd. et al. (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed November 23, 2012)
10.34	Loan Agreement dated July 20, 2012 with Chris Bunka (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed July 23, 2012)
10.35	Technology License Agreement dated January 25, 2018 with Cannfections Group Inc. (incorporated by reference to exhibit 10.1 of our Currrent Report on Form 8-K filed January 30, 2018)
10.36	Services Agreement with JGRNT Capital Corp dated January 17, 2018 (incorporated by reference to exhibit 10.1 of our Current Report on Form 8-K filed January 22, 2018)
(21)	Subsidiaries
21.1	Lexaria Canpharm Corp., a Canadian federal company
21.2	Poviva Tea LLC, a Nevada corporation
(23)	Consents of Experts and Counsel
23.1*	Consent of Macdonald Tuskey (Included in Exhibit 5.1)
23.2*	Consent of Dale Matheson Carr-Hilton Labonte LLP (Included in Exhibit 8.1 and Exhibit 8.2)
23.3*	Consent of Davidson & Company LLP, Chartered Professional Accountants
23.4*	Consent of MNP LLP, Chartered Accountants

*Filed herewith.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

5. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

6. That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

7. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request; and

8. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kelowna, Province of British Columbia, Canada, on January 5, 2018.

Lexaria Bioscience Corp.

By:

/s/ Chris Bunka
Chris Bunka
Chief Executive Officer,Director, Chairman
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Chris Bunka
Chief Executive Officer,Director, Chairman
(Principal Executive Officer)
Date: February 7, 2018

/s/ John Docherty
John Docherty
President and Director
Date: February 7, 2018

/s/Allan Spissinger
Allan Spissinger
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: February 7, 2018

/s/Nicholas Baxter
Nicholas Baxter
Director
Date: February 7, 2018

/s/Ted McKechnie
Ted McKechnie
Director
Date: February 7, 2018